Exhibit 10.24.1

Señor Notario:

Sírvase usted extender en su Registro de Escrituras Públicas, una por la cual conste el Contrato de Línea de Crédito en Moneda Extranjera que celebran, de una parte, cada una de las instituciones que se enumeran a continuación:

El BANCO DE CREDITO DEL PERÚ, con RUC N° 20100047218, con domicilio en Calle Centenario N° 156, Las Laderas de Melgarejo, La Molina, Lima, representado por los señores Reynaldo Llosa Benavides, identificado con DNI N° 08220370, y Walter Bayly Llona, identificado con DNI N° 10305116, facultados al efecto según poderes inscritos en el asiento C000026, de la Partida Electrónica N° 11009127 del Registro de Personas Jurídicas de Lima;

/

(cada una denominada individualmente un Banco y conjuntamente los Bancos), y como AGENTE de los Bancos, el Banco de Crédito del Perú, a quien en adelante se denominará el AGENTE; y, de la otra parte

DOE RUN PERÚ S.R.L., con RUC N° 20376303811, con domicilio en Av. Víctor Andrés Belaunde 147, Via Principal 155, Centro Empresarial Real - Torre Real 3, Piso 9, San Isidro, debidamente representada por los señores Kenneth Ernest Hecker, identificado con CE N-100471, y Jorge Antonio Jaramillo Chipoco, identificado con DNI N° 08257915, facultado al efecto según poderes inscritos en la Partida Electrónica N° 11015369 del Registro de Personas Jurídicas de Lima, a quien en adelante se denominará DRP; en los términos y condiciones siguientes:

PRIMERA:                                   DEFINICIONES

1.1.                              Salvo indicación expresa o si el contexto así lo requiere, los términos cuya primera letra esté en mayúscula utilizados en este Contrato de Línea de Crédito tendrán el significado que se indica en esta cláusula:

Afiliadas:    Serán Doe Run Cayman Ltd. (DRCayman), The Doe Run Resources Corporation (DRR), una cualesquiera de sus Subsidiarias Restringidas (distintas de DRP), así como una cualesquiera de las Subsidiarias Restringidas de DRP.  A la fecha de suscripción del presente contrato, las Subsidiarias Restringidas de DRR y de DRP se encuentran detalladas en el Anexo II del presente Contrato de Línea de Crédito.  Dicho Anexo deberá ser actualizado en la medida que se incluyan nuevas Subsidiarias Restringidas de DRR y/o de DRP, para cuyo efecto DRP deberá enviar una nueva relación al AGENTE.

Agente:    Tendrá el significado que se indica en la introducción a este Contrato de Línea de Crédito.

Bancos:    Tendrá el significado que se indica en la introducción a este Contrato de Línea de Crédito.

Bancos Hábiles:    Serán aquellos Bancos que no hayan incurrido en ningún incumplimiento bajo este Contrato de Línea de Crédito.

Bonos  Existentes:    Son, una vez que entre en vigencia el Plan de Reestructuración de DRR, aquellos bonos remanentes de los bonos actualmente en circulación emitidos por DRR hasta por la suma de capital original de US$305’000,000.00, de acuerdo a lo siguiente: (i) aquellos bonos denominados Senior Secured Notes con vencimiento en 2005 a 11.25% del importe original de capital acumulado de US$50’000,000.00 bajo y de acuerdo al Indenture, de fecha 1 de setiembre de 1998, complementado por el Primer Indenture Complementario (denominado First Supplemental Indenture), de setiembre de 1998, y el Segundo Indenture Complementario (denominado Second Supplemental Indenture), de fecha 13 de enero de 1999, y tal como sea modificado por el Tercer Indenture Complementario (a ser denominado Third Supplemental Indenture) a ser suscrito en agosto de 2002; (ii) aquellos bonos denominados Senior Notes con vencimiento en 2005 a 11.25% del importe original de capital acumulado de US$200’000,000.00 y bonos denominados Floating Interest Rate Senior Notes con vencimiento en 2003 con interés variable del importe original de capital acumulado de US$55’000,000.00, bajo y de acuerdo al Indenture, de fecha 12 de marzo de 1998, complementado por el Primer Indenture Complementario (denominado First Supplemental Indenture), de 1 de setiembre de 1998, el Indenture Complementario (denominado Supplemental Indenture), de fecha 16 de setiembre de 1998 y el Tercer Indenture Complementario (denominado Third Supplemental Indenture), de fecha 13 de enero de 1999, y tal como sea modificado por el Cuarto Indenture Complementario (a ser denominado Fourth Supplemental Indenture). Los Bonos  Existentes cuentan con una garantía otorgada por DRP, la cual se encuentra contractualmente subordinada a las obligaciones que DRP asuma en virtud del presente Contrato de Línea de Crédito.

Bonos Nuevos:    Son los bonos a emitirse por DRR hasta por la suma de US$175’800,000.00, de conformidad con los términos y condiciones contemplados en el “Amended and Restated Exchange Offer, Consent Solicitation and  Solicitation of Acceptances for all outstanding 11.25% Senior Secured Notes Due 2005, Series B; 11.25% Senior Notes Due 2005, Series B; and Floating Interest Rate Senior Notes Due 2003, Series B” (en adelante el Prospecto Informativo) de fecha de setiembre de 2002, incluyendo la Revelación Suplementaria de DRR (denominada “Supplemental Disclosure”), contenida en el reporte con Formato 8-K, de fecha    de setiembre de 2002.  Los Bonos Nuevos contarán con una garantía otorgada por DRP, la cual estará contractualmente subordinada a las obligaciones que DRP asuma en virtud del presente Contrato de Línea de Crédito.

Cambio Material Adverso:    Es cualquier cambio material adverso en (i) el negocio, condición (financiera u otra), operaciones o propiedades de DRP, DRR y/o sus Afiliadas, consideradas éstas últimas (las Afiliadas) en su conjunto con DRP y/o DRR, (ii) la capacidad del AGENTE y/o los Bancos de ejecutar los derechos y remedios otorgados a su favor en virtud de los Documentos de Financiamiento, o (iii) la capacidad de DRP, DRR y/o sus Afiliadas, consideradas éstas últimas (las Afiliadas) en su conjunto con DRP y/o DRR, para cumplir con sus obligaciones bajo el presente Contrato de Línea de Crédito o alguno de los Documentos de Financiamiento.

Compromiso:    Es el monto hasta por el cual cada Banco, de manera irrevocable, se obliga a participar como prestamista de la Línea de Crédito, mismos que se detallan en el Anexo I a este Contrato de Línea de Crédito.

Condiciones Precedentes para la Fecha de Cierre:    Son las condiciones que se describen en la Cláusula Octava.

Condiciones Precedentes para la Realización de Desembolsos:    Son las condiciones que se describen en la Cláusula Novena.

Contrato de Línea de Crédito:    Será el presente documento.

Contratos de Garantía:    Son el Contrato de Prenda Global y Flotante y el Contrato de Cesión de Derechos de Cuentas por Cobrar que suscribe DRP a favor del AGENTE, en beneficio de los Bancos, a la fecha de celebración del presente Contrato de Línea de Crédito.

Cuentas Inventario Elegibles de Concentrados:    El inventario de concentrados adquiridos de DRP que, a criterio y discreción razonable de los Bancos, salvo que el mismo fuere objetado por la Mayoría de Bancos y dicha objeción le fuere notificada a DRP, cumpla con los siguientes requisitos: (i) consista en concentrados localizados o ubicados físicamente en las plantas o establecimientos de DRP (incluyendo los concentrados que se encuentran en la mina Cobriza y los que estuvieren siendo enviados desde la mina Cobriza hacia La Oroya) o en tránsito hacia La Oroya desde  almacenes generales de depósito, los mismos que DRP deberá especificar por escrito al AGENTE dentro de los treinta (30) días calendario siguientes a la fecha de suscripción de este Contrato de Línea de Crédito y de cada uno de sus aniversarios (salvo en el caso del traslado de una parte importante de estos concentrados a lugares no especificados por DRP al AGENTE en el plazo señalado, supuesto en el cual DRP se obliga a dar aviso inmediato al AGENTE indicando el lugar de destino), o que, estando depositados, localizados o ubicados físicamente en lugares distintos a los mencionados, pero siempre dentro del territorio de la República del Perú, puedan ser inspeccionados libremente por el AGENTE, o por quien éste designe, cuya designación será previamente notificada por escrito a DRP, y no pese sobre los mismos derecho o gravamen alguno a favor del depositario, distinto de los cargos que pudieren derivarse del pago de costos de almacenamiento y transporte de los concentrados o de los costos de almacenamiento o transporte que vengan siendo cuestionados de buena fe y, de otros Gravámenes Permitidos; (ii) esté en buena condición, no dañado ni obsoleto, cumpliendo con todos los estándares establecidos por cualquier autoridad gubernamental que tenga autoridad respecto de dichos bienes, su uso y/o su venta

y sea normalmente utilizable o vendible en el curso normal de los negocios de DRP; (iii) no sea inventario consignado a favor de DRP; y (iv) sea comerciable.

Cuentas Inventario Elegibles de Productos en Proceso:    El inventario de  productos en proceso de DRP que, a criterio y discreción razonable de los Bancos, salvo que el mismo fuere objetado por la Mayoría de Bancos y dicha objeción le fuere notificada a DRP, cumpla con los siguientes requisitos: (i) sean productos en proceso que estén en buen estado; (ii) sean productos en proceso vendibles, comerciables y no obsoletos; (iii) los productos en proceso estén localizados o ubicados físicamente en la planta y/o establecimientos de DRP o en cualquier otro lugar autorizado por el AGENTE, dentro del territorio de la República del Perú; (iv) sea de propiedad exclusiva de DRP, el mismo que tiene legítimo  título para transferir el mismo; y (v) esté libre de gravamen o medida alguna que pueda afectar la titularidad de DRP, salvo por Gravámenes Permitidos.

Cuentas Inventario Elegibles de Productos Finales:    El inventario de productos finales de DRP que, a criterio y discreción razonable de los Bancos, salvo que el mismo fuere objetado por la Mayoría de Bancos y dicha objeción le fuere notificada a DRP, cumpla con los siguientes requisitos: (i) consista en productos finales localizados o ubicados físicamente en las plantas o establecimientos de DRP o en almacenes generales de depósito o en tránsito hacia los mismos; los mismos que DRP deberá especificar por escrito al AGENTE dentro de los treinta (30) días calendario siguientes a la fecha de suscripción de este Contrato de Línea de Crédito y de cada uno de sus aniversarios (salvo en el caso del traslado de una parte importante de estos productos finales a lugares no especificados por DRP al AGENTE en el plazo señalado, supuesto en el cual DRP se obliga a dar aviso inmediato al AGENTE indicando el lugar de destino), o que, estando depositados, localizados o ubicados físicamente en lugares distintos a los mencionados, pero siempre dentro del territorio de la República del Perú puedan ser inspeccionados libremente por el AGENTE, o por quien éste designe, cuya designación será previamente notificada por escrito a DRP, y no pese sobre los mismos derecho o gravamen alguno a favor del depositario, distinto de los cargos que pudieren derivarse del pago de costos de almacenamiento y transporte de los productos finales, o de los costos de almacenamiento o transporte que vengan siendo cuestionados de buena fe y, de otros Gravámenes Permitidos; (ii) estén en buena condición, no dañados ni obsoletos, cumpliendo con todos los estándares establecidos por cualquier autoridad gubernamental, en caso de haberla, que tenga autoridad respecto de dichos bienes, su uso y/o su venta y sea normalmente utilizable o vendible en el curso normal de los negocios de DRP; (iii) no sea inventario consignado; y (iv) sea comerciable.

Cuentas por Cobrar de Compradores Elegibles:    Aquellas cuentas por cobrar de la venta de productos de DRP elegidas, a criterio y discreción razonable de los Bancos, salvo que dicha elección fuera objetada por la Mayoría de Bancos y la objeción le fuera notificada a DRP, para ser incluidas en el cómputo del Monto Base del Préstamo. A efectos de determinar el monto de las cuentas a ser computado se deducirá del valor nominal de dichas cuentas el monto de los descuentos, reembolsos, deducciones, reclamos, créditos, cargos, reintegros o rebajas. Para efectos del cómputo del valor de aquellas cuentas que no se encuentren en dólares americanos, se procederá a efectuar la conversión correspondiente al tipo de cambio venta de la fecha del cálculo.

Salvo que la Mayoría de Bancos así lo determine, en ningún caso constituirán Cuentas por Cobrar de Compradores Elegibles: (i) aquéllas derivadas de las ventas efectuadas por DRP a sus empresas Afiliadas; (ii) aquéllas cuyo plazo para el pago es más extenso que aquél normalmente utilizado por DRP en sus transacciones comerciales; (iii) aquéllas que se encuentran impagas por más de sesenta (60) días desde su fecha de vencimiento o por más de noventa (90) días desde su fecha de facturación; (iv) aquéllas cuyo deudor tiene más del cincuenta por ciento (50%) de sus deudas como inelegibles de conformidad con el criterio establecido en el numeral (iii) anterior; (v) aquéllas que, agregadas a las otras cuentas del mismo deudor, excedan en valor nominal al 15% de todas las cuentas de DRP pendientes de cobro, pero sólo en cuanto al exceso; (vi) aquéllas cuyo deudor es, a su vez, un acreedor de DRP con derecho a compensación o dicho deudor ha reclamado o discutido su responsabilidad respecto de la cuenta, pero sólo en cuanto al monto por el que el deudor tiene derecho a compensación o ha reclamado o discutido a DRP; (vii) aquéllas cuyo deudor ha iniciado voluntariamente o le han iniciado un procedimiento de reestructuración patrimonial, insolvencia y/o quiebra, se ha liquidado o disuelto, ha suspendido el desarrollo de sus negocios o se ha declarado insolvente; (viii) aquéllas derivadas de una venta en la que, por alguna razón, el deudor tenga el derecho a retornar el bien o DRP tenga la obligación de recomprarle el mismo; (ix) aquéllas que no representan una venta definitiva o aquéllas derivadas de una venta respecto de la cual las mercaderías no han sido aún embarcadas y enviadas a la localidad designada por el deudor de la cuenta, salvo que el documento de transferencia del título de propiedad haya sido emitido a favor del comprador; (x) aquéllas respecto de las cuales el deudor ha entregado con anterioridad a la cuenta un monto, valor o bien en garantía, pero sólo en cuanto a dicho monto, valor o bien, salvo que en cualquiera de los casos anteriores se hubiere emitido una carta de crédito confirmada por o endosada a favor de cualesquiera de los Bancos; (xi) aquéllas que por alguna otra razón sean ilegales o hayan sido ilegalmente constituidas; y, (xii) aquéllas cuyo deudor, de acuerdo a lo comprobado por el AGENTE mediante la comparación entre los detalles que DRP le deberá enviar según lo establecido en el literal (iv) del numeral 11.2. de la Cláusula Décimo Primera y su propia información sobre los montos depositados en las cuentas cobranza, al realizar los pagos anteriores durante la vigencia del presente contrato y los Contratos de Garantía, no los haya realizado mediante depósito en las cuentas cobranza señaladas en el Contrato de Cesión de Derechos.

Deuda Permitida:    Será (i) la garantía otorgada por DRP y sus Afiliadas respecto a (a) el otorgamiento de uno o más Préstamos Preferenciales por el monto total de US$35’500,000.00 (en adelante el Nuevo Préstamo), (b) los Bonos  Existentes, y (c) los Bonos Nuevos, en dichos casos incluyendo intereses, comisiones y pagos que de tiempo en tiempo se devenguen, pero siempre contractualmente subordinada a las obligaciones asumidas por DRP en virtud de la presente Línea de Crédito; (ii) cualquier endeudamiento de DRP y sus Afiliadas vigentes en la Fecha de Cierre que aparezcan en los Estados Financieros trimestrales (de acuerdo al GAAP peruano) de DRP al cierre del trimestre previo a la Fecha de Cierre; (iii) deudas y obligaciones financieras derivadas de los Contratos de Sale & Lease-back celebrados por DRP con Crédito Leasing S.A. y el Banco de Crédito del Perú, que en conjunto ascienden a un monto máximo de capital de US$6’907,870.00; (iv) deudas y obligaciones financieras derivadas del presente Contrato de Línea de Crédito, hasta por un monto máximo de capital de US$58’000,000.00, más intereses, comisiones y demás gastos; (v) deudas y obligaciones financieras derivadas de Contratos de Cobertura celebrados por DRP a efectos de protegerse contra la eventual variación de la tasa de interés y tipo de cambio, así como la variación del precio de combustible, concentrados y productos finales, siempre que el monto adeudado por concepto de principal en dichos contratos no exceda el monto adeudado por concepto de principal en los contratos a los que sirve de protección, y las obligaciones derivadas de Contratos de Cobertura (Hedge Agreements) celebrados en el curso ordinario de los negocios y relacionados exclusivamente a la venta de la producción local de DRP; (vi) deudas y obligaciones financieras derivadas del Préstamo Subordinado; (vii) endeudamiento adicional incurrido por DRP hasta por el monto máximo de capital de US$5’000,000.00, SIEMPRE QUE el AGENTE haya logrado sindicar US$18’000,000.00 de la Línea de Crédito; caso contrario, el endeudamiento adicional al que se refiere este numeral (vii) podrá ser hasta por un monto máximo de capital equivalente al importe que resulte de la diferencia entre (a) US$60’000,000.00 y (b) el monto del Compromiso del AGENTE más el monto total sindicado; (viii) deudas y obligaciones financieras asumidas por DRP a favor de DRR o una cualesquiera de sus Afiliadas (incluyendo deudas derivadas de los contratos intercompañías); SIEMPRE QUE, lo indicado en este numeral (viii): (a) se compute dentro del endeudamiento adicional permitido en el numeral (vii), salvo las deudas derivadas de los contratos íntercompañías descritos en el Anexo Vl y las Cuentas Comerciales con DRR, y (b) incluya el endeudamiento directo e indirecto entre DRP y/o una o más de las Afiliadas de DRR a través de uno o más intermediarios financieros, pero en caso que dichos pagos sean mayores a US$4’000,000.00 por año, estos últimos se encontrarán sujetos al Flujo de Caja Disponible para Distribución; (ix) deudas y obligaciones financieras que DRP pueda incurrir en el curso ordinario de sus negocios, tales como: cuentas comerciales, remuneraciones por pagar y beneficios sociales, gastos acumulados, pago de impuestos, cartas-fianza para garantizar el pago de obligaciones aduaneras, alquileres de equipos; y (x) deudas y obligaciones financieras incurridas en la renovación, extensión, sustitución y/o refinanciación de cualquier deuda mencionada en los literales precedentes, siempre y cuando dicha renovación, extensión, sustitución y/o refinanciación sea en condiciones iguales o más favorables y no resulte en un incremento en el monto por concepto de capital, en forma agregada, de las deudas representadas por dichos acuerdos.

Documentos de Financiamiento:    Son (i) este Contrato de Línea de Crédito, (ii) los Pagarés, (iii) los Contratos de Garantía, (iv) cualquier escritura publica que se derive de los anteriores documentos y (v) el UCC-1 Financing Statement, así

como, en cada caso, las modificaciones y ampliaciones que se den de tiempo en tiempo.

Efecto Material Adverso:    Es cualquier evento o condición que origine un efecto adverso sustancial en (i) el negocio, condición (financiera u otra), operaciones o propiedades de DRP, DRR y/o sus Afiliadas, consideradas éstas últimas (las Afiliadas) en su conjunto con DRP y/o DRR, (ii) la capacidad del AGENTE y/o los Bancos de ejecutar los derechos y remedios otorgados a su favor en virtud de los Documentos de Financiamiento, o (iii) la capacidad de DRP, DRR y/o sus Afiliadas, consideradas éstas últimas (las Afiliadas) en su conjunto con DRP y/o DRR, para cumplir con sus obligaciones bajo el presente Contrato de Línea de Crédito o alguno de los Documentos de Financiamiento.

Eventos de Incumplimiento:    Son las circunstancias detalladas en la Cláusula Décimo Segunda de este Contrato de Línea de Crédito, que originan las consecuencias mencionadas en la Cláusula Décimo Tercera de este Contrato de Línea de Crédito.

Fecha de Cierre:    Es la fecha en que se han cumplido las Condiciones Precedentes para la Fecha de Cierre y se suscriban los Documentos de Financiamiento.

Fecha de Desembolso:    Es la fecha para la que se solicita un desembolso en la Solicitud de Desembolso.

Fecha de Vencimiento:    Es la fecha de vencimiento de cada uno de los préstamos y/o créditos otorgados por los Bancos a favor de DRP en el marco de la Línea de Crédito a que se refiere este Contrato de Línea de Crédito.

Fecha de Vencimiento Final:    Es la fecha de vencimiento del plazo de utilización de la Línea de Crédito, conforme lo indicado en el numeral 3.6. de la Cláusula Tercera de este Contrato de Línea de Crédito.

Flujo de Caja Disponible para Distribución (FCDD):    Será el total de pagos que DRP se encuentra autorizado a distribuir a sus Afiliadas, incluyendo pero sin limitarse a: (i) pagos relacionados con el Préstamo Subordinado; (ii) Comisiones de Administración que excedan US$4’000,000.00; y, (iii) cualquier forma de distribución de dividendos. El Flujo de Caja Disponible para Distribución excluye las Cuentas Comerciales con DRR, según definición establecida en el presente Contrato de Línea de Crédito.

El FCDD se calculará de la siguiente manera: FCDD = generación de caja (UAIIDA) – Pago de impuesto a la renta y participaciones de trabajadores – Servicio de deuda – Inversiones de Capital; en donde:

(i)                                     UAIIDA (Utilidad antes de Impuestos, Intereses, Depreciaciones y Amortizaciones) se determina sobre la base de los Estados de Resultados históricos y pro forma, según sea el caso, elaborados de conformidad con los Principios de Contabilidad Generalmente Aceptados (GAAP) en el Perú. UAIIDA es el resultado de la suma (sin duplicar) de: (a) la Utilidad Neta del período de cálculo; (b) el impuesto a la renta y participaciones de los trabajadores registrado en el respectivo Estado de Resultados; (c) los gastos por concepto de intereses (neto de cualquier ingreso por concepto de intereses); (d) los gastos de amortización; y, (e) los gastos de depreciación.  UAIIDA se determinará luego de la deducción de Comisiones de Administración por hasta US$4’000,000.00;

(ii)                                  Pago de impuestos y participaciones de trabajadores incluye el impuesto a la renta pagado a la Superintendencia Nacional de Administración Tributaria, las participaciones a los trabajadores pagadas en el respectivo período de cálculo, determinados según la legislación tributaria y laboral vigente a la fecha de cálculo y cualquier otro impuesto que fuese creado y que afecte las rentas de DRP.

(iii)                               Servicio de Deuda corresponde al pago de principal e intereses del endeudamiento de DRP, excluyendo: (a) el Préstamo Subordinado, (b) cualquier cuenta por pagar a DRR, salvo las Cuentas Comerciales con DRR, y (c) las Comisiones de Administración deducidas del UAIIDA.

(iv)                              Inversiones de Capital serán todas aquellas inversiones de capital requeridas por DRP en el respectivo período de cálculo, incluyendo, pero sin limitarse a, todas las inversiones necesarias para el cumplimiento del Programa de Adecuación al Medio Ambiente (PAMA) según el cronograma aprobado por el Ministerio de Energía y Minas y validado por un consultor independiente, cualquier otra inversión acordada con el Estado Peruano y cualquier otra inversión requerida por DRP para mantener el nivel normal de sus operaciones. El PAMA será verificado por un consultor independiente antes de la Fecha de Cierre y siempre y cuando se realice un cambio al cronograma vigente.

Para efectos del cálculo del FCDD, se deberá tomar en cuenta lo detallado a continuación. Asimismo, para efectos de la presente definición se entenderá por:

(i)                                               Comisiones de Administración: Serán todos aquellos pagos de DRP a Afiliadas por todo concepto, distintos de pagos por Cuentas Comerciales con DRR y el Préstamo Subordinado, los mismos que estarán limitados a US$ 4’000,000.00 anuales. En el caso que DRP no pague los US$ 4’000,000.00 anuales en el periodo de cálculo respectivo (salvo el caso en el que las Comisiones de Administración se apliquen conforme a lo establecido en el último párrafo de la presente definición), este importe se acumulará  y podrá ser pagado en periodos posteriores.

(ii)                                            Saldo de Cuenta Corriente: será el resultado de la diferencia entre: (a) la sumatoria de todos los FCDD(T) calculados desde la Fecha de Cierre hasta la fecha de corte respectiva, más la sumatoria de los montos deducidos de las Comisiones de Administración, desde la Fecha de Cierre hasta la fecha de corte, como consecuencia de estimaciones erróneas del FCDD(T+1), conforme a lo establecido en el último párrafo de la presente definición; y, (b) la sumatoria de todos los importes efectivamente distribuidos (distintos de las Comisiones de Administración) desde la Fecha de Cierre a la fecha de corte.

Para efectos del cálculo del FCDD, se deberá tomar en cuenta lo siguiente:

(i)                                     Se efectuará semestralmente en las fechas de corte al 31 de diciembre (sobre la base de los Estados Financieros Auditados al cierre de cada año) y al 30 de junio (sobre la base de los Estados Financieros de situación) durante la vigencia del presente Contrato de Línea de Crédito.

(ii)                                  En cada fecha de corte se presentará el cálculo del FCDD para los periodos T y T+1, en donde T será el periodo inmediatamente transcurrido hasta la fecha de corte, calculado sobre la base de Estados Financieros históricos; mientras que T+1 será el semestre inmediatamente siguiente, calculado sobre la base de proyecciones (estados financieros pro-forma) para los seis meses siguientes.

DRP podrá distribuir fondos a sus Afiliadas (distintos de pagos por Cuentas Comerciales con DRR y de las Comisiones de Administración) hasta por la suma equivalente a FCDD(T) más el superávit o menos el déficit del Saldo de Cuenta Corriente, sí y sólo sí se cumplen todos y cada uno de los siguientes requisitos: (i) FCDD(T) es positivo; (ii) FCDD(T+1) es positivo; (iii) el Saldo de Cuenta Corriente es igual o mayor que cero; y (iv) no ha ocurrido un Evento de Incumplimiento o DRP está en incumplimiento de cualesquiera de sus obligaciones establecidas en el presente Contrato de Línea de Crédito.

DRP podrá pagar las Comisiones de Administración sin restricción alguna salvo se haya producido una estimación errónea del FCDD (T+1). Se entiende por estimación errónea del FCDD (T+1) a la situación en la cual se dan los siguientes eventos concurrentes: (i) DRP proyecta un FCDD (T+1) positivo que permite la distribución a las Afiliadas del  FCDD (T) del periodo de cálculo; y, (ii) en el periodo de cálculo siguiente se determina que el FCDD (T+1) proyectado en el periodo precedente resulta ser un FCDD (T) negativo. En este caso, DRP cubrirá el déficit en el Saldo de Cuenta Corriente generado como consecuencia de la estimación errónea del FCDD(T+1) con los pagos siguientes de las Comisiones de Administración, en forma acumulada, hasta por un importe máximo equivalente al monto distribuido a las Afiliadas, salvo que DRR devuelva inmediatamente dicho importe a DRP.

Gravámenes Permitidos:    Serán aquellas cargas y gravámenes que recaigan o pudiesen recaer sobre los activos de DRP siempre que: (i) se deriven de obligaciones o legislación laboral y del seguro social; (ii) sean cargas y gravámenes impuestas por ley, o que se deriven del curso ordinario de los negocios de DRP, tales como cargas o gravámenes que se deriven del almacén o transporte de sus productos, o estuviere siendo cuestionado de buena fe por DRP; (iii) sean cargas o gravámenes necesarias para el cumplimiento de la ley; (iv) sean cargas o gravámenes que se originen como consecuencia de incurrir en Deuda Permitida, SIEMPRE QUE dichas cargas o gravámenes sean hasta por el monto máximo del monto total de capital de la Deuda Permitida; (v) sean cargas o gravámenes que se originen como consecuencia de algún mandato judicial, sentencia judicial o laudo arbitral, siempre que dichos procesos judiciales o arbitrales no constituyan un Evento de Incumplimiento; y (vi) cargas o  gravámenes que se originen como consecuencia de los convenios de exploración (earn out arrangement) relacionados con Cobriza hasta por un monto máximo de US$5’000,000.00.

Línea de Crédito:    Es el financiamiento que se otorga a DRP en virtud del presente documento.  Dicho financiamiento consta de: (i) una Línea de Crédito Revolvente, de conformidad con los términos contemplados en el numeral 3.2.1. de la Cláusula Tercera, y (ii) una Línea de Crédito Indirecto, de conformidad con los términos contemplados en el numeral 3.2.2. de la Cláusula Tercera.

Mayoría de Bancos:    Para efectos del cálculo de la Mayoría de Bancos, serán los Bancos Hábiles cuya suma de Compromisos representen al menos 51% del monto total que hubieren comprometido Bancos Hábiles.  Este total será calculado en dólares de los Estados Unidos de Norteamérica.  Para estos efectos, regirán los porcentajes de participación de cada Banco consignados en el Anexo I de este Contrato de Línea de Crédito.

En todo momento durante la vigencia del presente Contrato de Línea de Crédito, el Banco de Crédito del Perú u otro banco de primer nivel, que fuere aprobado por DRP, deberá retener el 51% de la totalidad de los montos comprometidos por Bancos Hábiles.

Para los casos en que se requiera unanimidad de Bancos, deberá tenerse presente que se tratará de Bancos Hábiles.

Monto Base del Préstamo:    Es el monto resultante de la suma de las siguientes cuentas del activo de DRP, según lo establecido en el certificado a que se hace referencia en el numeral 11.23. de la Cláusula Décimo Primera, en los porcentajes que se señalan: (i) 90% de las Cuentas por Cobrar de Compradores Elegibles que hubiesen prestado su consentimiento a la cesión a favor del AGENTE de la totalidad de los derechos de cobranza y pagos, u 85% de las Cuentas por Cobrar de Compradores Elegibles que hayan confirmado la recepción de la comunicación de dicha cesión de derechos de cobranza y pagos; (ii) 70% de las Cuentas Inventario Elegibles de Concentrados; (iii) 50% de las Cuentas Inventario Elegibles de Productos en Proceso, siempre que por lo menos el 66% del valor en libros de dichos productos correspondan a productos en proceso en la etapa de refinación; y, (iv) 80% de las Cuentas Inventario Elegibles de Productos Finales.

Obligaciones:    Son, en general, todos los compromisos, deberes y obligaciones asumidas por DRP frente a los Bancos en virtud de este contrato y, en particular, aquellos compromisos y obligaciones detallados en la Cláusula Décimo Primera.

Obligaciones Financieras:    Son los compromisos y obligaciones asumidas por DRP frente a los Bancos en virtud de lo dispuesto por el numeral 11.1. de la Cláusula Décimo Primera de este Contrato de Línea de Crédito.

Patrimonio Neto Consolidado Mínimo:    El Patrimonio Neto Consolidado Mínimo de DRP es de US$225’000,000.00; donde el Patrimonio Neto Consolidado es la suma de (i) todas las partidas que, de conformidad con los Principios de Contabilidad Generalmente Aceptados (GAAP) en el Perú, figuran como patrimonio en su Balance y (ii) el monto correspondiente a las participaciones representativas del capital social. Para efectos de determinar el Patrimonio Neto Consolidado Mínimo de DRP: (i) se añadirá a la suma que resulte de la fórmula anterior el monto correspondiente al saldo del Préstamo Subordinado; y (ii) se deducirá la diferencia entre las cuentas por cobrar a Afiliadas y las cuentas por pagar a Afiliadas.  Las cuentas por pagar a Afiliadas deberán haberse originado únicamente en actividades propias del giro del negocio y deberán haberse llevado a cabo en condiciones de mercado. Sin perjuicio de lo mencionado, para efectos del cálculo del Patrimonio Neto Consolidado Mínimo sólo se podrá considerar cuentas por pagar a Afiliadas derivadas de inversiones en valores o compra de activos fijos, siempre que (i) dichas compras sean por montos menores a US$100,000.00 considerados en forma individual, y, US$300,000.00 acumulados durante la vigencia del Contrato de Línea de Crédito  y (ii) compras mayores a los montos indicados en el numeral (i) precedente siempre que dichas compras se realicen en términos no menos favorables para DRP que los que DRP pudiera obtener de compradores distintos a sus empresa Afiliadas, en cuyo caso se requerirá la verificación de un consultor independiente.

Adicionalmente, los castigos derivados del cierre de la mina Cobriza que no afecten el flujo de caja de DRP y los ajustes derivados de operaciones de cobertura que no afecten el flujo de caja de DRP se encontrarán excluidos del cálculo del Patrimonio Neto Consolidado Mínimo.

Plan de Reestructuración de DRR:    Es la propuesta de reestructuración de DRR que, según lo contemplado en el Prospecto Informativo de fecha   de setiembre del 2002, contiene los siguientes aspectos:  (i) una Oferta de Intercambio de los bonos emitidos por DRR actualmente en circulación por Bonos Nuevos por un monto máximo de US$175’800,000.00;  (ii) el otorgamiento del Nuevo Préstamo (tal como se define en Deuda Permitida), así como la emisión de derechos de suscripción (“warrants”) para la adquisición de hasta 40% del capital social común de DRR; (iii) la compra de acciones preferentes de DRR por The Renco Group Inc. hasta por la suma de US$20’000,000.00; (iv) la renovación de la línea de crédito otorgada por Congress/CIT hasta por la suma de US$75’000,000.00; y, (vi) el Crédito de Respaldo de The Renco Group Inc. hasta por una suma de US$15’000,000.00.

El Indenture que resulte del Plan de Reestructuración se sujetará a los términos y condiciones contenidos en el Prospecto Informativo y la Revelación Suplementaria.

Préstamo Subordinado:    Será el préstamo subordinado (denominado como “Subordinated Promissory Note”) otorgado por DRR a DRP, hasta por la suma de US$139’062,500.00, suscrito con fecha 12 de setiembre de 2002. Dicho préstamo, durante la vigencia de la Línea de Crédito, no devengará intereses y su pago, en la medida en que se encuentre vigente la presente Línea de Crédito, estará sujeto al Flujo de Caja Disponible para Distribución. El Préstamo Subordinado deberá encontrarse sujeto a legislación del Estado de Nueva York de los Estados Unidos de Norteamérica y los términos y condiciones del mismo deberán ser aprobados por el AGENTE, de acuerdo a lo previsto en la cláusula 20.3.

Solicitud de Desembolso:    Es la carta dirigida al AGENTE para solicitar un desembolso, cuyo texto se adjunta como Anexo III a este Contrato de Línea de Crédito.

1.2.                              Salvo que expresamente se indique lo contrario o el contexto así lo requiera, en la interpretación de este Contrato de Línea de Crédito deberán observarse las siguientes reglas: (a) el singular incluye al plural y viceversa; (b) La referencia a cualquier género incluye al otro género; (c) la referencia a cualquier contrato (incluyendo este Contrato de Línea de Crédito y sus Anexos), documento o instrumento se entiende efectuada a tal contrato, documento o instrumento tal como pueda ser modificado o regulado de tiempo en tiempo de acuerdo a los términos contenidos en cada uno de ellos y, de ser aplicables, los términos contenidos en este Contrato de Línea de Crédito; (d) salvo que el contexto exija una interpretación en sentido contrario, la referencia a cualquier Cláusula, Sección o Anexo significa aquella Cláusula, Sección o Anexo de este Contrato de Línea de Crédito; (e) “Incluyendo” (y, consiguientemente, “incluye”) significa que incluye sin limitar la generalidad de la descripción que precede al uso de dicho término; (f) cualquier referencia a “Parte” o “Partes” en este Contrato de Línea de Crédito deberá entenderse efectuada a una parte o las partes de este Contrato de Línea de Crédito, según sea el caso; y (g) toda referencia a “incumplimiento” en este Contrato de Línea de Crédito y los Documentos de Financiamiento se refiere al incumplimiento de cualquier obligación por cualquiera de las Partes, sin que exista el deber de las otras partes de exigir el cumplimiento de dicha obligación o constituir en mora a dicha Parte.  Siempre que la legislación vigente lo permita, todo incumplimiento se incurrirá de manera automática.

SEGUNDA:                                 ANTECEDENTES

2.1.                              DRP es una empresa privada cuyo objeto es el dedicarse a actividades mineras, de fundición, de refinación, de venta de metales y de actividades relacionadas, incluyendo, pero no limitado a, el procesamiento de minerales. En octubre de 1997, DRP adquirió la Empresa Metalúrgica La Oroya S.A de su anterior propietario, la empresa estatal Empresa Minera del Centro del Perú S.A, en el marco del proceso de privatización llevado a cabo por el Gobierno de la República del Perú. En Diciembre de 1997, mediante fusión por absorción, DRP absorbió a la Empresa Metalúrgica La Oroya S.A..

2.2.                              En virtud de la Escritura Pública de fecha 18 de junio de 1998, otorgada en Lima ante Notario Público Dr. Aníbal Corvetto Romero, el Banco de Crédito del Perú le otorgó a DRP una Línea de Crédito en Moneda Extranjera hasta por la suma de US$40’000,000.00, con el objeto de financiar sus operaciones de comercio exterior y/o ventas locales.

2.3.                              El Plan de Reestructuración de DRR contempla como una de sus condiciones precedentes para el cierre que se haya suscrito el Contrato de Línea de Crédito, en reemplazo del contrato a que se refiere el numeral 2.2. anterior.

TERCERA:                                  OBJETO DEL CONTRATO

3.1.                              DRP requiere financiamiento de capital de trabajo para sus operaciones de comercio exterior y/o ventas locales, compra de concentrados, materias primas, provisiones, inventario, repuestos, otros costos operativos y otras razones de capital de trabajo por lo que ha solicitado a los Bancos, a través del AGENTE, el otorgamiento de una Línea de Crédito hasta por la suma de US$ 58’000,000.00 (CINCUENTIOCHO MILLONES y 00/100 DÓLARES AMERICANOS) y, los Bancos, accediendo a la solicitud formulada, convienen en otorgarla, sujeto a los montos máximos que cada Banco haya asumido en virtud de sus respectivos Compromisos, y con arreglo a los términos y condiciones que se señalan en este Contrato de Línea de Crédito.

Los Compromisos asumidos por cada uno de los Bancos son los que se enumeran en el Anexo I de este contrato. El Anexo I será actualizado conforme se sindiquen montos adicionales en el periodo establecido para dicho efecto en la Cláusula 3.3 del presente Contrato de Línea de Crédito.

3.2.                              La Línea de Crédito que al amparo del presente Contrato de Línea de Crédito se otorga se encontrará conformada por las dos sub-líneas que se indican a continuación:

3.2.1.                     Línea de Crédito Revolvente:    Se otorga hasta por la cantidad que resulte menor entre (i) US$45’000,000.00 (CUARENTICINCO MILLONES y 00/100 DOLARES AMERICANOS) y (ii) el Monto Base del Préstamo, siempre que lo permitan los límites legales para las operaciones bancarias que establece la Ley General del Sistema Financiero y del Sistema de Seguros y

Orgánica de la Superintendencia de Banca y Seguros (Ley N° 26702) o cualquier otra que pudiera reemplazarla en el futuro.

DRP podrá utilizar la Línea de Crédito Revolvente que se le concede en virtud de este Contrato de Línea de Crédito, mediante la solicitud de préstamos necesarios para cubrir sus necesidades de capital de trabajo. Dentro de la Línea de Crédito Revolvente a que se refiere este numeral se podrán destinar hasta US$5’000,000.00 (CINCO MILLONES y 00/100 DOLARES AMERICANOS) a cartas de crédito.  La utilización de las cartas de crédito se encontrará sujeta a la limitación del Monto Base del Préstamo y a las demás condiciones de la Línea de Crédito Revolvente desde el momento en que los respectivos documentos de embarque que transfieren la titularidad hayan sido recibidos por DRP.

La Línea de Crédito Revolvente se regirá, en lo específico, por los términos y condiciones de la Cláusula Cuarta y, en lo general, por las Cláusulas Sexta y siguientes.

Finalmente, DRP podrá utilizar la presente Línea de Crédito Revolvente hasta por US$ 5,000,000.00 para: (a) la emisión de cartas fianza destinadas a garantizar la adquisición local de concentrados o materias primas; y, (b) siempre que el AGENTE así lo autorice, la emisión de cartas de crédito para la adquisición de equipos o bienes distintos a los indicados en el numeral 5.2 de la Cláusula Quinta.  La línea de cartas fianza se sujetará, en lo específico, a lo dispuesto en la Cláusula Quinta y, en lo general, a lo dispuesto en la Cláusula Sexta y siguientes del presente Contrato de Línea de Crédito.

3.2.2. Línea de Crédito Indirecto:    Se otorga hasta por el monto máximo de US$13’000,000.00 (TRECE MILLONES y 00/100 DOLARES AMERICANOS), a ser utilizados de la siguiente manera: (i) hasta US$5’000,000.00 (CINCO MILLONES y 00/100 DOLARES AMERICANOS) serán destinados a la emisión de cartas fianza de garantía de pago en beneficio de la Superintendencia Nacional de Aduanas del Perú – ADUANAS, para garantizar operaciones de admisión temporal de mineral; (ii) hasta US$8’000,000.00 (OCHO MILLONES y 00/100 DOLARES AMERICANOS) serán destinados a la emisión de cartas fianza de fiel cumplimiento en beneficio de la Superintendencia Nacional de Administración Tributaria – SUNAT para garantizar solicitudes  relacionadas al Impuesto General a las Ventas – IGV; y (iii) hasta US$5’000,000.00 (CINCO MILLONES y 00/100 DOLARES AMERICANOS) serán destinados a la emisión de cartas de crédito, los cuales estarán disponibles al amparo de la Línea de Crédito Indirecto hasta que los respectivos documentos de embarque que representen la transferencia de titularidad hayan sido recibidos por DRP y, cuyo monto es distinto de y en adición a los US$5,000,000 referidos en la Cláusula 3.2.1.

Sin perjuicio de lo indicado en el párrafo precedente, DRP declara conocer y aceptar que el monto máximo de utilización de la Línea de Crédito Indirecto será de US$13’000,000.00 (TRECE MILLONES y 00/100 DOLARES AMERICANOS).

La Línea de Crédito Indirecto se regirá, en lo específico, por los términos y condiciones de la Cláusula Quinta y, en lo general, por las Cláusulas Sexta y siguientes.

3.3                                 En el caso que el plazo máximo de utilización del Contrato de Línea de Crédito haya sido prorrogado  según lo establecido en la Cláusula 3.6 y una vez vencidos cientocinco (105) días calendario desde la Fecha de Cierre, si el monto de US$ 58,000,0000 no ha sido totalmente comprometido, el AGENTE no sindicará monto adicional alguno y, la diferencia entre US$60,000,000 y el monto total de la Línea de Crédito, que hubiere sido comprometido hasta el vencimiento de dicho plazo, constituirá el monto de endeudamiento adicional que DRP podrá solicitar y obtener con sus propios recursos, al margen del presente Contrato de Línea de Crédito.

Adicionalmente, en caso que el monto de US$ 58,000,000 no fuere totalmente comprometido al vencimiento del plazo de cientocinco (105) días referido en el párrafo precedente, DRP comunicará al AGENTE la forma en la que distribuirá y, la suma que utilizará, del monto total comprometido de la Línea de Crédito entre la Línea de Crédito Revolvente y la Línea de Crédito Indirecto, siempre dentro de los límites máximos establecidos en las Cláusulas 3.2.1 y 3.2.2

3.4                                 Los Bancos convienen en conceder a DRP, sujeto a los términos y condiciones de este Contrato de Línea de Crédito, diversos préstamos y/o créditos en dólares durante el período comprendido desde la fecha en que se cumplen las Condiciones Precedentes para la Realización de Desembolsos, hasta, pero excluyendo, la Fecha de Vencimiento Final, por la suma máxima de US$ 58’000,000.00 (CINCUENTIOCHO MILLONES Y 00/100 DÓLARES AMERICANOS), con la precisión mencionada en el numeral 3.2 de esta misma Cláusula. Sujeto a las condiciones de este Contrato de Línea de Crédito, durante dicho período DRP podrá tomar prestado, pagar y volver a tomar prestado la suma antes expuesta, en todo o en parte o solicitar la emisión de cartas fianza o cartas de crédito, según corresponda.

3.5.                              El monto máximo de utilización de la Línea de Crédito que los Bancos conceden en virtud de este Contrato de Línea de Crédito será en todo momento la cantidad que resulte menor de (i) US$ 58’000,000.00, y (ii) el Monto Base del Préstamo más el monto máximo de utilización de la Línea de Crédito Indirecto.  En caso que, como consecuencia de las variaciones del Monto Base del Préstamo, el monto utilizado de la Línea de Crédito esté por encima del monto máximo permitido contemplado en este párrafo, el AGENTE tendrá la facultad de exigir a DRP el prepago (sin penalidad alguna) de la suma que sea necesaria para que el monto utilizado de la Línea de Crédito sea igual o inferior al monto máximo permitido de conformidad con lo dispuesto por el presente numeral.  DRP deberá cumplir con efectuar dicho prepago dentro de los treinta (30) días calendario siguientes a la fecha en que éste fue requerido por el AGENTE.

3.6.                              El plazo de utilización de la Línea de Crédito es de sesenta (60) días calendario contados a partir del 25 de setiembre de 2002. En tal sentido, la Fecha de Vencimiento Final será el 25 de noviembre de 2002. Sin embargo, al vencimiento de los sesenta (60) días referidos y sólo en el caso que se haya cumplido, a satisfacción de los Bancos, con lo establecido en la Cláusula Novena y en el numeral 11.25 de la Cláusula Décimo Primera del presente Contrato de Línea de Crédito, el plazo máximo de utilización de la Línea de Crédito será de tres (3) años contados a partir del 25 de setiembre de 2002. De ser este el caso, la Fecha de Vencimiento Final será prorrogada  hasta el 23 de setiembre de 2005.

Excepcionalmente, de ocurrir el incumplimiento de lo establecido en el punto (iv) del numeral 11.25 de la Cláusula Décimo Primera por alguna causa imputable exclusivamente a los Bancos, el plazo de sesenta (60) días calendario indicado en el párrafo anterior, se prorrogará excepcionalmente hasta que los Bancos reciban la opinión legal de sus abogados requerida en dicho punto (iv) del numeral 11.25.  Sólo en el caso que esta opinión legal sea satisfactoria para los Bancos, el plazo máximo de utilización de la Línea de Crédito será de tres (3) años contados a partir del 25 de setiembre de 2002, conforme con lo establecido en el párrafo anterior.  En tal sentido, la Fecha de Vencimiento Final será prorrogada hasta el 23 de setiembre de 2005.

Adicionalmente, al vencimiento del primer año y de cada uno de los años subsiguientes del plazo de utilización de la Línea de Crédito, se podrá extender la Fecha de Vencimiento Final por períodos adicionales, siempre que para ello exista aprobación unánime de los Bancos Hábiles y que tal extensión haya sido solicitada por DRP.

3.7.                              DRP se obliga a utilizar los fondos que resulten del primer desembolso que se realice de acuerdo a los términos del presente Contrato de Línea de Crédito para hacer pago de la totalidad de los montos que DRP adeudare al Banco de Crédito del Perú, en virtud del Contrato de Línea de Crédito en Moneda Extranjera que consta en Escritura Pública de fecha 18 de junio de 1998.

3.8.                            DRP podrá solicitar en cualquier momento la reducción del monto máximo de la Línea de Crédito mencionado en el numeral 3.2 anterior. Reducido el monto máximo de la Línea de Crédito, el mismo no podrá ser restaurado nuevamente, sin la aprobación previa unánime de los Bancos Hábiles.

3.9.                              Sin perjuicio de lo dispuesto en las Cláusulas Décimo Segunda y Décimo Tercera, DRP se obliga a pagar íntegramente al AGENTE los préstamos y/o créditos que se encuentren vigentes en virtud de esta Línea de Crédito en la Fecha de Vencimiento Final.

3.10.                        Los Bancos, el AGENTE y DRP acuerdan que este Contrato de Línea de Crédito surtirá efectos desde el 25 de setiembre de 2002, fecha en la que se realizará el primer desembolso y quedará  resuelto automáticamente el contrato de línea de crédito de fecha 18 de junio de 1998 a que se refiere el numeral 2.2. de la Cláusula Segunda anterior.

CUARTA:                                   DE LOS TÉRMINOS Y CONDICIONES DE LA LINEA DE CRÉDITO REVOLVENTE REFERIDA EN LA CLÁUSULA 3.2.1.

4.1.                              De los Compromisos:    A partir de la fecha en que se cumplan las Condiciones Precedentes para la Realización del primer desembolso conforme con el presente Contrato de Línea de Crédito y hasta pero excluyendo la Fecha de Vencimiento Final, cada uno de los Bancos que haya asumido un Compromiso se obliga irrevocablemente a efectuar uno o varios desembolsos por un monto total agregado de capital equivalente a su respectivo Compromiso. La obligación de cada Banco de efectuar un desembolso está sujeta, en cada caso, a la satisfacción de cada una de las Condiciones Precedentes para la Realización de Desembolsos.

4.2.                              Del monto:    El monto de los préstamos individuales solicitados por DRP no podrá ser inferior a US$1,000,000.00, salvo en el caso que el monto disponible de la Línea de Crédito Revolvente sea inferior a dicha suma, y deberá ser en cantidades que sean múltiplos de US$ 200,000.00.  Sin embargo, las partes reconocen que dichos montos podrán ser menores en casos de que como resultado del pago de una carta de crédito o de la ejecución de una carta fianza, el crédito indirecto se convierta en un préstamo.

4.3.                              Desembolsos:    Cada desembolso realizado al amparo de la Línea de Crédito Revolvente se realizará en la Fecha de Desembolso indicada en la Solicitud de Desembolso. Las Solicitudes de Desembolso deberán ser presentadas por DRP al AGENTE a más tardar a las 5:00 p.m. en el tercer día hábil anterior a la Fecha de Desembolso deseada.

A más tardar a la 1:00 p.m. en la Fecha de Desembolso cada Banco pondrá a inmediata disposición del AGENTE el monto proporcional de su Compromiso correspondiente a cada desembolso solicitado, en la cuenta y oficina indicadas por el AGENTE.  Si DRP ha satisfecho las Condiciones Precedentes para la Realización de Desembolsos, el AGENTE pondrá el monto total depositado por los Bancos a inmediata disposición de DRP, en la cuenta que para efectos de la Línea de Crédito mantenga éste en la oficina indicada por el AGENTE.  El desembolso por parte del AGENTE no implica una certificación por éste de que las Condiciones Precedentes para la Realización de Desembolsos han sido satisfechas ni una renuncia a cualquier reclamo contra DRP por su incumplimiento.

4.4.                              De los plazos:    Siempre que el plazo de utilización de la Línea de Crédito lo permita, teniendo en consideración lo acordado en el numeral 3.6. de la Cláusula Tercera, los préstamos tendrán plazos de 1, 3 ó 6 meses, a elección de DRP, manifestada por escrito al AGENTE en la respectiva Solicitud de Desembolso.

4.5.                              De la tasa de interés:    La tasa de interés compensatorio que devengarán los desembolsos al amparo de la Línea de Crédito Revolvente, durante el plazo de utilización de la Línea de Crédito será la tasa LIBOR a 1, 3 ó 6 meses (dependiendo del plazo del desembolso solicitado por DRP) más 3.5%. La tasa LIBOR a 1, 3 ó 6 meses es la tasa de interés a la cual se ofrecen por el mismo plazo depósitos de Eurodólares en el mercado interbancario de Londres, tasa registrada diariamente a las 11:00 horas, conforme aparece en la página LIBO del monitor del sistema informativo REUTERS (ajustada de ser necesario al 1/16 del 1% superior más cercano). Las partes convienen y señalan que la tasa de interés pactada para este préstamo es de carácter flotante, de acuerdo a las variaciones de la tasa LIBOR y, en tal virtud, el AGENTE procederá a fijar la tasa que corresponda para cada préstamo con una anticipación de dos (2) días útiles a la fecha prevista de desembolso del respectivo préstamo, teniendo en cuenta la tasa LIBOR que se señale en el Monitor Reuters a dicha fecha. Sobre esta base se establecerá el importe que deberá pagar DRP por intereses al final de dicho plazo.

El retardo en el cumplimiento de pago de los intereses y/o capital de los préstamos en las Fechas de Vencimiento respectivas, estará sujeto a partir de dicho momento y hasta la total cancelación de las obligaciones vencidas, al pago de intereses moratorios a la tasa de 3% anual, adicional a los intereses compensatorios. Para tal efecto, DRP incurrirá en mora automática sin necesidad de requerimiento o intimación alguna, de conformidad con lo dispuesto por el inciso 1 del Artículo 1333 del Código Civil.

4.6.                              De los pagarés:    Cada desembolso efectuado al amparo de la Línea de Crédito Revolvente será instrumentado mediante la emisión por parte de DRP de un pagaré a favor de cada Banco a prorrata en razón del porcentaje de sus respectivos Compromisos sobre el monto total de cada desembolso, utilizando para tal efecto el formato de pagaré que, como Anexo IV, forma parte integrante de este contrato. Cada uno de los Bancos se compromete a no endosar dichos pagarés a favor de terceros, salvo que dicho endoso se realice como resultado de una cesión o participación en el marco de lo dispuesto en la Cláusula Décimo Sexta del presente Contrato de Línea de Crédito. Las partes declaran que este formato de pagaré podrá ser modificado por el AGENTE en cualquier momento, siempre que dichas modificaciones sean el resultado de cambios imperativos en la legislación peruana que regula los pagarés.

Los pagarés así emitidos serán enviados por DRP directamente a cada uno de los Bancos, debiendo el AGENTE recibir copia de los mismos.

4.7.                              Del repago de los préstamos:    Sin perjuicio de lo dispuesto en las Cláusulas Décimo Segunda y Décimo Tercera, DRP se obliga a pagar al AGENTE los préstamos en sus respectivas Fechas de Vencimiento, para lo cual autoriza al AGENTE a cargar en cualesquiera de las cuentas que DRP mantiene en el AGENTE el importe de lo adeudado, de conformidad con lo dispuesto en la Cláusula Sexta.

QUINTA:                                       DE LOS TÉRMINOS Y CONDICIONES DE LA LINEA DE CRÉDITO INDIRECTO REFERIDA EN LA CLÁUSULA 3.2.2.

5.1.                              De los Compromisos:    A partir de la fecha en que se cumplan las Condiciones Precedentes para la Realización del primer desembolso conforme con el presente Contrato de Línea de Crédito y hasta pero excluyendo la Fecha de Vencimiento Final, cada uno de los Bancos que haya asumido un Compromiso se obliga irrevocablemente a emitir una o varias cartas de crédito y/o cartas fianza por un monto total agregado de capital equivalente a su respectivo Compromiso. La obligación de cada Banco de otorgar un crédito indirecto también está sujeta, en cada caso, a la satisfacción de cada una de las Condiciones Precedentes para la Realización de Desembolsos.

5.2.                            De la emisión de las Cartas de Crédito:    Siempre que DRP lo solicite por escrito mediante la suscripción y presentación al AGENTE de la Solicitud de Desembolso, con una anticipación de tres (3) días útiles, uno de los Bancos, a elección de DRP, deberá, como parte de los créditos otorgados a DRP en virtud de la Línea de Crédito Indirecto a que se refiere este contrato, emitir Cartas de Crédito para el pago de las importaciones de materias primas, concentrados o materiales efectuadas por DRP.

La emisión de las cartas de crédito realizada al amparo de la Línea de Crédito Indirecto se realizará en la Fecha de Desembolso indicada en la Solicitud de Desembolso. Las Solicitudes de Desembolso deberán ser presentadas por DRP al AGENTE a más tardar a las 5:00 p.m. en el tercer día hábil anterior a la Fecha de Desembolso deseada.

A más tardar a la 1:00 p.m. en la Fecha de Desembolso, el Banco respectivo emitirá la respectiva carta de crédito, siempre que DRP haya satisfecho las Condiciones Precedentes para la Realización de Desembolsos. La emisión de la carta de crédito por parte del Banco respectivo no implica una certificación por éste de que las Condiciones Precedentes han sido satisfechas ni una renuncia a cualquier reclamo contra DRP por su incumplimiento.  La carta de crédito será enviada a DRP directamente por el Banco emisor de la misma, y copia de la carta de crédito deberá ser enviada por DRP al AGENTE.

Al momento de honrar la carta de crédito, el Banco respectivo deberá comunicar de inmediato al AGENTE el pago realizado, siendo de aplicación lo estipulado en el numeral 5.4. siguiente.

5.3.                              Del monto de las Cartas de Crédito:    El monto de las cartas de crédito solicitadas por DRP no podrá ser inferior a US$ 100,000.00, salvo en el caso que el monto disponible de la Línea de Crédito Indirecto sea inferior a dicha suma o suma distinta fuere aprobada por el Banco emisor de la carta de crédito.

5.4.                              De los plazos de las Cartas de Crédito:    Siempre que el plazo de utilización de la Línea de Crédito lo permita, teniendo en consideración lo acordado en el numeral 3.6. de la Cláusula Tercera, las cartas de crédito tendrán los plazos solicitados por DRP y aprobados por el AGENTE, los mismos que, en principio, no excederán el plazo de 6 meses, pudiendo en todo caso, dicho plazo ser renovado o extendido previa aprobación del Banco emisor.

5.5.                              Del pago de las Cartas de Crédito:    Al momento del pago efectivo de una carta de crédito emitida en virtud de lo dispuesto en esta Cláusula, los Bancos, a prorrata en función al porcentaje de sus respectivos Compromisos, financiarán a DRP la suma adeudada, mediante el otorgamiento de un préstamo por un plazo de hasta tres (3) meses en los términos y condiciones señalados en la Cláusula Cuarta y demás Cláusulas de este documento; salvo que DRP solicite al AGENTE hacerse cobro en forma inmediata de la suma pagada en la carta de crédito, para lo cual, por la presente DRP autoriza desde ya al AGENTE para cargar en su cuenta corriente o en una(s) cualesquiera de sus cuentas el importe correspondiente, de conformidad con lo dispuesto en la Cláusula Sexta.

5.6.                              De la Emisión de las Cartas Fianza:    Siempre que DRP lo solicite por escrito mediante la suscripción y presentación al AGENTE de una Solicitud de Desembolso, uno de los Bancos, a elección de DRP, deberá, como parte de los créditos otorgados a DRP en virtud de la Línea de Crédito Indirecto a que se refiere este contrato, emitir (i) cartas fianza de garantía de pago en beneficio de la Superintendencia Nacional de Aduanas del Perú – ADUANAS y (ii) cartas fianza de Fiel Cumplimiento en beneficio de la Superintendencia Nacional de Administración Tributaria – SUNAT.

La emisión de las cartas fianza realizada al amparo de la Línea de Crédito Indirecto se realizará en la Fecha de Desembolso indicada en la Solicitud de Desembolso.  Las Solicitudes de Desembolso deberán ser presentadas por DRP al AGENTE a más tardar a las 5:00 p.m. en el primer día hábil anterior a la Fecha de Desembolso deseada.

A más tardar a la 1:00 p.m. en la Fecha de Desembolso, el Banco respectivo emitirá la respectiva carta fianza, siempre que DRP haya satisfecho las Condiciones Precedentes para la Realización de Desembolsos. La emisión de la carta fianza por parte del Banco respectivo no implica una certificación por éste de que las Condiciones Precedentes han sido satisfechas ni una renuncia a cualquier reclamo contra DRP por su incumplimiento.  La carta fianza será enviada a DRP directamente por el Banco emisor de la misma, y copia de la carta fianza deberá ser enviada por DRP al AGENTE.

En caso se honre la carta fianza, el Banco respectivo deberá comunicar de inmediato al AGENTE el pago realizado, siendo de aplicación lo estipulado en el numeral 5.8. siguiente.

5.7.                              De los plazos de las Cartas Fianza:    Siempre que el plazo de utilización de la Línea de Crédito lo permita, teniendo en consideración lo acordado en el numeral 3.6. de la Cláusula Tercera, las cartas fianza tendrán los plazos solicitados por DRP y aprobados por el AGENTE.

5.8.                              Del pago de las Cartas Fianza:    Las partes reconocen que el pago de las cartas fianza se realizará por el Banco emisor de la misma de inmediato y a simple requerimiento del beneficiario, razón por la cual queda precisado que las oposiciones y excepciones a su ejecución, así fueran pertinentes, deberán ser hechas directamente por DRP contra los beneficiarios ejecutantes, liberando al Banco de toda responsabilidad por proceder al pago requerido en forma inmediata. Sólo una vez que el Banco haya honrado su carta fianza, notificará de ello a DRP no surtiendo efecto alguno los requerimientos que DRP curse al Banco para suspender, retener o negarse al pago exigido por el beneficiario.

Una vez honrada la carta fianza por parte del Banco, DRP queda obligado al reembolso de dicho importe, para lo cual autoriza desde ya al AGENTE para cargar en su cuenta corriente o en una(s) cualesquiera de sus cuentas el importe correspondiente, de conformidad con lo dispuesto en la Cláusula Sexta. En el caso que DRP no cuente con los fondos suficientes en su cuenta corriente o en una(s) cualesquiera de sus cuentas, dicho déficit generado se computará como monto utilizado de la Línea de Crédito Revolvente estipulada en la Cláusula 3.2.1.

SEXTA:                                                   DEL PAGO DE LA LINEA DE CRÉDITO

6.1.                              Del Pago de la Línea de Crédito:    Es condición de este Contrato de Línea de Crédito y especialmente respecto del pago del capital y de los intereses compensatorios y moratorios y demás gastos, comisiones, servicios e impuestos (salvo por los impuestos que graven las rentas del AGENTE o de los Bancos, cuyo pago y costo económico serán asumidos exclusivamente por dichas partes) a que hubiere lugar, que todos los pagos deberán efectuarse en la misma moneda en que se ha pactado y otorgado cada préstamo de conformidad con lo dispuesto en el artículo 1237 del Código Civil. Para este efecto DRP pondrá a disposición del AGENTE, proporcionalmente a cuenta de los Bancos a los que corresponda, a más tardar a las 12.00 p.m. en cada Fecha de Vencimiento u otra fecha en que corresponda hacer efectivo un pago al AGENTE o los Bancos, los fondos suficientes para atender íntegramente los pagos y autoriza al AGENTE desde ahora a realizar el cargo de los importes adeudados en cualquiera de sus cuentas, en moneda nacional o extranjera, que mantenga en cualesquiera de las Sucursales del AGENTE en el país o en el exterior, o de cualesquiera fondos o valores en cualquier moneda que tuviese en su poder para serle acreditados o entregados, sin necesidad de autorización previa ni conformidad posterior. El AGENTE tendrá también derecho de retener y aplicar a la amortización y/o cancelación de lo que DRP adeudare a los Bancos, toda suma, depósito o valor de cualquier naturaleza, que por cualquier causa tenga en su poder y esté destinado a serle acreditado o entregado.

Posteriormente ese mismo día, y siempre que el AGENTE haya recibido los pagos antes de las 12:00 p.m., el AGENTE distribuirá los fondos proporcionalmente a cada Banco que le corresponda.  Los pagos recibidos por el AGENTE después de las 12:00 p.m. serán considerados como hechos al día siguiente, en cuyo caso será aplicable la tasa de interés moratoria señalada en el numeral 4.5. de la Cláusula Cuarta.

El AGENTE queda expresamente autorizado por DRP para que por su cuenta y orden adquiera en el mercado cambiario que legalmente esté disponible, la moneda extranjera necesaria que aplicará en la amortización y/o cancelación de lo adeudado, con cargo a cualquiera de las cuentas en moneda nacional que DRP tuviese en el Banco o cualquiera de sus filiales o subsidiarias.

6.2.                              De los Prepagos:    Los montos de principal adeudados por DRP a los Bancos con respecto a la Línea de Crédito podrán ser pagados anticipadamente por DRP total o parcialmente en cualquier momento, libres de toda penalidad o comisión al respecto.  Al hacer un prepago total o parcial, DRP deberá notificar por escrito al AGENTE con dos días hábiles de anticipación a la fecha en que realizará el prepago, indicando la cantidad del pago anticipado.

6.3.                              Tributos:    Todos los pagos que reciba el AGENTE con respecto a los desembolsos otorgados al amparo de este Contrato de Línea de Crédito serán hechos libres de todo tributo u otro gravamen que tenga el efecto de reducir el monto total a ser percibido por cada Banco conforme a lo pactado en este Contrato de Línea de Crédito. En consecuencia, DRP asumirá el costo que implique que cada Banco reciba una suma igual a la pactada, sin ninguna deducción.  Sin embargo, las partes reconocen que DRP no estará obligado, ni asumirá económicamente el costo de impuesto alguno que grave las rentas que los Bancos o el AGENTE perciban como consecuencia de su participación en el presente Contrato de Línea de Crédito.

SETIMA:                                             DE LAS COMISIONES

DRP está obligado a pagar las siguientes comisiones:

7.1                                 Comisión de Suscripción:    DRP pagará, por concepto de Comisión de Suscripción, los siguientes importes:

7.1.1.                     0.75% del monto resultante de la suma de: (i) US$40’000,000.00 y (ii) el monto sindicado a la Fecha de Cierre, pagadera por DRP al AGENTE en la fecha en que se cumplan las Condiciones Precedentes para la Realización de Desembolsos o el 25 de setiembre de 2002, lo que ocurra primero. Dicha comisión será compartida entre los Bancos, a prorrata en razón del porcentaje que cada uno de sus Compromisos represente en relación con el total de Compromisos asumidos en la Fecha de Cierre; y

7.1.2.                     0.75% del monto que exceda de la suma de: (i) US$40’000,000.00 y (ii) el monto sindicado a la Fecha de Cierre, pagadera por DRP al AGENTE en la fecha en la cual dicho monto en exceso se sindique.  Dicha comisión será distribuida a los Bancos que suscriban el presente contrato luego de la Fecha de Cierre, en relación con el monto de su respectivo  Compromiso.

7.2.                              Comisión de Estructuración:    DRP pagará al AGENTE, por concepto de Comisión de Estructuración, los importes pactados entre el AGENTE y DRP, mismos que figuran en la carta de fecha 16 de setiembre del 2002.  La Comisión de Estructuración será pagada en las oportunidades y en las formas establecidas en dicha carta.

7.3                                 Comisión de Agencia:    DRP pagará al AGENTE, por concepto de Comisión de Agencia, US$ 30,000.00 (TREINTA MIL y 00/100 DOLARES AMERICANOS) anuales durante el plazo de utilización de la Línea de Crédito, incluida cualquier prórroga al mismo, los mismos que serán pagados por adelantado en la Fecha de Cierre y en cada aniversario de la Fecha de Cierre.

7.4.                              Comisión de Compromiso:    DRP pagará al AGENTE, por concepto de Comisión de Compromiso, durante el plazo de utilización de la Línea de Crédito, la suma equivalente al 0.375% anual de la porción no utilizada promedio del monto total de Compromisos de Bancos Hábiles que será calculada teniendo en cuenta las porciones no utilizadas diarias desde la fecha en que se cumplan las Condiciones Precedentes para la Realización de Desembolsos o desde el 25 de setiembre de 2002, lo que ocurra primero, de lo cual se obtendrá un promedio trimestral sobre el que se aplica la tasa antes mencionada. Esta Comisión será pagada por trimestre vencido dentro de los primeros diez (10) días del trimestre siguiente. Para efectos del cálculo, el monto nominal de las cartas de crédito y de las cartas fianza a que se refiere la Cláusula Quinta será considerado como “monto utilizado” de la Línea de Crédito. La Comisión de Compromiso será compartida entre los Bancos, a prorrata en razón del porcentaje que cada uno de sus Compromisos represente en relación con el monto total sindicado de la Línea de Crédito.

7.5.                              Comisión de Emisión de Carta de Crédito:    DRP pagará al AGENTE, por concepto de Comisión de Emisión de Carta de Crédito, los siguientes importes:

7.5.1.                     Contra la emisión de la Carta de Crédito, un monto equivalente al 0.25% trimestral del importe de la respectiva carta de crédito, pagadero por DRP al AGENTE en la fecha de emisión de la carta de crédito.  Esta comisión será entregada al Banco emisor de la carta de crédito; y

7.5.2.                     Contra la recepción de los documentos de embarque, un monto equivalente al 0.25% flat del importe de la respectiva carta de crédito, pagadero por DRP al AGENTE en la fecha la recepción de los documentos de embarque. Esta comisión será entregada al Banco emisor de la carta de crédito.

7.6.                              Comisión de Emisión de Cartas Fianza:    DRP pagará al AGENTE, por concepto de Comisión de Emisión de Cartas Fianza, un monto equivalente al 1.5% anual del monto total de la respectiva carta fianza. Esta comisión será entregada al Banco emisor de la carta fianza.

7.7.                              Impuestos adicionales:    Las antes indicadas comisiones, no incluyen el Impuesto General a las Ventas ni los demás tributos de ley que pudieran gravarlas; siendo de cargo de DRP dichos tributos. Sin embargo, en ningún evento DRP será responsable, ni deberá asumir económicamente el impuesto que grave las rentas que los Bancos o el AGENTE perciban como resultado de su participación en el presente Contrato de Línea de Crédito.

OCTAVA:                                      CONDICIONES PRECEDENTES PARA LA FECHA DE CIERRE

Son condiciones precedentes para la Fecha de Cierre:

8.1.                              Capacidad legal de DRP:    La recepción por parte del AGENTE de copia certificada con constancia de trámite de inscripción del acta de la Junta General de Socios de DRP autorizando la suscripción y ejecución de este Contrato de Línea de Crédito y de los Contratos de Garantía y nombrando a sus representantes para la suscripción de los mismos.

8.2.                              Estados Financieros:    La recepción por parte del AGENTE de las copias de los estados financieros auditados correspondientes al ejercicio económico cerrado al 31 de diciembre del 2001 y de los estados financieros no auditados correspondientes al primer trimestre del ejercicio 2002, acompañados de una certificación por parte de DRP, de fecha reciente, de que dichos estados financieros han sido preparados en forma correcta y completa de acuerdo a GAAP en el Perú.

8.3.                              Aprobaciones Internas:    La recepción por parte del AGENTE de la aprobación de las condiciones de la Línea de Crédito por parte de los órganos competentes de cada uno de los Bancos.

8.4.                              Due Diligence:    La conclusión, en forma satisfactoria para los Bancos, del due diligence de DRP por parte del AGENTE.  Dicho due diligence deberá incluir, sin estar limitado a: (i) la revisión de las pólizas de seguros de DRP, y (ii) revisión por parte de un consultor técnico independiente de: (a) la condición actual de los inventarios y activos fijos de DRP; (b) la ejecución y avances del PAMA y de cualquier otro compromiso de inversión que DRP haya asumido con el Estado peruano, tomando en consideración el vencimiento del plazo del PAMA de Cobriza (con la salvedad de que en este último caso DRP se sujetará a lo dispuesto en el Decreto Supremo N° 022-2002-EM); (c) las inversiones de capital que DRP requiere para mantener el nivel normal de operaciones durante la vigencia de la Línea de Crédito, y (d) el plan de inversiones contemplado en el PAMA, de acuerdo con lo establecido en los convenios vigentes suscritos con las autoridades competentes, teniendo en cuenta el estado actual del PAMA de Cobriza, antes referido, y las modificaciones que se hagan en el futuro al PAMA de la Oroya.

8.5.                              Suscripción del Préstamo Subordinado:    La recepción por parte del AGENTE del Préstamo Subordinado, debidamente suscrito entre DRP y DRR, en términos satisfactorios para los Bancos.

8.6.                              Documentación de Financiamiento:    Las partes hayan llegado a un acuerdo definitivo sobre los términos y condiciones contemplados en los Documentos de Financiamiento.

8.7.                              Inexistencia de Litigios:    La recepción por parte del AGENTE de un certificado suscrito por el Gerente General de DRP o quien ejerza sus funciones en caso de ausencia señalado que, a excepción de lo revelado al AGENTE antes de la suscripción del presente contrato o revelado en el presente Contrato de Línea de Crédito, no existe acción, investigación, demanda, reclamo escrito o proceso judicial alguno pendiente contra DRP o sus bienes, en alguna corte, comisión o comité gubernamental, junta, agencia gubernamental o árbitro, que fuere de conocimiento de algún miembro de la administración o gerencia de DRP, y pudiere causar un Efecto Material Adverso en DRP.

8.8.                              Autorizaciones y Aprobaciones:    De ser necesarias, todas las autorizaciones y aprobaciones gubernamentales necesarias para llevar a cabo las operaciones de DRP han sido obtenidas y están plenamente válidas y vigentes, a excepción de las que, cuya ausencia (no obtenidas o vencidas), no pudieren causar un Efecto Material Adverso.

8.9.                              Licencias de DRP:    Todos los contratos sustanciales, concesiones sustanciales y licencias necesarias para llevar a cabo las operaciones de DRP han sido obtenidos y se encuentran plenamente válidas y vigentes, a excepción de las que, cuya ausencia (no obtenidas o vencidas) no pudieren causar un Efecto Material Adverso.

8.10.                        Seguros:    El endoso a favor del AGENTE, para el beneficio de los Bancos, de las pólizas de seguros que cubren los activos de DRP y que han sido emitidos por compañías de seguros de primer orden, con los niveles de seguro personal y deducibles que se encuentran vigentes a la fecha.

8.11.                        Inexistencia de Acción Gubernamental:    Que el Gobierno peruano no haya promulgado legislación ni haya tomado acción alguna que, a criterio y discreción razonable de la Mayoría de Bancos, pueda limitar la exportación, por parte de DRP, de sus productos.

8.12.                        Inexistencia de Efecto Material Adverso y Cambio Material Adverso:    Que no se hayan producido circunstancias o situaciones, que, a criterio y discreción razonable de la Mayoría de Bancos, puedan ocasionar un cambio material adverso, o pudieran tener un efecto material adverso en: (i) el sistema financiero peruano, (ii) el sistema financiero internacional, (iii) el mercado de capitales peruano o internacional; (iv) el entorno político o económico del Perú, o (v) las políticas tributarias o monetarias del gobierno peruano, sus leyes y regulaciones; y siempre que en cada uno de estos casos, la misma pudiere razonablemente causar un efecto material adverso en la capacidad de todos los Bancos de cumplir con sus obligaciones asumidas en el presente Contrato de Línea de Crédito.

8.13.                        Inexistencia de Efecto Material Adverso y Cambio Material Adverso en DRP y/o Afiliadas:    Que no se hayan producido, desde la fecha de los últimos estados financieros auditados, circunstancias o situaciones que, a criterio y discreción razonable de la Mayoría de Bancos, puedan ocasionar un Cambio Material Adverso o pudieran  tener un Efecto Material Adverso en: (i) la capacidad de repago de los préstamos y/o créditos por parte de DRP y/o Afiliadas, o (ii) los negocios, operaciones, propiedad, activos o pasivos de DRP y/o Afiliadas.

8.14.                        Inexistencia de gravámenes respecto de los ingresos y activos de DRP:    Que los activos y cuentas por cobrar de DRP se encuentren libres de cualquier carga o gravamen, salvo las contempladas en el presente Contrato de Línea de Crédito o que se encuentren definidas como Gravámenes Permitidos.

8.15.                        Pago de Comisiones:    Que DRP haya pagado al AGENTE las comisiones que correspondan de acuerdo a lo dispuesto en la Cláusula Sétima, así como cualesquiera otros gastos, servicios, y honorarios aplicables que deban pagarse bajo este Contrato de Línea de Crédito.

8.16.                        Pago de Tributos:    La recepción por parte del AGENTE de un certificado suscrito por el Gerente General de DRP o quien ejerza sus funciones en caso de ausencia señalando que DRP se encuentra cumpliendo con sus obligaciones laborales y tributarias, con la excepción de las que hayan sido informadas al AGENTE.

NOVENA:                                       CONDICIONES PRECEDENTES PARA LA REALIZACIÓN DE DESEMBOLSOS

Son condiciones precedentes para la realización de los desembolsos de los créditos y/o préstamos a que se refiere el presente Contrato de Línea de Crédito :

9.1.                              Contratos de Garantía y establecimiento de Cuentas Cobranza:    La recepción por parte del AGENTE de los Contratos de Garantía, debidamente suscritos por DRP y sobre su conformidad en relación con el establecimiento de las Cuentas Cobranza en Lima y Miami. Asimismo, DRP deberá haber cumplido con el envío de notificaciones a los clientes de DRP instruyéndolos para que realicen sus pagos en las Cuentas Cobranza y el AGENTE deberá haber recibido copia del documento que evidencie la recepción de dichas notificaciones.

9.2.                              Presentación de Solicitud de Inscripción del Contrato de Prenda Global y Flotante:    Que se haya presentado la solicitud de inscripción, en el Registro Público correspondiente, de la Prenda Global y Flotante otorgada por DRP a favor del AGENTE, en beneficio de los Bancos.

9.3.                              Certificado del Monto Base del Préstamo:    La recepción por parte del AGENTE de un certificado suscrito por el Gerente General, Vice Presidente de Finanzas, Tesorero, o quienes ejerzan sus funciones en caso de ausencia, estableciendo el Monto Base del Préstamo.

9.4.                              Inexistencia de Efecto Material Adverso y Cambio Material Adverso:    Que no se hayan producido circunstancias o situaciones, que, a criterio y discreción razonable de la Mayoría de Bancos, puedan ocasionar un cambio material adverso, o pudieran tener un efecto material adverso en: (i) el sistema financiero peruano, (ii) el sistema financiero internacional, (iii) el mercado de capitales peruano o internacional; (iv) el entorno político o económico del Perú, o (v) las políticas tributarias o monetarias del gobierno peruano, sus leyes y regulaciones; y siempre que en cada uno de estos casos, la misma pudiere razonablemente causar un efecto material adverso en la capacidad de todos los Bancos de cumplir con sus obligaciones asumidas en el presente Contrato de Línea de Crédito.

9.5.                              Inexistencia de Efecto Material Adverso y Cambio Material Adverso en DRP y/o Afiliadas:    Que no se hayan producido, desde la fecha de los últimos estados financieros auditados, circunstancias o situaciones que, a criterio y discreción razonable de la Mayoría de Bancos, puedan ocasionar un Cambio Material Adverso o pudieran tener un Efecto Material Adverso en: (i) la capacidad de repago de los préstamos y/o créditos por parte de DRP y/o Afiliadas, o (ii) los negocios, operaciones, propiedad, activos o pasivos de DRP y/o Afiliadas.

9.6.                              Cumplimiento de Obligaciones de DRP:    Que DRP se encuentre en cumplimiento de todas sus Obligaciones establecidas en el presente contrato, incluyendo las Obligaciones Financieras, con la salvedad de lo establecido en el segundo párrafo del numeral 11.17 de la Cláusula Décimo Primera.

9.7.                              Inexistencia de Acción Gubernamental:    Que el Gobierno peruano no haya promulgado legislación ni haya tomado, desde la Fecha de Cierre, acción alguna que, a criterio y discreción razonable de la Mayoría de Bancos, pueda limitar la exportación, por parte de DRP, de sus productos.

9. 8.                           Inexistencia de algún Evento de Incumplimiento:    Que, a la Fecha  de Desembolso, no se haya producido Evento de Incumplimiento alguno.

9. 9.                           Declaraciones y Garantías:    Que las declaraciones y garantías hechas por DRP en la Cláusula Décima del presente Contrato de Línea de Crédito, y en los Contratos de Garantía, sean correctas y  ciertas a la fecha en la que son realizadas en todo aspecto material, a menos que el defecto en tal declaración o garantía no pueda, razonablemente, causar un Efecto Material Adverso en la situación de DRP, y siempre y cuando tal declaración o garantía haya sido cierta y correcta en todos sus aspectos en la fecha en que fue realizada.

9.10.                        Cumplimiento del PAMA:    Que, a la Fecha de Desembolso, DRP debe encontrarse en cumplimiento del PAMA, de conformidad con lo establecido en los convenios suscritos con las autoridades gubernamentales competentes, tal como fueren modificados periódicamente. El AGENTE reconoce que DRP no viene cumpliendo con las obligaciones contenidas en su PAMA para la operación de la mina Cobriza, ya que el plazo de vigencia del mismo ya venció. Sin embargo, en el caso de la mina Cobriza, DRP se sujetará a lo dispuesto por el Decreto Supremo N° 022-2002-EM. Lo dispuesto en el presente numeral se sujetará a la salvedad establecida en el segundo párrafo del numeral 11.17. de la Cláusula Décimo Primera.

9.11.                        Autorizaciones y Aprobaciones:    De ser necesarias, todas las autorizaciones y aprobaciones gubernamentales necesarias para llevar a cabo las operaciones de DRP han sido obtenidas y están plenamente válidas y vigentes, salvo las que, cuya ausencia (no obtenidas o vencidas), no pudieren causar un Efecto Material Adverso. Asimismo, todos los contratos sustanciales, concesiones sustanciales y licencias necesarias para llevar a cabo las operaciones de DRP han sido obtenidos y se encuentran plenamente válidas y vigentes.

DECIMA:                                           DECLARACIONES Y GARANTÍAS

DRP declara y garantiza a los Bancos que:

10.1.                        Organización y Calificación:    DRP es una sociedad comercial de responsabilidad limitada organizada y en existencia bajo la legislación peruana, que  se encuentra permitida, bajo las leyes peruanas, para ser propietaria de sus bienes y llevar a cabo sus actividades ordinarias.

10.2.                        Poderes y Autorizaciones:    DRP posee y ha otorgado a sus representantes todos los poderes y autorizaciones necesarias para suscribir este Contrato de Línea de Crédito, los Contratos de Garantía y demás Documentos de Financiamiento y para cumplir todas las obligaciones asumidas en cada uno de ellos.

10.3.                        Cumplimiento Forzoso:    Este Contrato de Línea de Crédito, los Contratos de Garantía y demás Documentos de Financiamiento constituyen obligaciones válidas y vinculantes, de cumplimiento forzoso para DRP, salvo por lo dispuesto en la legislación aplicable en materia de quiebra, insolvencia y reestructuración patrimonial.

10.4.                        Autorizaciones Gubernamentales:    DRP cuenta con todas las autorizaciones gubernamentales necesarias, bajo la legislación vigente, para cumplir con el presente Contrato de Línea de Crédito, los Contratos de Garantía y demás Documentos de Financiamiento y para cumplir con las obligaciones asumidas en cada uno de ellos; que las mismas se encuentran en vigencia y no están sujetas a condición o requerimiento alguno. Cualquier autorización que DRP requiera desde la Fecha de Cierre  será obtenida por éste oportunamente, salvo las que, cuya ausencia (no obtenidas o vencidas), no pudieran causar un Efecto Material Adverso.

10.5.                        Inexistencia de Conflictos:    La suscripción y ejecución, por parte de DRP del presente Contrato de Línea de Crédito, de los Contratos de Garantía y demás Documentos de Financiamiento: (i) no está en conflicto ni crea una situación de incumplimiento con respecto a (a) cualquiera de los términos, condiciones o provisiones de los estatutos y demás documentos de constitución de DRP, (b) alguna ley o regulación que le sea aplicable, o alguna sentencia, mandato judicial o decreto de alguna corte o autoridad pertinente, (c) algún acuerdo o contrato en que DRP es parte o por el cual está obligado; (ii)  no puede resultar en la creación o imposición de algún gravamen, carga o afectación sobre alguna propiedad de DRP, salvo que tal gravamen, carga o afectación (a) no pueda, razonablemente, causar un Efecto Material Adverso en la situación de DRP y haya sido debidamente informado al AGENTE con anterioridad a la Fecha de Cierre; (b) esté contemplado en el presente Contrato de Línea de Crédito, incluyendo los Gravámenes Permitidos.

10.6.                        Situación legal:    DRP no se encuentra en situación de incumplimiento bajo ley o regulación alguna que le sea aplicable, o sentencia, mandato judicial o decreto de alguna corte o autoridad pertinente, salvo que tal situación de incumplimiento no pueda, razonablemente, causar un Efecto Material Adverso en la situación de DRP y haya sido debidamente informado al AGENTE con anterioridad a la Fecha de Cierre.

10.7.                        Estados Financieros:    DRP ha puesto a disposición del AGENTE sus Estados Financieros al 31 de diciembre del 2001, debidamente auditados y sus Estados Financieros de situación al 31 de marzo de 2002. Toda esta información financiera ha sido preparada en forma correcta y completa de acuerdo a GAAP en el Perú, y refleja de manera precisa la condición financiera de DRP.  A la Fecha de Cierre, DRP no posee pasivos directos o contingentes, que deban ser reflejados en sus estados financieros de acuerdo a GAAP en el Perú, más que los (i) referidos o reflejados en los mencionados estados financieros en tales fechas, (ii) emergentes del presente Contrato de Línea de Crédito, de los Contratos de Garantía y demás Documentos de Financiamiento, (iii) comunicados al AGENTE; o (iv) que resulten del curso regular de las operaciones de DRP y que sean consideradas Deuda Permitida. A la Fecha de Cierre, no ha ocurrido ningún Cambio Material Adverso en la condición financiera consolidada de DRP de aquella condición financiera reflejada en los estados financieros al 31 de diciembre del 2001, salvo que: (a) dicho Cambio Material Adverso haya sido corregido o subsanado por DRP, o el AGENTE o los Bancos hubieren renunciado a su derecho de reclamo por tal Cambio Material Adverso; o (b) DRP hubiere informado al AGENTE de dicho Cambio Material Adverso antes de la Fecha de Cierre, incluyendo aquéllos que estuvieren contemplados en el Prospecto Informativo.

10.8.                        Procesos Judiciales:    A excepción de lo revelado al AGENTE antes de la Fecha de Cierre, no existe acción, investigación, reclamo escrito, demanda o proceso judicial alguno pendiente contra DRP o sus bienes en alguna corte, comisión o comité gubernamental, junta, agencia gubernamental o arbitral, que a conocimiento de algún miembro de la administración o gerencia de DRP pudiere causar un Efecto Material Adverso.

10.9.                        Revelación:    A la Fecha de Cierre, a excepción de lo que hubiere sido informado al AGENTE, las declaraciones hechas por los miembros de la administración o de la gerencia de DRP en este documento y en los Contratos de Garantía, no incluyen declaración falsa de algún hecho ni omiten intencionalmente algún hecho material que pueda generar que la información proporcionada por DRP conduzca a los Bancos a incurrir en error. A la Fecha de Cierre, no existe hecho alguno conocido por DRP que no haya sido revelado al AGENTE, y que puede resultar en un Efecto Material Adverso para DRP.

10.10.                  Inexistencia de Casos Fortuitos y Fuerza Mayor:    Los negocios y propiedades de DRP no han sido afectados por fuego, explosión, accidentes, huelgas, paros forzosos o cualquier otro problema laboral, sequía, tormenta, granizo, terremotos, embargos, o por cualquier otra circunstancia que, de manera razonable, pueda causar un Efecto Material Adverso a DRP.

10.11.                  Inexistencia de Daños al Medio Ambiente:    DRP opera su negocio cumpliendo todas las normas que le son aplicables de la legislación y regulación ambiental referidas a las actividades minero metalúrgicas, tal como fueren modificadas, teniendo en consideración lo dispuesto en su respectivo PAMA. En el caso de la mina Cobriza, cuyo PAMA ya expiró, DRP se sujetará a lo dispuesto por el Decreto Supremo N° 022-2002-EM. Ningún material dañino, tóxico o peligroso, así definido por dichas normas, ha sido o es vertido, arrojado, esparcido o librado por DRP en violación de alguna norma de la legislación o regulación ambiental minero metalúrgica aplicable, salvo que acciones apropiadas y aceptadas por las autoridades gubernamentales correspondientes y reveladas al AGENTE estén siendo tomadas para remediar esta situación. Cualquier material dañino, tóxico o peligroso que transporte DRP se sujetará a las normas ambientales que le fueren aplicables adoptando las acciones apropiadas y aceptadas por las autoridades gubernamentales correspondientes.

10.12.                  Impuestos:    DRP ha preparado, suscrito y presentado ante la autoridad competente los formularios de todos los tributos e impuestos a los que está obligado legalmente y ha pagado los mismos, excepto aquellos que están siendo reclamados por DRP a través de los recursos impugnatorios apropiados y  sobre los cuales, en caso de ser requerido de acuerdo al GAAP en el Perú, se han hecho las provisiones o reservas en los libros contables de DRP. No existe procedimiento o disputa alguna pendiente entre DRP y autoridad gubernamental alguna en materia de tributos e impuestos, distinto(a) de aquellos(as) detallados(as) en el Anexo V, que forma parte integrante de este contrato, tal como fuere modificado por DRP periódicamente.

10.13.                  Inmunidad:    DRP no posee inmunidad respecto de la jurisdicción y competencia de corte, juzgado, árbitro o tribunal alguno o respecto de algún proceso legal o demanda.

10.14.                  Rango:    Todas las obligaciones que DRP asume bajo el presente Contrato de Línea de Crédito son obligaciones de primer rango para DRP y, por lo tanto, tienen preeminencia respecto de las otras obligaciones, directas o indirectas, presentes o futuras, de DRP, salvo por las expresamente indicadas en la Ley de Reestructuración Patrimonial tal como fuere modificada o reemplazada de tiempo en tiempo. En tal sentido, las obligaciones que pudieran derivarse para DRP de la garantía genérica otorgada en relación con los Bonos Nuevos, los Bonos Existentes y el Nuevo Préstamo, estarán contractualmente subordinadas respecto de las obligaciones que DRP asume en virtud de este Contrato de Línea de Crédito.

DECIMO PRIMERA:                              OBLIGACIONES DE DRP

Por medio de la presente Cláusula, DRP asume ante los Bancos las siguientes Obligaciones:

11.1.                        Obligaciones Financieras

(i)                                     Enviar al AGENTE, dentro de los ciento veinte (120) días siguientes al cierre del ejercicio fiscal (31 de Diciembre), y dentro de los treinta (30) días siguientes al cierre de cada semestre, un certificado, con carácter de declaración jurada, suscrito por su Gerente General, Vice Presidente de Finanzas, Tesorero, o quienes ejerzan sus funciones en caso de ausencia, detallando el Flujo de Caja Disponible para Distribución.  Dicho certificado deberá contener una explicación detallada de los conceptos utilizados por DRP para el cálculo del Flujo de Caja Disponible para Distribución para los períodos T y T+1.  La Mayoría de Bancos, se reserva el derecho de aprobar el cálculo del Flujo de Caja Disponible para Distribución. Sin embargo, dicha aprobación no será denegada sin justificación razonable de la Mayoría de Bancos.

(ii)                                  Enviar al AGENTE, dentro de los treinta (30) días útiles posteriores a cada trimestre fiscal, un certificado suscrito por su Gerente General, Vice Presidente de Finanzas, Tesorero, o quienes ejerzan sus funciones en caso de ausencia, certificando que DRP se encuentra cumpliendo con el Patrimonio Neto Consolidado Mínimo.

11.2.                        Información.

(i)  Veracidad:    Proporcionar información correcta y cierta  al formular la Solicitud de Desembolso  y, en todo momento, a lo largo de la vigencia del presente Contrato de Línea de Crédito.

(ii)  Información Financiera:    Remitir al AGENTE o a quien éste designe, siempre que tal designación le haya sido informada por escrito a DRP, información financiera completa, los Estados Financieros Auditados Anuales y Estados Financieros No Auditados Trimestrales preparados por DRP, de acuerdo a GAAP en el Perú y cualquier información que el AGENTE razonablemente solicite en forma periódica. Los Estados Financieros Auditados serán proporcionados en un plazo no mayor de ciento veinte (120) días del cierre de cada ejercicio (31 de Diciembre) durante la vigencia del presente Contrato de Línea de Crédito y los Estados Financieros No auditados serán proporcionados, dentro de los treinta (30) días del cierre de cada trimestre, obligándose a comunicar prontamente al AGENTE, o a quien éste designe, cualquier hecho o circunstancia que pudiere dar origen a un deterioro sustancial en los ingresos, utilidades, capacidad de pago y/o situación financiera de DRP. Asimismo, remitir al AGENTE o a quien éste designe una versión no auditada de los estados financieros de DRP al cierre de cada trimestre del ejercicio.

(iii)  Información Adicional:    Remitir al AGENTE, dentro de un plazo prudencial luego de su solicitud, cualquier información adicional que le fuere requerida con relación al presente Contrato de Línea de Crédito, a los Contratos de Garantía y  a  la capacidad de DRP de cumplir con las obligaciones asumidas en virtud de dichos documentos.

(iv)  Información sobre Cuentas por Cobrar y Cuentas Cobradas:    Remitir al AGENTE, cada vez que éste se lo solicite, dentro de un plazo prudencial, el detalle de las cuentas por cobrar y cuentas cobradas durante el período que, en cada oportunidad, el AGENTE le indique.

(v)  Subsidiarias Restringidas:    Remitir al AGENTE la actualización del Anexo II del presente documento, en la medida en que se modifique la relación de Subsidiarias Restringidas de DRP y/o DRR.

11.3.                        Notificación de Eventos Extraordinarios:    Notificar prontamente al AGENTE sobre la ocurrencia de alguno de los siguientes eventos, incluyendo una descripción sobre su naturaleza y las acciones que DRP planea tomar al respecto: (i) algún Evento de Incumplimiento, y/o (ii) algún litigio, arbitraje o procedimiento administrativo en los que DRP sea parte y que, de ser resuelto en forma desfavorable para DRP, pueda tener un Efecto Material Adverso.

11.4.                        Mantenimiento de libros y registros contables:    Llevar sus libros y registros de contabilidad de acuerdo con principios y prácticas contables de aceptación general en el Perú, comprometiéndose ante los Bancos a que los estados financieros anuales de la empresa serán dictaminados por una firma de auditores externos de reputación internacional, debiendo poner en conocimiento del AGENTE, en forma oportuna, los auditores seleccionados. Los registros deberán ser llevados con suficiente detalle para precisar las inversiones realizadas, el costo de ellas y, de ser el caso, el progreso de su ejecución, en cada caso, tal como lo requiere GAAP en el Perú.

11.5.                        Inspección:    Permitir que el personal técnico del AGENTE, o el que éste designe, siempre que tal designación le haya sido informada por escrito a DRP, pueda constatar la información proporcionada y la correcta aplicación de los recursos concedidos en virtud de créditos y/o préstamos otorgados por los Bancos a DRP en el marco de este Contrato de Línea de Crédito, así como realizar inspecciones a la planta y establecimientos de DRP. Por cuenta de DRP, se podrán realizar hasta cuatro inspecciones sobre cantidad del inventario de DRP y hasta dos inspecciones sobre calidad del inventario de DRP por año (éstas últimas serán efectuadas en el momento en que se realicen cualesquiera de las cuatro inspecciones sobre cantidad del inventario de DRP). Para estos efectos los períodos anuales se computarán desde la Fecha de Cierre hasta el cumplimiento de cada aniversario de dicha fecha.

11.6.                        Existencia y Capacidad:    Mantener su existencia como sociedad comercial de responsabilidad limitada bajo las leyes peruanas.

11.7.                        No Participación en Actividades No Vinculadas:    Mantener el giro propio de su negocio y abstenerse de participar directa o indirectamente en actividades no vinculadas.  Lo dispuesto en el presente numeral no limita la posibilidad de DRP de otorgar financiamiento, asistencia, beneficios y mejoras a los colegios locales, organizaciones gubernamentales y comunidades, tal como lo ha venido haciendo con anterioridad.

11.8.                        Uso de los Recursos:    Destinar los recursos de los créditos y/o préstamos, que los Bancos le otorguen en el marco del presente contrato, al fin mencionado en la Cláusula Tercera del presente Contrato de Línea de Crédito.

11.9.                        Pagos a Afiliadas:    Limitar los pagos a DRR y sus Afiliadas (incluyendo pagos relacionados con el Préstamo Subordinado y excluyendo las Cuentas Comerciales a DRR), a la disponibilidad de excedentes de flujo de caja, en aplicación del Flujo de Caja Disponible para Distribución. Asimismo, se pagará las Comisiones de Administración de US$ 4,000,000 según lo dispuesto en la definición de Flujo de Caja Disponible para Distribución.

11.10.                  Mantenimiento de Activos:    Mantener en buenas condiciones, conforme a la clase de negocios que desarrolla DRP, la planta y otras áreas productivas necesarias para el desarrollo de su objeto social y, cada cierto tiempo, efectuar las reparaciones y restituciones necesarias en tal sentido, con excepción de las que no pudieren causar un Efecto Material Adverso.

11.11.                  Limitación en la Disposición de Activos:    Abstenerse, durante la vigencia de la presente Línea de Crédito, de vender, arrendar, traspasar o ceder el uso de los activos fijos necesarios para mantener la producción y ventas de la empresa estimadas en la solicitud de crédito presentada a los Bancos, salvo que: (i) sea en el curso normal de sus negocios; (ii) dichos activos fijos ya no sean necesarios para llevar a cabo sus operaciones, (iii) los activos fijos sean considerados, de acuerdo a prácticas anteriores, como excedentes u obsoletos, o (iv) que hayan sido repuestos o vayan a ser repuestos en el curso ordinario de los negocios de DRP.

Salvo que hubiere ocurrido un Evento de Incumplimiento no subsanado por DRP dentro del período de subsanación correspondiente, DRP podrá disponer de sus activos según lo estipulado en los numerales (i) al (iv) precedentes siempre que, en un periodo de 360 días, el importe de dicha transacción no exceda, en forma individual, de US$1’000,000.00 y, en conjunto, los US$2,000,000.00. Para cualquier venta que exceda dichos montos DRP deberá contar con la satisfacción previa del AGENTE y siempre que la misma  contase con la autorización expresa y por escrito de la Mayoría de Bancos en tal sentido.  Se exceptúan de lo dispuesto en la presente Cláusula los bienes que son objeto de contratos de Lease-back que DRP tenga celebrados con el Banco de Crédito del Perú y con Crédito Leasing S.A. Los Bancos se comprometen a hacer sus mejores esfuerzos para dar respuesta a la referida solicitud en un plazo máximo de diez (10) días útiles de presentada la misma y, en caso haber transcurrido dicho plazo sin haber recibido DRP respuesta alguna, se entenderá aprobada la solicitud.  La presente obligación no limita, ni prohíbe, el cierre de las operaciones de la mina Cobriza, ni la venta de activos fijos que se haga como resultado de la misma.

11.12.                  Prenda sobre Participaciones Sociales:    Entregar al AGENTE, en la Fecha de Cierre, un certificado suscrito por el Vice-Presidente de DRCayman, en virtud del cual dicha compañía se compromete a no gravar, prendar, y/o de cualquier otra forma afectar a favor de terceros, el porcentaje que resulte de substraer al 33.33% de las participaciones representativas del capital social de DRP, el porcentaje de participaciones sociales que sean de titularidad de participacionistas  trabajadores o ex trabajadores de Centromin, Metaloroya o DRP o sus sucesores o cesionarios o cualquier otro socio participacionista distinto de DRCayman.

11.13.                  Autorizaciones Gubernamentales:    Mantener vigentes, durante el plazo de vigencia del presente Contrato de Línea de Crédito, todas las licencias, permisos sustanciales y, en general, cualquier autorización que resulte necesaria para el normal desenvolvimiento de sus actividades y la ejecución del presente Contrato de Línea de Crédito, salvo las que, cuya ausencia, no pudiere causar un Efecto Material Adverso.

11.14.                  Impuestos:    Cumplir con pagar todos los tributos e impuestos que le correspondan de acuerdo con la legislación vigente, excepto aquellos que están siendo cuestionados y/o reclamados por DRP a través de los recursos impugnatorios apropiados y respecto de los cuales, en caso el GAAP en el Perú lo requiera, se han hecho las reservas y provisiones correspondientes en los libros y registros contables de DRP.

11.15.                  Abstención de Fusiones o Escisiones:    Abstenerse de participar en procesos de fusión o escisión y no vender ni transferir todos o una parte sustancial de sus activos fijos a persona alguna, ni adquirir todos, o sustancialmente todos, los activos de persona alguna, sin previa autorización expresa y por escrito de la Mayoría de  Bancos, misma que no será denegada sin justificación razonable.

11.16.                  Cumplimiento de la Ley:    Mantenerse al día en el cumplimiento de sus obligaciones fiscales, laborales, incluyendo aquellas derivadas de la legislación sobre seguridad social y administración privada de fondo de pensiones, así como con los demás aspectos de la legislación peruana o extranjera que le sea aplicable y de cualquier regulación al respecto, a menos que: (i) la necesidad de cumplir con tal legislación o regulación esté siendo debatida y/o cuestionada por DRP, de buena fe, a través de los medios apropiados y haya sido provisionada en los libros y registros contables de DRP; (ii) su incumplimiento no pudiere causar un Efecto Material Adverso en DRP;  (iii) tal situación le hubiere sido informada al AGENTE antes de la Fecha de Cierre; o, (iv) se refiera a la situación contenida en la Cláusula 11.17.

11.17.                  Cumplimiento de la Legislación Ambiental:    Sin perjuicio de la obligación contemplada en el numeral anterior, cumplir con todas y cada una de las obligaciones de la legislación ambiental minero metalúrgica vigente, teniendo en consideración lo dispuesto en el PAMA. En el caso de la mina Cobriza, cuyo PAMA ya expiró, DRP se sujetará a lo dispuesto por el Decreto Supremo N° 022-2002-EM. La obligación de cumplimiento contenida en la presente Cláusula incluye la de realizar los estudios y cumplir con los requisitos establecidos en las leyes y reglamentos respectivos.

Asimismo, en caso DRP violase alguna de las normas que le son aplicables de la legislación y regulación ambiental referidas a las actividades minero-metalúrgicas o incumpliese con cualesquiera de las obligaciones que asume en su respectivo PAMA, DRP informará al AGENTE de tal hecho como una condición precedente para la realización desembolsos. Los Bancos se comprometen a realizar desembolsos a favor de DRP, de acuerdo a lo dispuesto en el presente Contrato de Línea de Crédito, salvo que una vez informado, a criterio de la Mayoría de Bancos, se tratara de un incumplimiento material.

11.18.                  Inexistencia de Contratos de Cobertura (Hedging Agreements) con fines especulativos:    Abstenerse de celebrar contratos de cobertura con fines especulativos, que no tengan por objeto esencial protegerse ante la eventual fluctuación en las tasas de interés y tipo de cambio, así como en el precio de concentrados, combustible y productos finales.

11.19.                  Transacciones y contratos con personas afiliadas o vinculadas:    Abstenerse de celebrar con empresas o personas vinculadas, transacciones en condiciones menos ventajosas para DRP de aquéllas que se obtendrían en caso la transacción fuera celebrada con terceras personas no relacionadas. Quedan excluidas de la limitación a que se refiere este numeral las obligaciones que tiene DRP con Afiliadas o personas vinculadas y que se encuentran detalladas en el Anexo VI que forma parte integrante de este Contrato de Línea de Crédito y las Comisiones de Administración.

11.20.                  Obligaciones:    Cumplir, en o antes de la fecha de vencimiento, todas las obligaciones que haya asumido en virtud de este u otros contratos que tenga celebrados, y cuyo incumplimiento podría resultar, a criterio y discreción razonable de la Mayoría de Bancos, en un Efecto Material Adverso para DRP, a menos que dicho cumplimiento: (i) esté siendo debatido o reclamado por DRP, de buena fe, a través de los medios apropiados y (ii) sobre los cuales, en los libros contables de DRP, se han hecho las reservas y provisiones correspondientes de acuerdo a GAAP en el Perú.

11.21.                  Limitación en la asunción de deudas y obligaciones financieras:    Abstenerse de asumir, crear o incurrir en alguna deuda u obligación financiera diferente a una Deuda Permitida.

11.22.                  Limitación en Gravámenes:    Abstenerse de crear o asumir gravámenes sobre alguno de sus bienes, activos o derechos contractuales, presentes o futuros, salvo que se trate de: (i) gravámenes específicamente creados, requeridos o permitidos por el presente Contrato de Línea de Crédito o los Contratos de Garantía, y (ii) Gravámenes Permitidos.

11.23.                  Certificado indicando el Monto Base del Préstamo:    Enviar al AGENTE un Certificado suscrito por su Gerente General, Vice Presidente de Finanzas, Tesorero, o quienes ejerzan sus funciones en caso de ausencia, estableciendo el Monto Base del Préstamo con efectos al día vigésimo de cada mes calendario, así como el detalle de las cuentas que sirvieron para la determinación del mismo; teniendo esta información el carácter de declaración jurada. Este Certificado deberá ser entregado por DRP al AGENTE dentro de los cinco (5) días útiles siguientes al vigésimo día de cada mes calendario. Este Certificado estará vigente por el mes calendario siguiente contado a partir del vigésimo día de cada mes, salvo que en el ínterin DRP presente al AGENTE un nuevo Certificado en reemplazo de aquél, en cuyo caso este nuevo Certificado estará vigente por los días que resten hasta el vigésimo día del mes calendario.

11.24.                  Limitación en la distribución de dividendos:    Abstenerse de distribuir dividendos o pagar deudas subordinadas, en caso se produzca un Evento de Incumplimiento o en caso de encontrarse en mora en sus obligaciones contractuales con los Bancos y/o el AGENTE.

11.25.                  Ejecución exitosa del Plan de Reestructuración de DRR:    Dentro de los sesenta (60) días contados desde la fecha en la que surta efectos el presente Contrato de Línea de Crédito según lo indicado en el numeral 3.10, se deberá haber concluido con la ejecución exitosa del Plan de Reestructuración de DRR, en términos y condiciones satisfactorios para los Bancos. Para tal efecto y dentro del plazo de sesenta (60) días referido, DRP deberá cumplir con entregar al AGENTE la siguiente información:

(i) Reestructuración de DRR:    DRP deberá entregar al AGENTE toda aquella documentación suscrita que sustente el Plan de Reestructuración de DRR. Adicionalmente, deberá entregar un certificado firmado por los Gerentes Generales de DRP y DRR o quienes ejerzan sus funciones en caso de ausencia, en el cual informen sobre los resultados del Plan de Reestructuración de DRR, certificando que éste se ha llevado a cabo con éxito.

(ii) Subordinación Contractual:    DRP deberá entregar al AGENTE los documentos que acrediten que la garantía otorgada por DRP y sus Afiliadas en respaldo del Nuevo Préstamo, los Nuevos Bonos y los Bonos  Existentes se encuentra contractualmente subordinada a las obligaciones que DRP ha asumido a favor de los Bancos en virtud de la Línea de Crédito.

(iii) Renovación de Facilidades Crediticias:    Recepción por parte del AGENTE de los documentos que acrediten la suscripción de la renovación de la facilidad crediticia otorgada por Congress/CIT a favor de DRR.

(iv) Opiniones legales satisfactorias:    DRP deberá entregar al AGENTE las opiniones legales suscritas por los abogados de DRP y de DRR, de acuerdo a los formatos adjuntos como Anexo VII.

Asimismo, DRP deberá facilitar al AGENTE, toda aquella información requerida por los abogados de los Bancos para que éstos puedan emitir, dentro de los sesenta (60) días contados desde la fecha en la que surta efectos el presente Contrato de Línea de Crédito según lo indicado en el numeral 3.10 , una opinión legal  a satisfacción de los Bancos, respecto a: (a) la subordinación contractual de la garantía genérica otorgada por DRP a favor de los Bonos Nuevos, Bonos Antiguos y del Nuevo Préstamo a las Obligaciones que DRP asume en virtud de este Contrato de Línea de Crédito; (b) subordinación del Préstamo Subordinado al cumplimiento de las Obligaciones de Pago que DRP asume en virtud de este Contrato de Línea de Crédito, y; (c) verificación que, ante una insolvencia o declaración de bancarrota de DRR, las obligaciones que DRP asume bajo el presente Contrato de Línea de Crédito son obligaciones de primer rango para DRP y, por lo tanto, tienen preeminencia respecto de las otras obligaciones, directas o indirectas, presentes o futuras, de DRP, salvo por las expresamente indicadas en la Ley de Reestructuración Patrimonial tal como fuere modificada o reemplazada de tiempo en tiempo.

Esta obligación se considerará como válidamente cumplida sí y solo sí todas las opiniones legales requeridas son en términos satisfactorios para los Bancos.

DÉCIMO SEGUNDA:                            EVENTOS DE INCUMPLIMIENTO

Las partes convienen que cada una de las siguientes circunstancias constituye un Evento de Incumplimiento:

12.1.                        Incumplimiento en la Obligación de Pago:    Si DRP incumple en el pago de (i) algún monto correspondiente al principal o intereses de alguno de los préstamos y/o créditos otorgados bajo el presente  Contrato de Línea de Crédito, (ii) alguna comisión, honorario o gasto que deba pagar y/o reembolsar en virtud del presente Contrato de Línea de Crédito, los Contratos de Garantía o los demás Documentos de Financiamiento, o (iii) cualquier otra obligación asumida bajo el presente Contrato de Línea de Crédito, los Contratos de Garantía o los demás Documentos de Financiamiento.

12.2.                        Falsedad de alguna Declaración o Garantía:    Si es falsa o incierta en cualquier aspecto material, alguna de las declaraciones o garantías hechas por DRP en el presente Contrato de Línea de Crédito o en los Contratos de Garantía, y tal circunstancia continúa sin ser corregida por un plazo de quince (15) días calendario desde la fecha de notificación notarial en tal sentido enviada por el AGENTE.

12.3.                      Incumplimiento de Obligación:    Si DRP incumple una cualesquiera de las obligaciones asumidas bajo el presente Contrato de Línea de Crédito o los

Contratos de Garantía, distinta a la Obligación de Pago referida en el numeral 12.1 de esta Cláusula Décimo Segunda, o si DRP incurre en deuda u obligación de endeudamiento adicional distinta a la Deuda Permitida.

En caso DRP incumpla una cualesquiera de las obligaciones a que se refieren los numerales 11.2. (Información), 11.3. (Notificación de Eventos Especiales), 11.4. (Mantenimiento de Libros y Registros Contables), 11.5. (Inspección), 11.6. (Existencia y Capacidad), 11.10 (Mantenimiento de Activos), 11.13. (Autorizaciones Gubernamentales), 11.14. (Impuestos), 11.16. (Cumplimiento de la Ley), 11.17. (Cumplimiento de la Legislación Ambiental), 11.20 (Obligaciones), y 11.23. (Certificado indicando el Monto Base del Préstamo), éste deberá subsanar dicho incumplimiento (si tal incumplimiento es susceptible de subsanación) dentro de los  treinta (30) días calendario siguientes a la notificación notarial en tal sentido enviada por el AGENTE.

12.4.                        Incumplimiento de Obligación Financiera:    Si DRP incumple alguna de las Obligaciones Financieras descritas en el numeral 11.1 de la Cláusula Décimo Primera de este contrato y tal incumplimiento no es remediado dentro de los treinta (30) días calendario siguientes a la notificación notarial en tal sentido enviada por el AGENTE.

12.5.                        Quiebra o Insolvencia:    Si DRP, DRR o una cualesquiera de sus Afiliadas inicia o les es iniciado, y es declarado admisible un procedimiento de quiebra, insolvencia, reestructuración patrimonial o procedimiento concursal, de conformidad con la legislación de la materia aplicable.

12.6.                        Incumplimiento de Obligaciones contempladas en otros contratos (Cross Default):    Si DRP, DRR o una cualesquiera de sus Afiliadas incumple alguna de las obligaciones asumidas en virtud de otro contrato de financiamiento que tiene celebrado, siempre que dicho incumplimiento sea por montos superiores a: (i) US$500,000.00 en el caso de DRP y/o DRR; y, (ii) US$ 1’000,000.00 en caso de alguna de las Afiliadas de DRP o DRR, y siempre que en cada caso se origine la resolución o el vencimiento anticipado del plazo para el cumplimiento de sus obligaciones derivadas de dicho contrato.

Sin embargo, las partes precisan que ante algún incumplimiento en los Bonos Nuevos, Bonos Existentes y el Nuevo Préstamo, no serán de aplicación los montos a que se refiere el párrafo anterior, y se considerará incumplimiento (i) cuando se haya declarado un evento de incumplimiento de conformidad con lo establecido en los documentos que regulan dichas operaciones, y/o (ii) en caso de cualquier solicitud y/o demanda de ejecución de las garantías que DRP y/o sus subsidiarias han otorgado en dichas operaciones, y/o (iii) en caso de cualquier pago o intento de pago de las obligaciones garantizadas por DRP y/o sus subsidiarias en virtud de los Bonos Nuevos, Bonos Existentes y el Nuevo Préstamo, salvo consentimiento previo y por escrito de la Mayoría de los Bancos.

12.7.                        Invalidez de los Contratos de Garantía:    Si alguno de los Contratos de Garantía es rescindido, se resuelve o deja de (i) crear una garantía válida y completa sobre la propiedad sujeta a dicha garantía, con la prioridad otorgada en ella, o (ii) encontrarse en total vigencia y vigor, por haber sido declarado ineficaz y sin valor por órgano arbitral o jurisdiccional competente.

12.8.                        Invalidez de los Documentos de Financiamiento:    Si alguno de los Documentos de Financiamiento dejase de ser exigible o ejecutable.

12.9.                        Autorizaciones Gubernamentales:    Si cualquier autorización gubernamental que pueda ser requerida por DRP con respecto al presente Contrato de Línea de Crédito, a los Contratos de Garantía o a los Documentos de Financiamiento, deja de estar en total vigencia y eficacia y siempre que ello causare un Efecto Material Adverso.

12.10.                  Cambio en la Titularidad de las Participaciones Sociales:    Si DRR deja de poseer, directa o indirectamente, el 66.66% de las participaciones sociales en DRP, salvo que cuente con la aprobación de la Mayoría de Bancos.

12.11.                  Existencia de Gravámenes sobre Unidad Productiva de la Oroya:    Si DRP gravase, transfiriese, afectase o de cualquier otra forma permitida por ley dispusiese, de las concesiones mineras, y/o activos de su propiedad que estén relacionados a, o ubicados físicamente en, la Unidad Productiva de La Oroya, salvo por Gravámenes Permitidos y salvo por la disposición de activos referida en la Cláusula 11.11 incluyendo la disposición de los activos de la mina Cobriza..

12.12.                  Expropiación:    Si en fecha posterior a la Fecha de Cierre, el gobierno peruano realiza cualquier acto que, a criterio y discreción razonable de la Mayoría de Bancos, (i) pueda resultar en la privación de alguno de sus derechos de los Bancos como acreedores bajo el presente  Contrato de Línea de Crédito o los Contratos de Garantía, o (ii) confisque, expropie o nacionalice la propiedad o control de DRP sobre los bienes materia del presente Contrato de Línea de Crédito o de los Contratos de Garantía.

12.13.                  Violencia Política:    Si en fecha posterior a la Fecha de Cierre, ocurre algún acto de guerra (declarada o no declarada), guerra civil, revolución, insurrección o terrorismo en la República del Perú, que tenga un Efecto Material Adverso en la habilidad de DRP para cumplir con sus obligaciones bajo el presente  Contrato de Línea de Crédito y los Contratos de Garantía.

12.14.                  Efecto Material Adverso:    Si en fecha posterior a la suscripción del presente  Contrato de Línea de Crédito ocurre algún acto o circunstancia que, a criterio y discreción razonable de la Mayoría de Bancos, pudiera ocasionar un Efecto Material Adverso.

12.15.                  Cambio Material Adverso:    Si en fecha posterior a la suscripción del presente  Contrato de Línea de Crédito ocurre algún acto o circunstancia que, a criterio y discreción razonable de la Mayoría de Bancos, ocasione un Cambio Material Adverso.

12.16.                  Incumplimiento de PAMA:    Si DRP ha incumplido una cualesquiera de sus obligaciones asumidas en virtud del PAMA, tal como fuere modificado de tiempo en tiempo, de conformidad con los convenios vigentes suscritos con las autoridades gubernamentales competentes; salvo que se trate del cierre definitivo de Cobriza, o hubiera sido revelado al AGENTE conforme a lo establecido en el segundo párrafo del numeral 11.17. de la Cláusula Décimo Primera.

El AGENTE reconoce que DRP no viene cumpliendo con las obligaciones contenidas en su PAMA para la operación de la mina Cobriza, ya que el plazo de vigencia del mismo ya venció. En el caso de la mina Cobriza, DRP se sujetará a lo dispuesto por el Decreto Supremo N° 022-2002-EM

12.17.                  Incumplimiento de Inversiones:    Si DRP no cumple con efectuar las inversiones de capital comprometidas y acordadas con las autoridades gubernamentales competentes y no las subsana en la forma permitida por tales autoridades.

DÉCIMO TERCERA:                             CONSECUENCIAS DEL EVENTO DE INCUMPLIMIENTO

13.1                           En caso de producirse uno cualesquiera de los Eventos de Incumplimiento descritos en la Cláusula anterior, y siempre que, si existiera, el plazo para subsanar dicho Evento de Incumplimiento hubiere vencido sin haber DRP subsanado el mismo, el AGENTE podrá, siempre que la Mayoría de Bancos se lo soliciten, declarar resuelto el presente Contrato de Línea de Crédito, de conformidad con lo dispuesto en el Artículo 1430 del Código Civil, mediante comunicación escrita enviada por la vía notarial a DRP, acompañando una liquidación de saldo deudor conforme con lo dispuesto por el numeral 7 del artículo 132° de la Ley General del Sistema Financiero y del Sistema de Seguros y Orgánica de la Superintendencia de Banca y Seguros (Ley N° 26702); entendiéndose resuelto el presente Contrato de Línea de Crédito, sin necesidad de otra comunicación o formalidad alguna, dándose por vencido el plazo y exigiéndose el pago inmediato de las sumas adeudadas; en cuyo caso el AGENTE tendrá derecho de ejecutar y/o demandar judicialmente la cancelación del íntegro de las sumas adeudadas, así como a ejecutar las garantías a que se refiere la Cláusula Décimo Cuarta de este Contrato de Línea de Crédito y los pagarés. La demora por parte del AGENTE y/o de los Bancos en el ejercicio de este derecho no significará en ningún caso la presunción de renuncia al mismo.

13.2                           En caso de producirse el supuesto contemplado en el numeral anterior y en tanto EL AGENTE no cobre el íntegro de lo que le adeude DRP, serán aplicables a la referida deuda los intereses compensatorios y moratorios a las tasas más altas que el AGENTE tenga establecidas y sean permitidas por ley.

DÉCIMO CUARTA:                                   GARANTIAS

En garantía del cumplimiento de las obligaciones que asume en virtud de este Contrato de Línea de Crédito, DRP se obliga a otorgar a favor del AGENTE, en beneficio de los Bancos, las siguientes garantías que se regirán por sus respectivos contratos:

14.1.                        Cesión de Derechos de Cuentas por Cobrar, a favor del AGENTE, en beneficio de los Bancos, que se originen de las ventas que obtenga de contratos u operaciones de venta de sus productos, así como las cobranzas que de ellos se generen, siempre que dichas cuentas por cobrar sean Cuentas por Cobrar de Compradores Elegibles, para lo cual DRP procederá a suscribir el Contrato de Garantía correspondiente.

14.2.                        Primera y Preferente Prenda Global y Flotante a favor del AGENTE, en beneficio de los Bancos, sobre la totalidad de los concentrados (en camas), productos en proceso y productos finales mantenidos y/o elaborados por DRP; para lo cual procederá a firmar el Contrato de Garantía correspondiente.

DÉCIMO QUINTA:                                       INDEMNIZACION

Por la presente Cláusula, DRP se obliga a indemnizar al AGENTE y a sus Directores, funcionarios y empleados (en adelante en esta Cláusula “las Partes Indemnizables”) por cualquier pérdida, daño o gasto en que una cualesquiera de las Partes Indemnizables sufra o incurra como consecuencia del presente  Contrato de Línea de Crédito, incluyendo, pero no limitándose a, honorarios profesionales de abogados y gastos surgidos de la transacción celebrada, a menos que dicha pérdida, daño o gasto sea consecuencia de la culpa o dolo de dicha Parte Indemnizable.

DÉCIMO SEXTA:                                              CESIONES Y PARTICIPACIONES

DRP, el AGENTE y los Bancos autorizan en forma expresa e irrevocable a cualquier Banco para que pueda ceder, en todo o en parte, a favor de otra u otras instituciones financieras, nacionales o del exterior, la posición contractual que ocupa en el presente Contrato de Línea de Crédito, ceder los derechos que le confiere el mismo (sin que como consecuencia de esta cesión se vean modificados los términos y condiciones de las obligaciones de DRP bajo este Contrato de Línea de Crédito), así como cualquier otro acto u operación en relación a la Línea de Crédito que pudiesen realizarse de acuerdo a ley, a favor de uno o más cesionarios. En caso que el banco que acepta la cesión o participación, fuere un banco no domiciliado en el Perú (“Banco Extranjero”), dicho Banco Extranjero asumirá económicamente cualquier impuesto que grave los ingresos que el mismo perciba y que resulten del otorgamiento de un crédito desde el extranjero.

Para estos efectos, DRP se obliga a suscribir los documentos que sean necesarios con el fin que se pueda llevar a cabo las transferencias autorizadas conforme al párrafo anterior.

No obstante lo antes dispuesto, el Banco de Crédito se obliga a que en ningún caso reducirá el monto de su Compromiso a porcentaje menor al 51% del total de los montos comprometidos de Bancos Hábiles, salvo que ceda su posición en el presente Contrato de Línea de Crédito a otro banco de primer nivel, previo consentimiento de DRP, cuyo  consentimiento no podrá ser denegado en forma injustificada.

En el caso de cesiones o participaciones que se relacionen con la emisión de cartas de crédito o de cartas fianza, la cesión será válida, sí y solo sí, el banco aceptante de la cesión o participación es un banco de primera clase comercialmente aceptado para la emisión de las cartas fianza o las cartas de crédito.

DRP no podrá ceder o transferir su posición contractual sin la previa autorización del AGENTE y todos los Bancos.

DECIMO SÉTIMA:                                        MODIFICACIÓN DEL CONTRATO

17.1                           Las partes se reservan el derecho de modificar los términos del presente Contrato de Línea de Crédito en el momento en que lo estimen conveniente. Las modificaciones introducidas entrarán en vigencia a partir de la suscripción del contrato que para el efecto suscriban, o en la fecha que las partes acuerden. Cualquier modificación al presente Contrato de Línea de Crédito, deberá hacerse necesariamente por Escritura Pública, salvo las referidas a cambios de domicilios, facsímiles, correos electrónicos y/o personas autorizadas para efectuar comunicaciones, en cuyo caso bastará comunicar tales modificaciones mediante carta notarial.

17.2.                        Sin perjuicio de lo antes mencionado, cualquier cambio en los términos y condiciones del presente Contrato de Línea de Crédito que implique: (i) una reducción o ampliación en el monto del capital; (ii) una reducción o ampliación en la tasa de intereses, ya sean compensatorios o moratorios; (iii) una ampliación o reducción en el plazo; (iv) una reducción o ampliación en el monto de comisiones; y (v) cualquier modificación en los Contratos de Garantía, deberá contar necesariamente con la aprobación por escrito del total de los Bancos Hábiles participantes en la Línea de Crédito.

Cualquier otra modificación en los términos y condiciones de la presente Línea de Crédito deberá contar con la aprobación por escrito de la Mayoría de Bancos.

DÉCIMO OCTAVA:                                 COSTOS Y GASTOS

18.1                           Todos los costos y gastos que se originen para el AGENTE como consecuencia de la preparación, negociación y celebración del presente contrato, incluyendo, pero no limitándose, a los honorarios profesionales de abogados, los gastos del due diligence, los gastos derivados de la participación y/o sindicación del AGENTE y las comisiones que cobren los bancos en los que se establezcan las Cuentas Cobranza,como consecuencia de este Contrato de Línea de Crédito, serán asumidos y pagados por DRP.

18.2                         Asimismo, serán asumidos y pagados por DRP todos los gastos judiciales y extrajudiciales que pudieran originarse como consecuencia del cobro de las sumas que DRP pudiera adeudar a los Bancos y/o al AGENTE en virtud del presente Contrato de Línea de Crédito y/o de la ejecución de los Contratos de Garantía.

18.3.                        Igualmente serán asumidos y pagados por DRP las comisiones y gastos que pudieran cobrar al AGENTE los bancos corresponsales que participen de una u otra manera en las Cartas de Crédito emitidas por el AGENTE, a que se refiere la Cláusula Quinta de este documento. El AGENTE se compromete a entregar a DRP una copia de la evidencia de la liquidación que le haga(n) llegar el(los) banco(s) corresponsal(es), mas no el Impuesto a la Renta que le corresponda pagar a dichos bancos como resultado de las rentas obtenidos derivados del presente Contrato de Línea de Crédito.

18.4.                        Sin perjuicio de lo señalado en los párrafos anteriores, serán asumidos por DRP todos los demás costos y gastos que se deriven del presente Contrato de Línea de Crédito, incluyendo los gastos notariales derivados de la elevación a Escritura Pública de este documento, así como los de un Testimonio y una Copia Simple del mismo para el AGENTE.

DÉCIMO NOVENA:                                  NOTIFICACIONES

Cualquier notificación, solicitud, demanda, consentimiento, designación, dirección, instrucción, certificado u otra comunicación a ser dada bajo el presente Contrato de Línea de Crédito, deberá ser dada por escrito o enviada por facsímil (con confirmación escrita de recepción, confirmación que puede ser hecha por facsímil) a la dirección y número de facsímil abajo indicadas de DRP y del AGENTE y cuando sea requerido por la ley peruana, a las direcciones de DRP y del AGENTE indicadas en la introducción de este Contrato de Línea de Crédito, o a cualquier otra dirección que sea comunicada por escrito para tal efecto por DRP y el AGENTE:

DRP

Atención:	Sres. Kenneth Richard Buckley y Henry Eric Peitz
Dirección:	Av. Víctor Andrés Belaúnde 147, Vía Principal 155,

Centro Empresarial Real - Torre Real 3, Piso 9,
San Isidro
Facsímil:	215-1235
215-1281

AGENTE

Atención:	Jorge Luis de los Heros / Indira Palomino
Dirección:	Centenario 156, Las Laderas de Melgarejo
La Molina
División de Mercado de Capitales
Facsímil:	349-0592

A LOS BANCOS: A las direcciones consignadas en la introducción del presente Contrato de Línea de Crédito.

Para que sea oponible cualquier variación de domicilio a la otra parte, deberá serle comunicada a la otra parte mediante notificación escrita con una anticipación no menor a quince (15) días calendario computados a partir de la fecha en la que se efectuará tal modificación domiciliaria, debiendo hacer expresa referencia que dicha variación se encuentra referida al domicilio señalado en el presente documento e indicando a partir de cuando entrará en vigencia la modificación domiciliaria.

VIGÉSIMA:                             DEL AGENTE Y LOS BANCOS

20.1.                        Cada uno de los Bancos, por medio del presente y de manera irrevocable, designa al Banco de Crédito del Perú como AGENTE para todos los efectos derivados de este Contrato de Línea de Crédito y de los Documentos de Financiamiento y por el presente cada Banco autoriza al AGENTE a realizar las acciones, ejercer los poderes y cumplir las obligaciones que le correspondan conforme a los términos de este Contrato de Línea de Crédito.  En consecuencia, las funciones del AGENTE para efectos de la Línea de Crédito incluirán (pero no se limitarán a), las de AGENTE de desembolsos, para recibir pagos de DRP, AGENTE para la constitución de garantías, para la recepción de documentos a ser entregados por DRP bajo el Contrato de Línea de Crédito y para la ejecución de cualquier medida a la que tengan derecho los Bancos bajo el Contrato de Línea de Crédito, entre otras.  Las partes reconocen y acuerdan que todas las notificaciones que deban hacerse de los Bancos a DRP y de DRP a los Bancos, deberán hacerse única y exclusivamente a través del AGENTE.

Asimismo, se acuerda que cualquier notificación o comunicación que DRP le haga llegar al AGENTE se entenderá realizada a todos los Bancos.  Cualquier información que sea de conocimiento del AGENTE o de los Bancos deberá considerarse como si hubiere sido comunicada o notificada por DRP y en dicho evento DRP no incurrirá en incumplimiento alguno por no haber informado de tal hecho al AGENTE o a los Bancos, al tiempo en que dicha información debió haber sido comunicada o notificada al AGENTE.

Las funciones del AGENTE bajo este Contrato de Línea de Crédito y los demás Documentos de Financiamiento implican la ejecución de ciertos actos bajo la dirección de los Bancos conforme a los procedimientos establecidos en este contrato.  No implican una relación de representación y en todo caso constituyen el ejercicio por el AGENTE de un mandato sin representación de los Bancos.  En consecuencia, el AGENTE no tiene ningún deber fiduciario ni ningún tipo de obligación con los Bancos más allá de las especificadas en este contrato.

20.2.                        El AGENTE podrá ejecutar cualquier acción que deba ejecutar bajo este Contrato de Línea de Crédito o cualquier Documento de Financiamiento por medio de agentes o representantes.  El AGENTE no será responsable por las acciones de dichos agentes o representantes salvo que en su selección como tales haya incurrido en culpa inexcusable.

20.3.                        El AGENTE tendrá el derecho de actuar (o no actuar) en base a cualquier comunicación recibida conforme a lo establecido en este Contrato de Línea de Crédito y que razonablemente crea ser correcta, genuina y ejecutada por las personas autorizadas. Toda decisión que deba tomar el AGENTE para el cumplimiento de sus funciones, deberá contar con la aprobación de la Mayoría de Bancos, de acuerdo a la definición establecida en la Cláusula 1.1. Por tanto, cualquier acción o abstención del AGENTE en el marco de este Contrato de Línea de Crédito estará plenamente justificada si está basada en una comunicación de una Mayoría de Bancos.  Cualquier acción o abstención adoptada por el AGENTE que esté basado en el voto de una Mayoría de Bancos será obligatoria para todos los Bancos.

No obstante, el AGENTE podrá exigir de los Bancos ciertas garantías o indemnizaciones antes de tomar alguna acción o abstenerse de hacerlo, bajo este Contrato de Línea de Crédito  y los Documentos de Financiamiento, cuando considere que al tomar dicha acción o abstenerse de hacerlo puede incurrir  en responsabilidades no contempladas en su función como AGENTE, y tendrá todo el derecho a rehusarse a ejercer cualquier acción o abstención hasta que los Bancos no le hayan proporcionado dichas garantías o indemnizaciones.

20.4.                        Para los efectos de este Contrato de Línea de Crédito, se presumirá que el AGENTE no conoce sobre la ocurrencia de un incumplimiento de DRP ni un Evento de Incumplimiento si no ha recibido una comunicación por escrito en tal sentido de un Banco o de DRP o de cualquier otra persona que sea parte en el otorgamiento de la Línea de Crédito.  Dicha comunicación deberá hacerse por escrito y deberá especificar que es una notificación de un incumplimiento.

Una vez conocido el Evento de Incumplimiento, el AGENTE tomará la acción que le sea indicado por la Mayoría de Bancos.  Hasta que reciba dichas instrucciones, el AGENTE podrá, pero no estará obligado, a tomar las acciones o abstenerse de actuar, conforme sea necesario con respecto a dicho incumplimiento o Evento de Incumplimiento en la medida que sean prudentes con el fin de proteger los intereses de los Bancos.

20.5.                        Cada Banco declara por medio del presente, que cualquier acción o abstención adoptada por dicho Banco y cualquier decisión tomada será de manera individual y será el resultado de su propio análisis de las situaciones y documentos presentados y evaluados. Cada Banco declara que el AGENTE no ha efectuado ninguna declaración, afirmación, o calificación de ningún tipo con respecto al análisis y evaluación que cada Banco debe efectuar y ninguna decisión de un Banco está ni estará basada en ninguna declaración, afirmación o información propia proporcionadas por el AGENTE, salvo en su ejercicio como AGENTE recolector de documentos de DRP.

20.6.                        El AGENTE podrá, en su calidad de banco, participar como Banco en este Contrato de Línea de Crédito, para lo cual tendrá todos los derechos y asumirá todas las obligaciones que correspondan a los Bancos bajo los Documentos de Financiamiento.  En tal situación, el término Banco incluirá al AGENTE en su función de Banco y no de AGENTE.

20.7.                        El AGENTE podrá renunciar a su cargo y ceder su posición contractual como AGENTE en este Contrato de Línea de Crédito.  Los Bancos y DRP prestan desde ahora su consentimiento irrevocable a que el AGENTE renuncie a su calidad de AGENTE mediante una notificación escrita dirigida a los Bancos y a DRP con no menos de 20 días de anticipación. Sin embargo, dicha renuncia no surtirá efecto hasta que se haya designado al nuevo AGENTE, de acuerdo a lo dispuesto mas abajo en este Contrato de Línea de Crédito.

En la fecha indicada por el AGENTE para hacer efectiva su renuncia, cesarán sus funciones y responsabilidades como tal.

Los Bancos, elegirán entre ellos al Banco que ocupará el cargo de AGENTE.  A partir de dicha fecha, el término AGENTE se referirá a la nueva institución que se constituya como tal.

20.8.                        Los Bancos se obligan a indemnizar al AGENTE (en su función de AGENTE y no de Banco) proporcionalmente con su participación en la Línea de Crédito, al igual que a sus subsidiarias o afiliadas así como a sus respectivos directores, funcionarios o empleados (cada uno de ellos un “Sujeto de Indemnización”) por toda pérdida, responsabilidad, reclamo, daño o gasto (“Daños Indemnizables”) incurrido por cualquiera de ellos como resultado de, derivado de, o relacionado directa o indirectamente con cualquier investigación, litigio, o cualquier tipo de procedimiento relacionado con las operaciones contempladas bajo este Contrato de Línea de Crédito u otro Documento de Financiamiento, incluyendo entre otros, honorarios de abogados y costos de pagos por transacción judicial o extrajudicial; en la medida en que dichos Daños Indemnizables no hayan sido pagados por DRP, sus subsidiarias o afiliadas.

VIGÉSIMO PRIMERA:                                     LEGISLACIÓN APLICABLE

En todo lo no previsto en este documento, el presente Contrato de Línea de Crédito se rige por las Legislación de la República del Perú.

VIGÉSIMO SEGUNDA:                                   ARBITRAJE

22.1                           Las partes acuerdan expresamente que cualquier conflicto o controversia que pudiera surgir entre ellas como consecuencia de la interpretación o  ejecución de este Contrato de Línea de Crédito, incluidas las relacionadas con su nulidad e invalidez, serán resueltas mediante arbitraje de derecho, a cargo de un Tribunal Arbitral compuesto por tres miembros que necesariamente deberán ser abogados colegiados, realizado conforme al Reglamento de Conciliación y Arbitraje Nacional e Internacional de la Cámara de Comercio de Lima.

22.2                           El Tribunal  Arbitral estará constituido de la siguiente manera: cada una de las partes designará a un árbitro y el tercero será designado de común acuerdo por los dos primeros, quien será el Presidente del Tribunal Arbitral.

22.3                           El arbitraje se llevará a cabo en la ciudad de Lima y la duración del mismo no podrá exceder los sesenta (60) días útiles, contados a partir de la fecha de instalación del Tribunal Arbitral hasta la expedición del laudo respectivo.

22.4                           El laudo del Tribunal Arbitral será definitivo e inapelable.

22.5                           Los gastos que ocasione el arbitraje serán de cargo de la parte perdedora.

22.6                           En caso de que alguna(s) de las partes decidiera(n) interponer recurso de anulación contra el laudo arbitral ante el Poder Judicial, deberá constituir previamente a favor de la parte contraria una Carta Fianza otorgada por un Banco de primer orden con sede en Lima, equivalente a US$ 50,000.00 (CINCUENTA MIL DOLARES Y 00/100 DE LOS ESTADOS UNIDOS DE NORTEAMERICA), ejecutable en caso que dicho recurso, en fallo definitivo, no fuera declarado fundado. Dicha Carta Fianza deberá estar vigente durante el tiempo que dure el proceso promovido.

Agregue usted señor Notario las demás Cláusulas de Ley y eleve a Escritura Pública la presente Minuta.

Lima, 17 de setiembre de 2002

/s/ DOE RUN PERÚ S.R.L.	/s/ BANCO DE CRÉDITO DEL PERÚ
DOE RUN PERÚ S.R.L.	BANCO DE CRÉDITO DEL PERÚ

ANEXO I
RELACIÓN DE COMPROMISOS DE LOS BANCOS

BANCO	TOTAL COMPROMISO

Banco de Crédito del Perú	US$40’000,000.00

ANEXO II
RELACIÓN DE SUBSIDIARIAS RESTRINGIDAS DE DRP Y DE DRR

DRP

Doe Run Development S.A. C

DRR

Fabricated Products, Inc.,

DR Land Holdings, LLC,

Doe Run Cayman, Ltd.

ANEXO III
MODELO DE SOLICITUD DE DESEMBOLSO

Lima, [    de        del       ]

Señores

BANCO DE CRÉDITO DEL PERÚ

Agente de los Bancos del Contrato

De Línea de Crédito

Att:                           [                                    ]

De nuestra consideración:

Por medio de la presente, DOE RUN PERÚ S.R.L., una sociedad de responsabilidad limitada (en adelante, DRP) hace referencia al Contrato de Línea de Crédito de fecha [                ], suscrito entre DRP, los Bancos a los que se hace referencia y el Banco de Crédito del Perú, en calidad de Agente (en adelante, el Agente). Los términos en mayúsculas usados y no definidos en este documento, deberán tener los significados otorgados a los mismos en el Contrato de Línea de Crédito.  En tal sentido, DRP notifica de manera irrevocable que, de conformidad con la sección [4.3., 5.2. ó 5.6] del Contrato de Línea de Crédito, requiere un [Desembolso, la emisión de una carta de crédito o la emisión de una carta fianza] de conformidad con lo estipulado en el Contrato de Línea de Crédito, y según los términos señalados a continuación (el Desembolso):

(i)	Fecha de Desembolso:	[ ]

(ii)	Monto total del Desembolso:	[ ]

(ii)	Fecha de Vencimiento:	[ ]

(iv)	Tasa de Interés:	[ ]

(v)	Banco Emisor:	[ ]*

(vi)	Beneficiario:	[ ]*

(vii)	Concepto:	[ ]**

*                                         [Para casos de emisión de cartas fianza o cartas de crédito]

**                                  [Sólo para casos de emisión de cartas fianza]

DRP certifica que las siguientes declaraciones son verdaderas a la fecha, y serán verdaderas a la Fecha de Desembolso.

(A)                              Después de efectuado el Desembolso, el monto total utilizado al amparo de la Línea de Crédito no excederá el monto total de los Compromisos de los Bancos, los cuales se detallan en el Anexo [     ] del Contrato de Línea de Crédito;

(B)                                DRP ha cumplido con las Condiciones Precedentes para la Realización de Desembolsos a que se refiere la Cláusula Novena del Contrato de Línea de Crédito; y

(C)                                DRP está cumpliendo con todas las obligaciones asumidas por éste en virtud del Contrato de Línea de Crédito, y no se ha producido ninguno de los Eventos de Incumplimiento contemplados en la Cláusula Décimo Segunda del Contrato de Línea de Crédito.

Sin otro particular, quedamos de ustedes,

Atentamente,

DOE RUN PERÚ S.R.L.

ANEXO IV
MODELO DE PAGARÉ

Nº

P A G A R E

POR:  US$

VENCE EL:

Debemos y nos obligamos a pagar solidaria e incondicionalmente, a la orden del [          ] el Banco, o a quien éste hubiera transferido este Pagaré, siempre que dicho endoso se hubiese efectuado de conformidad con lo contemplado en el Contrato de Línea de Crédito de fecha [             ], la suma de US$ [                       (                   Y 00/100 DOLARES AMERICANOS)], importe recibido a nuestra entera satisfacción y que nos obligamos a devolver en la misma moneda antes expresada, el día indicado como vencimiento, en el local del Banco de esta ciudad o en el lugar que se nos presentare a cobro, más los intereses compensatorios que a la tasa equivalente a Libor a [30, 60 ó 90] días más 3.5% (tres punto cinco por ciento) anual se generen durante su vigencia, quedando estipulado que si no efectuásemos el pago del capital más los intereses compensatorios acordados al vencimiento de este Pagaré, abonaremos adicionalmente a los intereses compensatorios mencionados anteriormente, intereses moratorios a una tasa equivalente al 3% (tres por ciento) anual más reembolso por gastos, servicios e impuestos a que hubiere lugar, hasta la total cancelación del monto total liquidado; además de los gastos notariales, judiciales, tributos y otros que los hubiere.

La tasa LIBOR a noventa [30, 60, ó 90] días es la tasa de interés a la cual se ofrecen por el mismo plazo depósitos en Eurodólares en el mercado interbancario de Londres registrada diariamente a las 11:00 horas, conforme aparece en la página LIBOR del monitor del sistema informativo REUTERS (ajustada de ser necesario al 1/16 del 1% superior más cercano).  Las partes convienen y señalan que la tasa de interés pactada para este préstamo es de carácter variable de acuerdo a las variaciones de la tasa LIBOR.

Para su Pago con Cargo en Cuenta, según el artículo 53 de la Ley N° 27287, disponer el cargo en:

Denominación de la Empresa Bancaria	Clase de Cuenta	Número o Código de la Cuenta

Quedan expresamente aceptadas todas las prórrogas del vencimiento de este Pagaré, ya sea por su importe total, cantidad menor o mayor que tuviera a bien concedernos el tenedor, prórrogas que bastará sean anotadas en este mismo documento sin que sea necesario para su plena validez que lo suscribamos nuevamente.  El tenedor queda obligado a informar de las prórrogas que conceda, a simple requerimiento de cualquier obligado de este Pagaré, así como a no realizar más prórrogas desde la fecha de notificación notarias que cualquiera de dichos obligados le dirija conforme a los artículos 49.5. y 49.6. de la Ley N° 27287.

Autorizamos expresa e irrevocablemente al BANCO, para que a su vencimiento o fecha posterior, pueda atender el pago de este pagaré, mediante cargo o compensaciones con las sumas necesarias que existan en nuestras cuentas o depósitos que mantengamos en dicho BANCO, cualquiera que fuera la moneda de dichas cuentas, conforme al artículo 132.11 de la Ley N° 26702.

Este Pagaré es de naturaleza mercantil, y por consiguiente está sujeto a las normas de la Ley de Títulos Valores, y al procedimiento ejecutivo del Código Procesal Civil en su caso.

Nos sometemos a la competencia de los jueces del Distrito Judicial de Lima, señalando domicilio para ese efecto el indicado al final de este documento, donde válidamente se realizarán las diligencias notariales y judiciales para los fines de su pago.

Las cuentas, depósitos, bienes o valores que en cualquier moneda mantengamos en el BANCO, o en cualquiera de sus subsidiarias o filiales, podrán ser destinadas al pago total o parcial del presente Pagaré, de sus intereses, capital y/o demás obligaciones señaladas en este Pagaré; quedando dichos bienes afectados en garantía de primer rango, con potestad de aplicación o realización directa y, en el caso de bienes distintos al dinero, al mejor postor, libre de toda responsabilidad por el precio que se obtenga conforme al artículo 1069 del Código Civil.

Lima,      de                         del 2002

Razón social:                          DOE RUN PERÚ S.R.L.

RUC N° :                                                20376303811

Dirección:                                          Victor Andrés Belaúnde 147, Vía Principal 155, Centro Empresarial Real – Torre Real 3, piso 9, San Isidro, Lima.

Representantes:        [                    ], identificado con [                  ]

Datos de Inscripción de Poderes: [                                 ]

Prorrogado por US$ con vencimiento al de de , de conformidad con los términos de este documento.	Prorrogado por US$ con vencimiento al de de , de conformidad con los términos de este documento.	Prorrogado por US$ Con vencimiento al de de , de conformidad con los términos de este documento.

Fecha:	Fecha:	Fecha:

BANCO DE CREDITO DEL PERU	BANCO DE CREDITO DEL PERU	BANCO DE CREDITO DEL PERU

Prorrogado por US$ con vencimiento al de de , de conformidad con los términos de este documento.	Prorrogado por US$ con vencimiento al de de , de conformidad con los términos de este documento.	Prorrogado por US$ Con vencimiento al de de , de conformidad con los términos de este documento.

Fecha:	Fecha:	Fecha:

BANCO DE CREDITO DEL PERU	BANCO DE CREDITO DEL PERU	BANCO DE CREDITO DEL PERU

Prorrogado por US$ con vencimiento al de de , de conformidad con los términos de este documento.	Prorrogado por US$ con vencimiento al de de , de conformidad con los términos de este documento.	Prorrogado por US$ Con vencimiento al de de , de conformidad con los términos de este documento.

Fecha:	Fecha:	Fecha:

BANCO DE CREDITO DEL PERU	BANCO DE CREDITO DEL PERU	BANCO DE CREDITO DEL PERU

ANEXO V

RELACIÓN DE PROCEDIMIENTOS TRIBUTARIOS

Expediente N°	Recurso	Instancia	Materia	Importe impugnado
3744-2001	Apelación	Tribunal Fiscal	Impuesto Predial correspondiente a los ejercicios gravables 1998, 1999 y 2000, respecto a diversos inmuebles ubicados en Santa Rosa de Sacco.	S/. 1’323,135

ANEXO VI
RELACIÓN DE OPERACIONES COMERCIALES SUSCRITAS CON AFILIADAS

1.	Contrato denominado “Hedging Services Contract” celebrado entre Doe Run Perú SRL. y The Doe Run Resources Corporation, de fecha 1 de noviembre de 2000, tal como fuere modificado de tiempo en tiempo.

2.

Contrato denominado “International Sales Agency Services Contract” celebrado entre Doe Run Perú SRL. y The Doe Run Resources Corporation, de fecha 1 de noviembre de 2000, tal como fuere modificado de tiempo en tiempo.

3.

Préstamo Subordinado denominado “Subordinated Promissory Note” otorgado por The Doe Run Resources Corporation a favor de Doe Run Perú SRL., por el monto de US$139’062,500.00, de fecha 12 de setiembre de 2002.

4.	Garantía otorgada por Doe Run Perú SRL. respecto al otorgamiento de uno o más Préstamos Preferenciales por el monto de US$35’500,000.00, a favor de The Doe Run Resources Corporation.

5.	Garantía otorgada por Doe Run Perú SRL. a los Bonos Nuevos y Bonos Existentes emitidos por The Doe Run Resources Corporation.

ANEXO VII

FORMATOS DE OPINIONES LEGALES

(Para los abogados de DRR)

     de setiembre de 2002

Banco de Credito del Perú, como agente de los Prestadores
Calle Centenario No. 156
Las Laderas de Melgarejo
La Molina, Lima, Perú

y cada uno de los Prestadores parte del Contrato de Línea de Crédito mencionado líneas abajo.

Re:                    Línea de Credito para Capital de Trabajo por $58,000,000

Señoras y Señores:

Hemos actuado como asesores legales especiales de Nueva York de la compañía Doe Run Perú S.R.L., una sociedad de responsabilidad limitada, incorporada bajo las leyes del Perú (de aquí en adelante la “Compañía”), en conexión con el Contrato de Línea de Crédito en Moneda Extranjera, de fecha        de setiembre de 2002 (el “Contrato de Línea de Crédito”), entre la Compañía, como la prestataria, el Banco de Credito de Perú, como el agente de los Prestadores referidos líneas abajo (denominado el “Agente”, en dicha capacidad), y cada uno de los Prestadores que cada cierto tiempo será(n) parte(s) del Contrato de Línea de Crédito (cada uno denominado individualmente un “Prestador” y conjuntamente, los “Prestadores”) a favor de la Compañía por un monto total del principal de hasta US$58,000,000.  Los términos utilizados en este documento que empiezan con una letra mayúscula pero cuya definición no aparece aquí, tienen los significados respectivos que se les ha dado en la traducción al idioma inglés del Contrato de Línea de Crédito referido líneas abajo.  Hacemos entrega a ustedes de esta carta con nuestras opiniones legales a solicitud de la Compañía y de conformidad con la Subcláusula 11.25 del Contrato de Línea de Crédito.

Para formular las opiniones que se indican a continuación hemos  examinado y confiado en los originales, las copias o muestras/ejemplos, legalizadas o de alguna otra manera identificadas a nuestra satisfacción, de la traducción al idioma inglés de los siguientes documentos relacionados con el Contrato de Línea de Crédito  referido en el presente documento; la traducción al idioma inglés del Contrato de Prenda Global y Flotante y la traducción al idioma inglés del Contrato de Cesión de Derechos de Cuentas por Cobrar y en los certificados, registros empresariales y públicos, acuerdos/contratos e instrumentos y otros documentos, incluyendo, entre otros, los documentos entregados en la fecha del presente, conforme lo hemos considerado apropiado para utilizarlos como base de las opiniones que expresamos a continuación.  Al realizar dicho examen hemos asumido/dado por sentado la autenticidad de las firmas, la autenticidad de todos los documentos, contratos/acuerdos e instrumentos que nos han sido entregados como originales, la conformidad/concordancia con los originales de todos los documentos, contratos/acuerdos e instrumentos de todos los documentos, contratos/acuerdos e instrumentos que nos han sido entregados como copias o como muestras/ejemplos, la autenticidad de los originales de dichos documentos, contratos/acuerdos e instrumentos que nos han sido entregados como copias o muestras/ejemplos y la exactitud/precisión de los asuntos señalados en los documentos, contratos/acuerdos e instrumentos que revisamos.  Con respecto a hechos significativos para dichas opiniones que no eran de nuestro conocimiento, hemos confiado en las declaraciones de los ejecutivos y otros representantes de la Compañía y de The Doe Run Resources Corporation, una empresa de Nueva York (“DRR”), y de funcionarios públicos. Salvo aquello expresamente indicado en este documento, no hemos llevado a cabo ninguna investigación en forma independiente (incluyendo y sin limitación, la conducción de cualquier revisión, búsqueda o investigación de archivos, registros o expedientes públicos) para determinar la existencia o la ausencia de hechos importantes para nuestras opiniones, y ninguna inferencia con respecto a nuestro conocimiento de dichos hechos debe ser extraída de nuestra confianza en las declaraciones formuladas por la Compañía y por DRR y por otros en conexión con la preparación y la entrega de esta carta.

En particular, hemos examinado y confiado en las copias de:

1.                                       Una traducción al idioma inglés del Contrato de Línea de Crédito que nos fue entregada por la Compañía.

2.                                       Un Préstamo Subordinado (Subordínated Promissory Note), de fecha 12 de setiembre de 2002, otorgado por la Compañía a favor de DRR por un monto original del principal ascendente a US$139,062,500.00 (el “Préstamo Subordinado”) el cual se rige por las leyes del Estado de Nueva York.

3.                                       Una copia del Indenture (convenio escrito que estipula ciertas condiciones para una emisión de bonos), de fecha                      (el Indenture de Bonos Nuevos), entre DRR, como el emisor, los garantes allí nombrados, y el State Street Bank and Trust Company, como fiduciario, con respecto a los Bonos Nuevos.

4.                                       Una copia del Contrato de Crédito de fecha      de                de 2002 (el “Contrato de Crédito Regiment”), entre DRR, como el prestatario, los Prestadores que cada cierto tiempo son parte(s) del mismo, y el State Street Bank and Trust Company, como el agente de dichos Prestadores y la Compañía como Garante; y

5.                                       El Contrato de Garantía, de fecha       de                     de 2002, suscrito en beneficio de los Prestadores bajo el Contrato de Crédito de Regiment.

Hemos tomado por sentado (i) que todas las partes que participan en todos los documentos, contratos/acuerdos e instrumentos a los que se hace referencia en este documento existen válidamente y están cumpliendo regularmente con sus obligaciones en sus respectivas jurisdicciones de incorporación, (ii) que todos los documentos, contratos/acuerdos e instrumentos han sido debidamente autorizados, firmados y entregados por todas las partes en los mismos, y que todas dichas partes tenían el poder y el derecho legal para firmar y entregar todos dichos documentos, contratos/acuerdos e instrumentos, y (iii) (fuera de aquellos con respecto a los Tenedores/Titulares y Prestadores de Regiment  a quienes se hace referencia en los párrafos numerados 1 y 2 líneas abajo) que dichos documentos, contratos/acuerdos e instrumentos constituyen obligaciones válidas, obligantes y de cumplimiento forzoso para dichas partes.

No expresamos ninguna opinión concerniente a las leyes de cualquier otra jurisdicción que no sean las leyes del Estado de Nueva York.

Sobre la base y sujeto a lo dicho anteriormente, y sujeto a todo lo que hemos tomado por sentado, así como a las limitaciones y a las excepciones que se señalan más adelante en este documento, nosotros opinamos que:

1.  La Cláusula [              ] del Indenture de los Bonos Nuevos constituye un acuerdo legal, válido y obligatorio de los Tenedores/Titulares (como se les define en el Indenture) de los Bonos Nuevos, de cumplimiento exigible contra dichos Tenedores/Titulares de conformidad con sus términos, sujeto a las leyes aplicables a la bancarrota, la insolvencia, la cesión culpable del fallido, la reorganización, la moratoria, la administración judicial u otras relacionadas o que afecten los derechos de los acreedores en general, y a los principios generales de equidad (ya sea que la exigibilidad de cumplimiento se busque por medio de un proceso legal o por equidad), y salvo que la exigibilidad de cumplimiento de aquellas obligaciones y disposiciones con respecto a indemnizaciones y contribuciones (a)  que impliquen la renuncia o limitación de los derechos a un juicio con jurado, a enmiendas orales a contratos/acuerdos por escrito o a derechos de compensación (b) o estén relacionadas con el sometimiento a una jurisdicción, competencia  o notificación de actos procesales/emplazamiento, pueda estar limitada por la legislación aplicable o por consideraciones de política publica.  El  Contrato de Línea de Crédito constituye una “Línea de Crédito Revolvente Peruana” dentro del significado de

la Cláusula                  del Indenture de los Bonos Nuevos.

2.  La Cláusula                    del Contrato de Garantía constituye un contrato legal, válido y obligatorio de los prestadores bajo el Contrato de Crédito de Regiment (los “Prestadores de Regiment”), de cumplimiento exigible contra dichos prestadores de conformidad con sus términos, sujeto a las leyes aplicables a la bancarrota, la insolvencia, la cesión culpable del fallido, la reorganización, la moratoria, la administración judicial u otras relacionadas o que afecten los derechos de los acreedores en general, y a los principios generales de equidad (ya sea que la exigibilidad de cumplimiento se busque por medio de un proceso legal o por equidad), y salvo que la exigibilidad de cumplimiento de aquellas obligaciones y disposiciones con respecto a indemnizaciones y contribuciones (a)  que impliquen la renuncia o la limitación de los derechos a un juicio con jurado, a enmiendas orales a contratos/acuerdos por escrito o a derechos de compensación (b) o estén relacionadas con el sometimiento a una jurisdicción, competencia  o notificación de actos procesales/emplazamiento, pueda estar limitada por la legislación aplicable o por consideraciones de política publica.

No expresamos opinión alguna con respecto al efecto del cumplimiento o incumplimiento de cualquier ley o reglamento federal o estatal aplicable al Agente, a los Prestadores, a los Tenedores/Titulares de los Bonos Nuevos o a los Prestadores de Regiment o a sus afiliados sobre la base de su estado legal o reglamentario o de la naturaleza de sus negocios.

Nuestras opiniones en los párrafos 1 y 2 con respecto a la legalidad, validez, efecto obligatorio y exigibilidad de cumplimiento de las disposiciones referidas anteriormente del Indenture de los Bonos Nuevos y del Contrato de Crédito de Regiment, significan que, sujeto a otras calificaciones estipuladas en este documento, uno o más recursos estipulados en las disposiciones del Indenture de los Bonos Nuevos y del Contrato de Crédito, como fuere necesario, estará disponible para los Prestadores en el caso de un incumplimiento significativo por parte de la Compañía bajo éstos, que les permitirá la realización de los beneficios materiales destinados a ser proporcionados por medio de ellos.  Sin embargo, estas opiniones no significan que cualquier recurso en particular para el cual se haya dado una disposición en dichas estipulaciones del Indenture de los Bonos Nuevos y del Contrato de Crédito de Regiment estará disponible para los Prestadores al surgir un incumplimiento significativo, o que toda estipulación de dichas disposiciones del Indenture de los Nuevos Bonos y del Contrato de Crédito de Regiment será defendida/sostenida o hecha cumplir en cualquier circunstancia particular por un tribunal.

Estamos proporcionando a ustedes  esta carta de opinión únicamente para su beneficio en conexión con las transacciones a que se refiere este documento.  Esta carta de opinión no debe ser utilizada como digna de fe, usada, circulada, citada o referida de cualquier otra manera por cualquier otra persona o entidad o para cualquier otro propósito sin previo consentimiento por escrito, salvo en los siguientes casos: (a) una copia de esta carta de opinión puede ser entregada por los Prestadores a las instituciones financieras que participan en los arreglos de financiamiento de los Prestadores con la Compañía, o si son Cesionarios de los Prestadores, en cuyo caso dichas instituciones pueden confiar en esta carta como si la misma hubiera sido dirigida y entregada a ellos y (b) una copia de esta opinión puede ser entregada a vuestras entidades reguladoras, a sus contadores, abogados y otros asesores profesionales y pueden ser usada en conexión con cualquier proceso legal o reglamentario relacionado con el asunto materia de esta opinión.  Adicionalmente, por medio de la presente negamos la responsabilidad de tener obligación alguna de actualizar esta opinión por cambios en los hechos o en las leyes o de alguna otra naturaleza,

Atentamente,

(Para los abogados de DRP)

     de setiembre de 2002

Señor

BANCO DE CREDITO DEL PERU

Calle Centenario 156,

La Molina, Lima 12 – Perú.-

Estimado señor               :

Emitimos esta opinión en nuestra condición de asesores legales de Doe Run Peru S. R. L. (DRP), y de conformidad con la Subcláusula 11.25 del “Contrato de Línea de Crédito” de fecha      de setiembre de 2002, celebrado entre DRP, el Banco de Crédito del Perú (el “Agente”) y los Bancos Sindicados (los “Bancos”).

Para emitir esta opinión hemos revisados los registros, certificados y otros documentos, así como otras cuestiones de Derecho, que hemos considerado necesarias o apropiadas para efectos de esta opinión.  Sobre la base de dicho examen, opinamos que:

1.               DRP: (i) es una compañía de responsabilidad limitada debidamente organizada y que existe válidamente y cumple regularmente con sus obligaciones bajo las leyes de la jurisdicción donde fue incorporada; (ii)  tiene el poder corporativo/empresarial y la legislación peruana le permite ser propietaria de sus bienes y activos y conducir las actividades a las que se dedica y el negocio que actualmente se propone llevar a cabo; y (iii) está debidamente calificada y autorizada o tiene la licencia para llevar a cabo sus actividades corporativas/empresariales y cumple regularmente con sus obligaciones en cada jurisdicción donde la propiedad, el leasing o la  operación de sus propiedades o la conducción de su negocio requiera dichas calificaciones, con la excepción de las faltas, si así son calificadas, individualmente o en su conjunto, que no podrían ser exentas razonablemente de tener un efecto material adverso en los negocios, las operaciones, las propiedades, los activos, los pasivos, la condición (financiera u otra) o las perspectivas/expectativas de DRP.

2.               DRP tiene total poder corporativo/empresarial, autoridad y derecho legal para firmar, entregar y cumplir con los términos y las disposiciones de cada uno de los Documentos de la Línea de Crédito (esta definición incluye (i) el Contrato de Línea de Crédito, (ii) el Contrato de Cesión de Cuentas por Cobrar de fecha      de setiembre de 2002, celebrado entre DRP y el Agente, a beneficio de los Bancos, y (iii) el Contrato de Prenda Global y Flotante de fecha      de setiembre de 2002, celebrado entre DRP y el Agente, a beneficio de los

Bancos) y también ha tomado todas las acciones corporativas/empresariales para autorizar la firma, la entrega y el cumplimiento por parte de ella de cada uno de los Documentos de la Línea de Crédito.   Cada uno de los Documentos de la Línea de Crédito constituirá la obligación legal, válida y vinculante, cuyo cumplimiento es exigible de conformidad con sus términos, salvo hasta el punto en que dicha exigibilidad de cumplimiento pueda estar limitada por las leyes aplicables a la bancarrota o la insolvencia o a leyes similares que generalmente afectan los derechos de los acreedores.

3.               Ni la firma, la entrega o el cumplimiento por parte de DRP de cualquiera de los Documentos de la Línea de Crédito, ni el cumplimiento por parte de ésta de los términos y estipulaciones allí establecidos (i) violarán cualquier provisión de los artículos de constitución o de los estatutos de DRP o (ii) entrarán en conflicto o resultarán en el incumplimiento de cualquiera de los términos, convenios, condiciones y disposiciones, o constituirán una causal de incumplimiento, o resultarán en la creación o imposición (o la obligación de crear o imponer) cualquier gravamen sobre cualquiera de las propiedades o activos de DRP de conformidad con cualquier hipoteca, contrato de crédito, contrato de préstamo o cualquier acuerdo, contrato o instrumento importante del cual DRP es parte o por el cual ésta o cualquiera de sus propiedades o activos estén obligados/vinculados o al cual puedan estar sujetos, salvo los (i) Gravámenes Permitidos bajo el Contrato de Línea de Crédito , o (ii) cualquier gravamen que no podría ser razonablemente eximido de tener un efecto material adverso.

4.               Ninguna aprobación, consentimiento, autorización, licencia o validación, o presentación ante, inscripción o registro en, o excepción por cualquier entidad o autoridad gubernamental o pública, o cualquier subdivisión de ellas, es necesaria para autorizar, o requerida en conexión con (i) la firma, entrega y cumplimiento de cualquiera de los Documentos de la Línea de Crédito o, (ii) la legalidad, validez, efecto obligatorio o exigencia de cumplimiento de cualquiera de los Documentos de la Línea de Crédito, con excepción del registro del Contrato de la Prenda Global y Flotante, el cual debe ser inscrito en el Registro Público.

5.               No existen acciones, juicios o procesos pendientes, o, hasta lo que nosotros sabemos, amenaza de ello (i) con respecto a cualquiera de los Documentos de la Línea de Crédito , o (ii) con respecto a cualquier endeudamiento importante de DRP, que en cualquier caso pueda esperarse razonablemente que tenga un efecto material adverso en el negocio, las operaciones, las propiedades, los activos, los pasivos, la condición (financiera u otra) o las perspectivas/expectativas de DRP, salvo aquellos que fueron revelados por DRP al Agente antes de la Fecha de Cierre.

6.               Las estipulaciones del contrato de Cesión de Cuentas por Cobrar y del Contrato de Prenda Global y Flotante (los Documentos de Garantía) están vigentes para crear, a favor de los Bancos, un derecho de garantía real legal, válido y de cumplimiento exigible sobre todo derecho, título y participación de

DRP in el colateral descrito en ellos, y cada Documento de Garantía crea un gravamen legalmente exigible, y un derecho de garantía real legal, sobre todo derecho, título y participación de DRP, en todo dicho colateral.  Excepto por la inscripción del Contrato de Prenda Global y Flotante en el Registro Público, no se requiere ningún otro registro bajo las leyes de la República del Perú para que sea legalmente exigible (o continuar siendo legalmente exigible o tenga la prioridad) del derecho de la garantía real legal creada bajo cada Documento de Garantía.

7.               DRP cumple con todos las leyes que le son aplicables, con sus reglamentos y ordenanzas, y con todas las restricciones aplicables impuestas por todas las entidades gubernamentales, con respecto a la conducción de su negocio y a la propiedad de sus bienes, salvo aquellos incumplimientos que ni en forma individual ni en su conjunto pueda esperarse razonablemente que tengan un efecto material adverso en el negocio, las operaciones, las propiedades, los activos, los pasivos, la condición (financiera u otra) o las perspectivas/expectativas de DRP.

8.               DRP está cumpliendo con el PAMA, excepto con el PAMA de Cobriza que ha expirado.  No obstante, la mina Cobriza se acogerá al Decreto Supremo No. 022-2002-EM.

9.               De conformidad con las leyes de la República del Perú, no existen normas sobre el cambio de moneda extranjera que DRP tenga que cumplir para efectuar cualquier pago bajo cualquier Contrato de Línea de Crédito.

10.         La obligaciones de DRP bajo el Contrato de Línea de Crédito y los Documentos de Garantía están sujetos a la ley civil y comercial bajo las leyes de la República del Perú, y la firma, entrega y cumplimiento por parte de DRP del Contrato de Línea de Crédito, y de los Documentos de Garantía constituyen actos privados y comerciales.  A DRP le está permitido cumplir con sus obligaciones bajo el Contrato de Línea de Crédito, o los Documentos de Garantía bajo las leyes de la República del Perú.

11.         Ni DRP ni cualquiera de sus propiedades tiene inmunidad alguna (que pueda invocar por efecto de soberanía o por otros medios) sobre la jurisdicción de cualquier tribunal o de cualquier proceso legal bajo las leyes de la República del Perú.  Hasta el grado que DRP o sus propiedades respectivas tengan o puedan de aquí en adelante tener derecho a la inmunidad antes citada, DRP conforme a lo dispuesto en la Subcláusula 10.13 del Contrato de Línea de Crédito ha hecho renuncia efectiva a dicho derecho.

12.         No existe impuesto, tasa, derecho, deducción, cargo o retención que la República del Perú o cualquier subdivisión política o autoridad tributaria grave o imponga (i) sobre o en virtud de la firma, entrega o cumplimiento del Contrato de Línea de Crédito, o de cualquier otro Documento de la Línea de Crédito o (ii) sobre cualquier pago que DRP deba efectuar de conformidad con el Contrato de Línea de Crédito o con cualquiera de los Documentos de la Línea de Crédito, salvo el Impuesto a las Ventas (IGV) aplicable a las Comisiones.  A DRP le está permitido hacer todos los pagos de conformidad con el Contrato de Línea de Crédito y los Documentos de Garantía libre y limpio de todo impuesto, tasa, derecho, deducciones, cargos o deducciones impuestas o gravadas o hechas por o en la República del Perú o por cualquier subdivisión política o autoridad tributaria del país o en el país, con excepción del  Impuesto a las Ventas (IGV) que sea aplicable.

13.         El Contrato de Línea de Crédito y los Documentos de Garantía cumplen con las debidas formas legales bajo las leyes de la Republica del Perú para éstos puedan hacerse cumplir contra DRP bajo las leyes de la República del Perú.

14.         Las leyes de la República del Perú no exigen ninguna presentación o registro central o local en la República del Perú para perfeccionar (hacer legalmente exigible) o evidenciar el derecho a una garantía real legal creado por los Documentos de Garantía, salvo la inscripción del Contrato de la Prenda Global y Flotante, la que debe ser registrada en el Registro Público.

Al proporcionar las opiniones mencionadas anteriormente, no emitimos opinión alguna referente a las leyes de cualquier otra jurisdicción que no sea la de la República del Perú.

Atentamente,

TABLA DE CONTENIDO

PRIMERA: DEFINICIONES

SEGUNDA: ANTECEDENTES

TERCERA: OBJETO DEL CONTRATO

CUARTA: DE LOS TÉRMINOS Y CONDICIONES DE LA LINEA DE CRÉDITO REVOLVENTE REFERIDA EN LA CLÁUSULA 3.2.1.

QUINTA: DE LOS TÉRMINOS Y CONDICIONES DE LA LINEA DE CRÉDITO INDIRECTO REFERIDA EN LA CLÁUSULA 3.2.2.

SEXTA: DEL PAGO DE LA LINEA DE CRÉDITO

SETIMA: DE LAS COMISIONES

OCTAVA: CONDICIONES PRECEDENTES PARA LA FECHA DE CIERRE

NOVENA: CONDICIONES PRECEDENTES PARA LA REALIZACIÓN DE DESEMBOLSOS

DECIMA: DECLARACIONES Y GARANTÍAS

DECIMO PRIMERA: OBLIGACIONES DE DRP

DÉCIMO SEGUNDA: EVENTOS DE INCUMPLIMIENTO

DÉCIMO TERCERA: CONSECUENCIAS DEL EVENTO DE INCUMPLIMIENTO

DÉCIMO CUARTA: GARANTIAS

DÉCIMO QUINTA: INDEMNIZACION

DÉCIMO SEXTA: CESIONES Y PARTICIPACIONES

DECIMO SÉTIMA: MODIFICACIÓN DEL CONTRATO

DÉCIMO OCTAVA: COSTOS Y GASTOS

DÉCIMO NOVENA: NOTIFICACIONES

VIGÉSIMA: DEL AGENTE Y LOS BANCOS

VIGÉSIMO PRIMERA: LEGISLACIÓN APLICABLE

VIGÉSIMO SEGUNDA: ARBITRAJE

Exhibit 10.24.1

Final Version,

September 17, 2002

Mr. Notary:

Kindly register in your Registry of Public Deeds, a Foreign Currency Credit Line Agreement (Working Capital Facility), entered into, by and between each one of the following institutions:

BANK DE CREDITO DEL PERÚ, with Taxpayer’s Registration (RUC) No. 20100047218, domiciled for purposes hereof at Calle Centenario No. 156, Las Laderas de Melgarejo, La Molina, Lima, duly represented by Messrs. Reynaldo Llosa Benavides, identified with National Identity Card (DNI) No. 08220370, and Walter Bayly Llona, identified with National Identity Card (DNI) No. 10305116 empowered by virtue of powers of attorney registered on entry C000026, of Electronic Filing Card No. 11001927 of the Lima Registry of Corporations;

(each one individually a Bank and jointly the Banks), and as the Banks’ AGENT, Banco de Crédito del Perú, hereinafter referred to as the AGENT; as parties of the first part, and

DOE RUN PERÚ S.R.L., with Taxpayer’s Registration (RUC) No. 20376303811, domiciled for purposes hereof at Av. Víctor Andrés Belaunde 147, Via Principal 155, Centro Empresarial Real - Torre Real 3, Piso 9, San Isidro, duly represented by Messrs. Kenneth Ernest Hecker, identified with Foreign National’s Registration Card (CE) No. N-100471, and Jorge Antonio Jaramillo Chipoco, identified with National Identity Card (DNI) No. 08257915, empowered by virtue of powers of attorney registered on Electronic Entry No. 11015369 of the Lima Registry of Corporations, hereinafter referred to as DRP; as party of the second part, under the following terms and conditions.

CLAUSE ONE:                                                              DEFINITIONS

1.1           Except if expressly stated herein or if required by the context, the terms used in this Agreement whose first letter is a capital letter shall have the meaning established in this clause:

Affiliates:  Doe Run Cayman Ltd. (DRCayman), The Doe Run Resources (DRR) and any of their Restricted Subsidiaries (other than DRP), as well as any of DRP’s Restricted Subsidiaries.  As of the date of the execution of this agreement, DRR and DRP’s Restricted Subsidiaries are those listed in Exhibit II of this agreement.  Said Exhibit shall be updated should any new DRR and/or DRP’s Restricted Subsidiaries be included, in which case DRP shall send a new listing to the AGENT.

Agent:  Shall have the meaning stated in the introduction to this Credit Line Agreement

Banks:  Shall have the meaning stated in the introduction to this Credit Line Agreement

Eligible Banks:  The Banks that have not incurred in any default under this Credit Line Agreement.

Existing Bonds:  They are, once DRR’s Restructuring Plan goes into effect, those remaining bonds of the currently outstanding bonds issued by DRR up to the original principal amount of US$305,000,000.00, issued as follows:  (i) those certain 11.25% Senior Secured Notes due 2005 in the aggregate original principal amount of $50,000,000.00 under and pursuant to that certain Indenture, dated as of September 1, 1998, supplemented by that certain First Supplemental Indenture, dated as of September, 1998 and that certain Second Supplemental Indenture, dated as of January 13, 1999, and as further modified by that certain Third Supplemental Indenture to be signed in August, 2002; (ii) those certain 11.25% Senior Notes due 2005 in the aggregate original principal amount of $200,000,000.00 and Floating Interest Rate Senior Notes due 2003 in the aggregate original principal amount of US$55,000,000.00, issued under and pursuant to that certain Indenture, dated as of March 12, 1998, supplemented by that certain First Supplemental Indenture, dated as of September 1, 1998, that certain Supplemental Indenture, dated as of September 16, 1998, and that certain Third Supplemental Indenture, dated as of January 13, 1999, and as further supplemented by that certain Fourth Supplemental Indenture.  The Existing Bonds have a guarantee provided by DRP, which is contractually subordinated to the obligations that DRP will assume by virtue of this Credit Line Agreement.

New Bonds:  Bonds to be issued by DRR up to the amount of US$175,800,000.00, in accordance with the terms and conditions set forth in the Amended and Restated Exchange Offer, , Consent Solicitation and Solicitation of Acceptances for all outstanding 11.25% Senior Secured Notes Due 2005, Series B; 11.25% Senior notes Due 2005, Series B; and Floating Interest Rate Senior Notes Due 2003, Series B (hereinafter the Informative Prospectus) dated September , 2002, including DRR’s Supplemental Disclosure contained in the Report filed in Form 8-K, dated September, 2002.  The New Bonds shall have a guarantee provided by DRP, which shall be contractually subordinated to the obligations that DRP will assume by virtue of this Credit Line Agreement.

Material Adverse Change:  In the event of any material adverse change in (i) DRP, DRR and/or its Affiliates the latter being regarded as (the Affiliates) in conjunction with DRP and/or DRR, business, condition (financial or other), operations or property (ii) the ability of the AGENT and/or the Banks to exercise the rights and remedies given to them by virtue of the Financing Documents, or (iii) the ability of DRP, DRR and/or its Affiliates, the latter being regarded as (the Affiliates) in conjunction with DRP and/or DRR, to comply with their obligations under this agreement or under any of the Financing Documents.

Commitment:  The amounts up to which each Bank binds itself in an irrevocable manner to participate as lender of the Credit Line, which are included in Exhibit I of the Credit Line Agreement.

Precedent Conditions for the Closing Date:  Conditions described in Clause Eight hereof.

Precedent Conditions to Make the Disbursements:  Conditions described in Clause Nine hereof.

Credit Line Agreement:  This document.

Security Agreements:  The Global and Floating Pledge Agreement and the Accounts Receivable Assignment of Rights Agreement signed by DRP in favor of the AGENT, to the benefit of the Banks, as of the date of execution of this Credit Line Agreement.

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Eligible Inventory Accounts of Concentrates:  DRP’s acquired inventory of concentrates, which in the Banks’ reasonable judgment and opinion, unless the same is objected by the Banks’ Majority and said objection is notified to DRP, fulfils the following requisites:  (i) the inventory consists of concentrates located or physically placed in DRP plants or establishments (including concentrates located or physically placed in the Cobriza mine and those in transit from the Cobriza Mine to La Oroya) or in transit to La Oroya from general storage warehouses, which DRP shall specify to the AGENT in writing within thirty (30) calendar days following the execution of this contract and in each one of its anniversaries (except in the case of moving a significant part of those concentrates to places not specified by DRP to the AGENT within the stated term, in which presumed case DRP hereby binds itself to immediately notify the AGENT indicating the place of destination) or which, being stored, located, or physically placed in different places from those mentioned hereinabove, but always within the territory of the Republic of Peru, they may be freely inspected by the AGENT, or by whomever he designates, which designation shall be notified to DRP in writing, and that they are free from any right, lien or encumbrance whatsoever in favor of the depositary different from the charges that may derive from payment of the cost of storage and transportation of the concentrates or the storage or transportation costs that are being questioned in good faith and, of other Permitted Liens; (ii) the concentrates are in good condition, neither damaged nor obsolete, and that they comply with all the standards established by any government authority that has faculty with respect to said goods, their use and/or sale, and that they are normally usable or saleable in the normal course of DRP’s business; (iii) the concentrates are not on consignment in favor of DRP; and (iv) that they are tradable.

Eligible Inventory Accounts of Products in Process:  DRP’s inventory of products in process, which in the Banks’ reasonable judgment and opinion unless the same is objected by the Banks’ Majority and said objection is notified to DRP, fulfills the following requisites:  (i) the products in process are in good condition; (ii) the products in process are saleable, tradable and not obsolete; (iii) the products in process are located or physically placed in DRP’s plant and/or establishments or in any other place authorized by the AGENT, within the territory of the Republic of Peru (iv) the inventory is DRP’s exclusive property, it having legitimate title to transfer same; and (v) the inventory is free from any lien or any other measure that could affect DRP’s entitlement, with the exception of the Permitted Liens.

Eligible Inventory Accounts of End Products:  DRP’s Inventory of End Products, which in the Banks’ reasonable judgment and opinion, unless the same is objected the Banks’ Majority and said objection is notified to DRP, fulfills the following requisites:  (i) that it consists of End Products located or physically placed in DRP’s plants or establishments or in general storage warehouses or in transit towards the same, which DRP shall specify to the AGENT in writing within thirty (30) calendar days following the execution of this contract and each one of its anniversaries (except in the event of moving a significant part of these End Products to places not specified by DRP to the AGENT within the stated term, in which presumed case, DRP hereby binds itself to immediately notify the AGENT indicating the place of destination) or which, being stored, located, or physically placed in different places from those mentioned hereinabove, but always within the territory of the Republic of Peru, they may be freely inspected by the AGENT, or by whom he designates, whose designation shall be previously notified to DRP in writing; and that they are free from any right or

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encumbrance whatsoever in favor of the depositary, different from the charges that may derive from payment of the cost of storage and transportation of the end products or the storage or transportation costs that are being questioned in good faith and, of other Permitted Liens; (ii) the end products are in good condition, neither damaged nor obsolete, and that they comply with all the standards established by any government authority, if existing, that has faculty with respect to said goods, their use and/or sale, and that they are normally usable of saleable in the normal course of DRP’s business; (iii) the end products are not on consignment; and (iv) that they are tradable.

Accounts Receivable from Eligible Buyers:  Accounts receivable from the sale of DRP’s products selected based on the Banks’ reasonable judgment and opinion, unless said selection is objected by the Banks’ Majority and said objection is notified to DRP, to be included in the computation of the Base Amount of the Loan.  To determine the amount of the accounts to be computed, the amount of the discounts, refunds, withdrawals, claims, credits, charges, returns or reductions shall be deducted from the nominal value of said accounts.  To calculate the value of the accounts that are not carried in US dollars, the corresponding translation shall be made at the sale exchange rate in force on the date of calculation.

Unless determined by the Banks’ Majority, the following shall not be considered Accounts Receivable from Eligible Buyers in any case whatsoever:  (i) those derived from sales made by DRP to its Affiliates; (ii) those whose term of payment is longer than that, which DRP normally uses in its business transactions (iii) those which are pending payment for more than sixty (60) days after their Maturity Date or for more than ninety (90) days as of their invoicing date; (iv) those whose debtor has more than fifty percent (50%) of its debts classified as ineligible pursuant to the criteria established in the preceding item (iii); (v) those which, added to the other accounts of the same debtor, exceed, in face value, 15% of all of DRP’s accounts pending collection, but only with respect to the excess; (vi) those whose debtor is at the same time DRP’s creditor entitled to compensation or if said debtor has claimed or argued its liability with regard to the account, but only with respect to the amount to which the debtor is entitled to a compensation or has claimed or argued with DRP to obtain; (vii) those whose debtor has voluntarily initiated proceedings or against whom proceedings have been initiated for its equity restructuring, insolvency and/or bankruptcy; or if the debtor has been wound up or dissolved, or has suspended the development of its businesses or has declared itself to be insolvent; (viii) those derived from a sale in which, by any reason, the debtor is entitled to return the good or DRP has the obligation to repurchase the same; (ix) those that do not represent a final sale or those derived from a sale in which the merchandise has not been shipped yet and sent to the destination indicated by the debtor of the account, unless a property transfer title document has been issued in favor of the buyer; (x) those with respect to which the debtor has previously delivered to the account either an amount, bond or property as guarantee, but only with regard to this amount, bond or property, unless in any of the aforementioned cases a confirmed bank letter of credit has been issued by or endorsed in favor of any of the Banks; (xi) those which are illegal or have been unlawfully established by any other reason; and (xii) those whose debtor, as per verifications made by the AGENT through comparing the details that DRP is obliged to forward to it pursuant to the provisions set forth in Clause Eleven, Subclause 11.2, item (iv) with its own information regarding the sums deposited in the collection accounts, when the previous payments were made during the term of effect of this agreement and of the Security

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Agreements, in the event that they would not have been made by means of a deposit in the collection accounts established in the Assignment of Rights Agreement.

Authorized Debt:  It shall be (i) the guarantee provided by DRP and its Affiliates with respect to (a) the granting of one or more Senior Loans in the aggregate amount of up to US$35,000,000.00 (hereinafter the “New Loan”), (b) the Existing Bonds, and (c) the New Bonds, in said cases including interest, fees and payments, which will be accrued from time to time, but always remaining contractually subordinated to the obligations assumed by DRP by virtue of the present Credit Line; (ii) any debt incurred by DRP and its Affiliates that is in force as of the Closing Date, which appears on DRP’s quarterly Financial Statements (according to Peruvian GAAP) at the closing of the previous quarter prior the Closing Date; (iii) debts and obligations derived from Sale and Leaseback agreements entered into by DRP with Crédito Leasing S.A. and Banco de Crédito del Perú, which altogether amount to a maximum principal amount of US$6,907,870.00; (iv) debts and financial obligations derived from this Credit Line Agreement up to a maximum principal amount of US$58,000,000.00, plus interest, fees and other expenses; (v) debts and financial obligations derived from Hedge Agreements entered into by DRP to protect itself against any eventual change in the interest rate and exchange rate, as well as any change in the price of fuel, concentrates and end products, provided the amount owed for the principal in said contracts does not exceed the amount owed for the principal in the contracts for which it serves as protection, and the obligations derived from Hedge Agreements entered into in the ordinary course of business and exclusively related to the sale of DRP domestic production; (vi) debts and obligations derived from the Subordinated Loan; (vii) additional debts incurred by DRP up to a maximum principal amount of US$5,000,000.00, PROVIDED that the AGENT has been able to syndicate US$18,000,000.00 of the Credit Line; otherwise, the additional indebtedness referred to in this item (vii) could be up to a maximum principal amount equivalent to the sum resulting from the difference between (a) US$60,000,000.00 and (b) the amount of the AGENT’s Commitment plus the total syndicated amount; (viii) debts and financial obligations assumed by DRP in favor of DRR or of any of its Affiliates (including debts derived from intercompany agreements); PROVIDED that, what is established in item (viii):  (a) shall be computed under the authorized additional debts provided in item (vii), except those debts derived from the intercompany agreements described in Exhibit VI and the Trade Accounts with DRR, and (b) shall include direct or indirect indebtedness between DRP and/or one or more DRR’s Affiliates through one or more financial intermediaries, but in cases in which said payments would be greater than US$4,000,000.00 per year, these last ones would be subject to the Cash Flow Available for Distribution; (ix) debts and financial obligations in which DRP may incur during the normal course of its business, such as:  trade accounts, unpaid salaries and social benefits, accumulated expenses, tax payments, bank letters of guaranty to secure payment of Customs duties, equipment leases; and (x) debts and financial obligations incurred in the renewal, extension, substitution and/or refinancing of any debt mentioned in the preceding items, provided and when said renewal, extension, substitution and/or refinancing is made under similar or more favorable conditions and does not result in an increase in the amount of the principal, in an aggregate manner, of the debts represented by said agreements.

Financing Documents:  They are (i) this Credit Line Agreement, (ii) the Promissory Notes, (iii) the Security Agreements, and (iv) any other public deed related to the aforementioned

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documents and (v) the UCC-1 Financing Statement, as well as, in each case, the amendments and additions that may be made from time to time.

Material Adverse Effect:  Any event or condition that originates a substantial adverse effect on (i) DRP, DRR and/or its Affiliates, the latter being regarded as (the Affiliates) in conjunction with DRP and/or DRR, business, condition (financial or other), operations or properties (ii) the ability of the AGENT and/or the Banks to exercise the rights and remedies given to them by virtue of the Financing Documents, or (iii) the ability of DRP, DRR and/or its Affiliates, the latter regarded as (the Affiliates) in conjunction with DRP and/or DRR, to comply with their obligations under this Credit Line Agreement or under any Financing Documents.

Events of Default:  The circumstances mentioned in Clause Twelve of this Credit Line Agreement, which originate the consequences mentioned in Clause Thirteen of this Credit Line Agreement.

Closing Date:  The date on which the Precedent Conditions for the Closing Date are complied with and the Financing Documents are signed.

Disbursement Date:  The date on which a disbursement is requested to be made in the Disbursement Request.

Maturity Date:  The Maturity Date of each one of the loans and/or credits granted by the Banks to DRP within the framework of the Credit Line matter of this Credit Line Agreement.

Final Maturity Date:  The date of expiration of term established for the use of the Credit Line, pursuant to Clause Three, Subclause 3.6 of this Credit Line Agreement.

Cash Flow Available for Distribution (FCDD):  It shall be the total number of payments that DRP is authorized to distribute to its Affiliates, including but not limited to (i) payments related to the Subordinated Loan; (ii) Administration Fees of more than US$4,000,000.00; and, (iii) any form of dividend distribution.  The Cash Flow Available for Distribution excludes Trade Accounts with DRR as per the definition established in this Credit Line Agreement.

The FCDD is calculated as follows:  FCDD = cash generation (UAIIDA) - Payment of the Income Tax and Workers’ Gain Sharing - Debt Service -Investment; where:

(i)            UAIIDA (Profit before Taxes, Interest, Depreciation and Amortizations) is determined based on the historic and pro-forma Income Statement, as applicable, prepared in accordance with the Generally Accepted Accounting Principles in Peru.  UAIIDA is the result of adding (without duplicating):  (a) the Net Income of the calculation period; (b) the Income Tax and workers’ gain sharing recorded in the corresponding Profit and Loss Statement (Statement of Income); (c) expenses corresponding to interest (less any income from interest); (d) amortization expenses; and, (e) depreciation expenses.  UAIIDA will be determined after deducting administration fees for up to US$4,000,000.00;

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(ii)           Payment of taxes and workers’ participation includes the income tax paid to the National Tax Administration Superintendence (SUNAT), the workers’ gain sharing paid in the respective calculation period determined according to the tax and labor legislation in force as of the date of the calculation, and any other tax that may be created and that will be applicable to DRP’s income.

(iii)          Debt Service corresponds to the payment of the principal and interest of DRP’s borrowing, excluding:  (a) the Subordinated Loan, (b) any account payable to DRR, except Trade accounts with DRR; and (c) Administrative Fees deducted from the UAIIDA.

(iv)          Investments shall comprise every investment required by DRP during the respective calculation period, including, but not limited to, all investment required to comply with the Environmental Adjustment and Management Program (PAMA) according to the schedule approved by the Ministry of Energy and Mines and accredited by an independent consultant and any other investment agreed upon with the Peruvian Government.  The PAMA shall be verified by an independent consultant before the closing Date and provided and when a change is made in the schedule in force.

The following shall be taken into account to calculate the FCDD.  Likewise, for the purposes of this definition it must be understood that:

(i)            Administration Fees shall be all those payments by DRP to Affiliates for all concepts, different from payments for Trade Accounts with DRR and the Subordinated Loan, which shall be limited to US$ 4,000,000.00 per year.  In the event that DRP would fail to pay the US$4,000,000.00 per year during the respective calculation period (unless the Administration Fees are applied pursuant to the provisions set forth in the last paragraph of this definition), said amount will be accumulated and can be paid in later periods.

(ii)           Current Account Balance shall be the result of the difference between:  (a) the addition of all FCDD(T) calculated from the Closing Date to the respective cut-off date; plus the summation of the amounts deducted from the Administrative Fees, from the Closing Date to the Cut-off Date, as a consequence of erroneous estimations of the FCDD (T + 1), pursuant to the provisions set forth in the last paragraph of this definition, (b) the addition of the amounts actually distributed (apart from the Administration fees) from the Closing Date to the respective Cut-off Date.

For the purposes of calculating the FCDD, the following should be taken into account:

(i)            It shall be made every six months on the cut-off dates as of December 31 (based on the Audited Financial Statements at the closing of each year) and as of June 30 (based on the situation Financial Statements) during the term of effect of this Credit Line Agreement.

(ii)           On each cut-off date a calculation of the FCDD shall be submitted for the T and T+1 period, in which T shall be the period immediately elapsed, computed based on the historic Financial Statements; while T+1 shall be the immediately following six-monthly period, computed based on projections (pro-forma financial statements) for the following six months.

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DRP may distribute funds to its Affiliates (apart from Trade Accounts with DRR and from the Administration Fees) up to an amount equivalent to FCDD(T) plus the surplus or minus the deficit of the Current Account Balance, provided and only if each and every one of the following requisites are complied with:  (i) FCDD(T) is positive; (ii) FCDD(T+1) is positive; (iii) the Current Account Balance is equal to or more than zero; and (iv) there is no Event of Default or DRP is in compliance with any of its obligations stipulated in this Credit Line Agreement.

DRP shall be entitled to pay the Administration Fees without any restriction whatsoever, unless an erroneous estimation of the FCDD (T + 1) has been made.  An erroneous estimation of the FCDD (T + 1) is hereby understood to be the situation in which the following concurrent events take place:  (i) DRP projects a positive FCDD (T + 1) that permits to distribute the FCDD (T) to the Affiliates for the computation period; and, (ii) in the subsequent computation period it is determined that the FCDD (T + 1) that was projected in the preceding period results being a negative FCDD (T).  In this case, DRP shall cover the deficit in the Current Account Balance, which was generated as a consequence of the erroneous estimation of the FCDD (T + 1), with the following payments of the Administration Fees, on an accumulated basis, up to a maximum amount equivalent to the amount distributed to the Affiliates, unless DRR refunds said amount to DRP immediately.

Permitted Liens:  They shall be those charges and liens imposed or that may be imposed on DRP’s assets provided:  (i) they are derived from labor or social security obligations or legislation (ii) they are charges and liens imposed by law or derived for the DRP ordinary business activities, such as charges or liens derived from warehousing or transporting its products, or if those that would be questioned by DRP in good faith; (iii) they are charges and liens required to comply with the law; (iv) they are charges or liens originated as a consequence of incurring in an Authorized Debt, PROVIDED said charges or liens do not exceed the maximum amount of the total amount of the principal of the Authorized Debt; (v) they are charges or liens originated from a judicial mandate, judicial sentence or arbitration award, provided said judicial or arbitration processes are not an Event of Default; and (vi) charges or liens originated as a consequence of earn out arrangements related to Cobriza, up to a maximum amount of US$5,000,000.00.

Credit Line:  It is the funding granted to DRP by virtue of this document.  Said Funding comprises:  (i) a Revolving Credit Line, pursuant to the terms set forth in Clause Three, Subclause 3.2.1 hereof; (ii) an Indirect Credit Line, pursuant to the terms set forth in Clause Three, Subclause 3.2.2 hereof.

Banks’ Majority:  For purposes of calculating the Banks’ Majority, they shall be the Eligible Banks whose aggregate Commitments represent at least 51% of the total amount committed by the Eligible Banks.  This total shall be computed in US Dollars.  The participation percentages included in Exhibit I of this Credit Line Agreement shall govern for this purpose.

At all times during the term of effect of this Credit Line Agreement, Banco de Credito del Peru or any other top-rank bank approved by DRP, shall withhold 51% of the entirety of the amounts committed by the Eligible Banks.

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In the cases in which Banks unanimity is required, it should be borne in mind that it refers to Eligible Banks.

Base Amount of the Loan:  It is the amount that results from the addition of the following DRP asset accounts, pursuant to what it is set out in the certificate mentioned in Clause Eleven, Subclause 11.23, in the percentages mentioned hereinbelow:  (i) 90% of the Accounts Receivable from the Eligible Buyers who have given their consent to the assignment in favor of the AGENT, of the entirety of the collection rights and payments, or 85% of the Accounts Receivable from the Eligible Buyers who have confirmed receipt of the communication of said assignment of collection and payment rights, (ii) 70% of the Eligible Inventory Accounts of Concentrates, (iii) 50% of the Eligible Inventory Accounts of Products Undergoing Refining Process, provided at least 66% of the book value of said products corresponds to products in process in the refining stage; and (iv) 80% of the Eligible Inventory Accounts of End Products.

Obligations:  They are in general the commitments, duties and obligations assumed by DRP before the Banks by virtue of this agreement and, in particular those commitments and obligations listed in detail in Clause Eleven.

Financial Obligations:  They are the commitments and obligations assumed by DRP before the Banks pursuant to the provisions set forth in Clause Eleven, Subclause 11.1 of this Credit Line Agreement.

Minimum Consolidated Net Worth:  DRP’s Minimum Consolidated Net Worth is US$225,000,000.00; where the Consolidated Net Worth is the summation of (i) all entries that in accordance with the Generally Accepted Accounting Principles (GAAP) in Peru appear as net worth in its Balance Sheet and (ii) the amount that corresponds to the representative shares of the capital stock.  For the purposes of determining DRP’s Minimum Consolidated Net Worth:  (i) the amount of the Subordinated Loan shall be added to the amount resulting from the before-mentioned formula; and (ii) the difference between the accounts receivable from Affiliates and the accounts payable to Affiliates shall be deducted.  The accounts payable to Affiliates must be those originated solely from activities corresponding to the business purpose and must have been made under market conditions.  Without prejudice to the foregoing, for the purposes of computing the Minimum Consolidated Net Work the only accounts payable to Affiliates that shall be considered are those derived from investment in securities or purchase of fixed assets, provided that (i) said purchases do not exceed US$100,000.00 on a individual basis, and, US$300,000.00 accumulated during the term of effect of the Credit Line Agreement; (ii) purchases greater than the amounts indicated in the preceding item (i) provided said purchases are made in terms that are not less favorable to DRP than those that DRP may obtain from buyers different from its Affiliates, in which case the verification by an independent consultant shall be required.

In addition, write-offs derived from the closure of the Cobriza Mine, which do not affect DRP’s Cash Flow and the adjustments derived from hedge operations that do not affect DRP’s Cash Flow shall be excluded from the Minimum Consolidated Net Worth.

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DRR’s Restructuring Plan:  It is DRR’s restructuring proposal, pursuant to the Informative Prospectus dated September , 2002, which comprises the following aspects:  (i) an Offer to Exchange the currently outstanding bonds issued by DRR for New Bonds, up to a maximum amount of US$175,800,000.00; (ii) the granting of the New Loan (as defined under the caption Authorized Debt), as well as the issue of warrants to purchase up to 40% of DRR common capital stock; (iii) the purchase of preferred stock of DRR by The Renco Group Inc. up to the amount of US$20,000,000.00, (iv) the renewal of the credit facility granted by Congress/CIT up to the amount of US$75,000,000.00; and, the Credit Support of The Renco Group Inc. of up to US$15,000,000.00.

The Indenture that will result from the Restructuring Plan shall be governed by the terms and conditions included in the Informative Prospectus and the Supplemental Disclosure.

Subordinated Loan:  It shall be the Subordinated Loan (also referred to as the Subordinated Promissory Note) given by DRR to DRP, up to the amount of US$139,062,500.00, signed on September 12, 2002.  Said Loan shall not, during the term of this Credit Line, accrue interest and its payment, to the extent that this Credit Line is in force, shall be subject to the Cash Flow Available for Distribution.  The Subordinated Loan shall be governed by the laws of the State of New York, USA, and the terms and conditions of the same must be approved by the AGENT, as established in Subclause 20.3 of this Credit Line Agreement.

Disbursement Request:  It is the letter addressed to the AGENT requesting a disbursement, whose text is attached hereto as Exhibit III of this Credit Line Agreement.

1.2           Unless expressly stated otherwise or if the context requires it, the following rules shall be observed for the interpretation of this Credit Line Agreement:  (a) the singular includes the plural and vice versa; (b) the reference to any gender includes the other gender; (c) the reference to any agreement (including this Credit Line Agreement and Exhibits thereof), document or instrument as amended or regulated from time to time in agreement with the terms contained in each one of them and, if applicable, the terms contained in this Credit Line Agreement; (d) unless the context demands an interpretation to the contrary, the reference to any Clause, Section or Exhibit means the Clause, Section or Exhibit of this Credit Line Agreement; (e) “Including” (and, therefore “includes”) means that it includes without being limited to the generality of the description that precedes the use of said term; (f) any reference to a “Party” or “Parties” in this Credit Line Agreement must be understood to be made to a party or the parties of this Credit Line Agreement, as applicable, and; (g) any reference to “default” on this Agreement and the Financing Documents refers to default on any obligation by any of the Parties, without the other parties being obliged to demand compliance of said obligation or becoming a cause for invoking a delayed action by said Party.  Provided prevailing legislations allows it, any default will be incurred automatically.

CLAUSE TWO:                                                         BACKGROUND

2.1           DRP is a private company engaged in mining, smelting, refining activities, sale of metals and related activities, including but not limited to the processing of minerals.  In October 1997, DRP acquired Empresa Metalúrgica La Oroya S.A from its former owner the State-owned company Empresa Minera del Centro del Perú S.A, within the framework of the privatization

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process carried out by the Government of the Republic of Peru.  In December 1997, DRP took over Empresa Metalúrgica La Oroya S.A. by merger.

2.2                               By virtue of Public Deed dated June 18, 1998, issued in Lima before Public Notary, Aníbal Corvetto Romero, Banco de Crédito del Peru gave DRP a Credit Line in Foreign Currency for up to US$40,000,000.00, to finance DRP foreign trade operations and/or domestic sales.

2.3                               DRR Restructuring Plan includes as one of its precedent conditions for the closing that the Credit Line Agreement must have been signed to substitute the agreement referred to in Subclause 2.2 hereof.

CLAUSE THREE:                                                OBJECT OF THE CONTRACT

3.1                               DRP requires working capital financing for its foreign trade operation and/or domestic sales, purchase of concentrates, raw materials, supplies, inventory, spare parts, other operating costs and other working capital needs which is why it has requested the Banks, through the AGENT, a Credit Line of up to US$ 58,000,000.00 (FIFTY-EIGHT MILLION AND 00/100 US DOLLARS) and, the Banks complying with the request made, hereby agree to grant it, subject to the maximum amounts that each Bank may have assumed by virtue of their respective Commitments, and under the terms and conditions of this Credit Line Agreement.

The Commitments assumed by each one of the Banks are those listed in Exhibit 1 of this Credit Line Agreement.  Exhibit I shall be updated each and every time that an additional amount is syndicated during the term established to this end in Subclause 3.3 of this Credit Line Agreement.

3.2                               The Credit Line granted under this agreement will be made up of the two sub-lines indicated hereinbelow:

3.2.1        Revolving Credit Line:  It is granted in that lesser of (i) US$45,000,000.00 (FORTY-FIVE MILLION AND 00/100 US DOLLARS) and (ii) the Base Amount of the Loan, provided they are within the legal limits for banking operations set forth in the General Law of the Financial System and the Insurance System and Organic Law of the Banking and Insurance Superintendency (Law No. 26702) or any other that should replace it in the future.

DRP may use the Revolving Credit Line that is granted in accordance with this agreement by requesting the necessary loans to fulfill its working capital needs.  Likewise, within the Revolving Credit Line referred to in this item, up to US$5,000,000.00 (FIVE MILLION AND 00/100 US DOLLARS) may be destined to issue letters of credit.  The use of the letters of credit shall be subject to the limitation of the Base Loan Amount and to the other conditions of the Revolving Credit Line, as of the moment DRP is in receipt of the respective shipping documents that transfer the ownership title.

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The Revolving Credit Line shall be governed, as to specific cases, by the provisions set forth in Clause Four hereof and on the whole by Clause Six and the following clauses.

Finally, DRP may use this Revolving Credit Line for up to US$5,000,000.00 (FIVE MILLION AND 00/100 US DOLLARS) to:  (a) issue bank letters of guaranty destined to guarantee domestic purchase of concentrates or raw materials; and, (b) provided it is authorized by the AGENT, issue letters of credit for the purchase of equipment or goods different from those included in Clause Five, Subclause 5.2.  The bank letters of credit facility shall be governed, as to specific cases, by the provisions set forth in Clause Five hereof and on the whole by Clause Six and the following clauses of this Credit Line Agreement.

3.2.2        Indirect Credit Line:  It is granted up to a maximum amount of US$13,000,000.00 (THIRTEEN MILLION and 00/100 US DOLLARS), to be used in the following manner:  (i) up to US$5,000,000.00 (FIVE MILLION and 00/100 US DOLLARS) shall be destined to the issue of bank letters of guaranty to the benefit of the Peruvian National Customs Superintendency – CUSTOMS, for purposes of guaranteeing operations involving the temporary admission of mineral; (ii) up to US$8,000,000.00 (EIGHT MILLION and 00/100 US DOLLARS) shall be destined to the issue of letters of guaranty of faithful compliance to the benefit of the National Tax Administration Superintendency – SUNAT to guarantee applications related to the Value Added Tax – VAT; and (iii) up to US$5,000,000.00 (FIVE MILLION AND 00/100 US DOLLARS) shall be destined to the issue of letters of credit, which shall be available under the Indirect Credit Line until DRP is in receipt of the respective shipping documents representing the ownership title transfer, which amount is different from and in addition to the US$5,000,000.00 referred to in Clause 3.2.1 hereof.

Without prejudice to that stated in the preceding paragraph, DRP hereby declares that it knows and accepts that the maximum amount of the Indirect Credit Line shall be US$13,000,000.00 (THIRTEEN MILLION and 00/1 00 US DOLLARS).

The Indirect Credit Line shall be governed, as to specific aspects, by the terms and conditions of Clause Five hereof, and on the whole, by Clause Six and the following clauses hereof.

3.3                                In the event that the Credit Line maximum term of use is extended pursuant to the provision set forth in Subclause 3.6 hereof, and after the one hundred and five (105) days counted from the Closing Date have elapsed, if the amount of US$58,000,000.00 (FIFTY-EIGHT MILLION AND 00/100 US DOLLARS) is not yet fully committed, the AGENT shall not syndicate any additional amount and, the difference between US$60,000,000 and the total amount of the Credit Line that has been committed up to the maturity date of said term shall be the amount of an additional borrowing that DRP may request and obtain with its own resources, aside from this Credit Line Agreement.

Likewise, in the event that the amount of US$58,000,000 is not fully committed upon the maturity of the term of one hundred and five (105) days referred to in the preceding paragraph, DRP shall communicate the AGENT the manner in which it shall distribute it and the amount it

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shall use of the total committed amount of the Credit Line, between the Revolving Credit Line and the Indirect Credit Line, always within the maximum limits provided in clauses 3.2.1 and 3.2.2.

3.4           The Banks hereby agree to grant DRP, subject to the terms and conditions of this Credit Line Agreement, several loans and/or credits in US dollars during the period between the date on which the Precedent Conditions to Make a Disbursement are complied with and up to, but excluding, the Final Maturity Date, for a maximum amount of US$ 58,000,000.00 (FIFTY-EIGHT MILLION AND 00/100 US DOLLARS), under the clarifying terms mentioned in Subclause 3.2 of this same Clause.  Subject to the conditions of this Credit Line Agreement and during said period DRP may borrow, repay and borrow again the total or part of the aforementioned amount or request the issue of bank letters or guarantee or letters of credit, as applicable.

3.5           The maximum usable amount of the Credit Line that the Banks grant DRP by virtue of this Credit Line Agreement shall be at all times the lesser of (i) US$58,000,000.00, and (ii) the Base amount of the Loan plus the maximum usable amount of the Indirect Credit Line.  In the event that, as a consequence of the changes in the Base Amount of the loan, the used amount of the Credit Line exceeds the maximum authorized amount provided in this clause, the AGENT shall be entitled to demand DRP a prepayment (without any penalty whatsoever) of the amount that may be required for the used amount of the Credit Line to be equal or less than the maximum authorized amount, pursuant to the provisions set forth in this Subclause.  DRP shall comply with making said prepayment within thirty (30) calendar days following the date on which it is requested by the AGENT.

3.6           The maximum term for the use of the Credit Line is sixty (60) days counted as of September 25, 2002.  Accordingly, the Final Maturity Date shall be November 25, 2002.  However, upon the termination of the aforementioned sixty (60) days period and solely provided the provisions set forth in Clause Nine and Subclause 11.25 of Clause Eleven of this Credit Line Agreement have been fully complied with, to the Banks’ satisfaction, the maximum term for the use of the Credit Line shall be three (3) years counted as of September 25, 2002.  If that is the case, the Final Maturity Date shall be extended until September 23, 2005.

Exceptionally, in case of non-compliance with item (iv) of Subclause 11.25 of this Credit Line Agreement for any cause imputable solely to the Banks, the 60 days term referred in the precedent paragraph, will be extended exceptionally until the reception by the Banks of the legal opinion of the Banks’ counsels required in said item (iv) of Subclause 11.25 hereof.  Only if the legal opinion is satisfactory to the Banks, the maximum term for the use of the Credit Line shall be three (3) years counted as of September 25, 2002, as established in the precedent paragraph.  If that is the case, the Final Maturity Date shall be extended until September 23, 2005.

In addition, upon the maturity of the first year and of each one of the years following the term for the use of the Credit Line, the Final Maturity Date can be extended for additional periods, provided there exists unanimous approval by all of the Eligible Banks and that said extension is requested by DRP.

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3.7           DRP hereby binds itself to use the funds from the first disbursement made pursuant to the terms of this Credit Line Agreement to repay the total amount that DRP may owe Banco de Credito, by virtue of the Foreign Currency Credit Line Agreement matter of Public Deed dated June 18, 1998.

3.8           DRP may request at any time the reduction of the maximum amount of the Credit Line mentioned in the preceding Subclause 3.2.  Once the maximum amount of the Credit Line is reduced, it cannot be increased back to the original maximum amount without prior unanimous approval by the Eligible Banks.

3.9           Without prejudice to the provisions set forth in Clause Twelve and Thirteen, DRP hereby binds itself to repay the AGENT in full, all loans and/or credits that remain in force by virtue of this Credit Line as at the Final Maturity Date.

3.10         Banks, the AGENT and DRP hereby agree that this Credit Line Agreement shall go into effect on September 25, 2002, date when the first disbursement will be made.  As of that moment, the credit line contract dated June 1998 referred to in Subclause 2.2 of Clause Two hereof shall automatically expire.

CLAUSE FOUR:                                            TERMS AND CONDITIONS OF THE REVOLVING CREDIT LINE REFERRED TO IN CLAUSE THREE, SUBCLAUSE 3.2.1 HEREOF

4.1           Commitments:  As of the date on which the Precedent Conditions to Make the first disbursement are complied with in accordance with this Credit Line Agreement and up to but excluding the Final Maturity Date, each one of the Banks that has assumed a Commitment hereby irrevocably binds itself to make one or several disbursements for a total aggregate principal amount equivalent to its respective Commitment.  Each Bank’s obligation to make a disbursement is subject, in each case, to the fulfilment of each one of the Precedent Conditions to Make the Disbursements.

4.2           Amount:  The amount of the individual loans requested by DRP shall not be less than US$1,000,000.00, unless the amount available from the Revolving Credit Line is less than said sum, and must be in amounts that are multiples of US$ 200,000.00.  However, the parties hereby acknowledge the fact that said amounts could be lower if as a result of the execution of a letter of credit or of a bank letter of guaranty the indirect credit becomes a loan.

4.3           Disbursements:  Each disbursement made under the Revolving Credit Line shall be made on the Disbursement Date indicated in the Disbursement Request.  Disbursement Requests must be submitted by DRP to the AGENT at no later than 5:00 P.M. on the third business day before the desired Disbursement Date.

At no later than 1:00 P.M. on the Disbursement Date, the Bank shall place at the AGENT’s immediate disposal the proportional amount of its Commitment corresponding to each disbursement requested, in the account and at the office indicated by the AGENT.  If DRP has fulfilled the Precedent Conditions to Make the Disbursements, the AGENT shall place the total amount deposited by the Banks at DRP’s immediate disposal in the account that for purposes of the Credit Line the latter maintains at the office indicated by the AGENT.  The disbursement by

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the AGENT does not imply a certification by the latter that the Precedent Conditions to Make the Disbursement have been fulfilled or a waiver to file a claim against DRP for default.

4.4           Terms:  Provided the term of use of the Credit Line allows it, having in mind the agreements included in Clause Three, Subclause 3.5, the loans shall have terms of 1, 3 or 6 months, according to what DRP opts for, which must be notified in writing to the AGENT in the respective Disbursement Request.

4.5           Interest Rate:  The compensatory interest rate that the disbursements shall accrue under the Revolving Credit Line during the term of use of the Credit Line shall be LIBOR at 1, 3 or 6 months (depending on the disbursement term requested by DRP) plus 3.5%.  LIBOR at 1, 3 or 6 months is the interest rate offered for the same term, deposits of Eurodollars in the London interbanking market, which rate is recorded daily at 11:00 A.M., and appears on the LIBOR page of the REUTERS informative system monitor (adjusted if required to 1/16 of the 1% higher that is closer).  The parties hereby agree and establish that the interest rate agreed upon for this loan has a floating nature as per the variations of the LIBOR rate; therefore, the AGENT shall fix the rate that corresponds to each loan two (2) days in advance of the date foreseen for the disbursement of the respective loan, taking into consideration the LIBOR rate that appears on the REUTERS Monitor on said date.  The amount of interest to be paid by DRP at the end of said term shall be established based on the foregoing.

Any delay in making the payment of the interest and/or principal of the loans on the respective Maturity Dates, shall be subject to, as of said moment and up to the total repayment of the overdue obligations, a delayed payment interest rate of 3% per year, in addition to the compensatory interest.  To this end, DRP shall automatically incur in tardiness without need of any request or notice whatsoever, pursuant to the provisions set forth in item 1 of Article 1333 of the Civil Code

4.6           Promissory Notes:  Each disbursement made under the Revolving Credit Line shall be instrumented by the issue by DRP of a promissory note in favor of each Bank, prorated based on the percentage of their respective Commitments of the total amount of each disbursement, using for this purpose the promissory note format, which as Exhibit IV, forms an integral part of this Credit Line Agreement.  Each one of the Banks hereby binds itself to abstain from endorsing said promissory notes in favor of third parties, unless said endorsement is made as a result of an assignment or participation within the framework of the provisions set forth in Clause Sixteen of this Credit Line Agreement.  The parties hereby declare that the Form of the promissory can be changed by the AGENT at any time.

The promissory notes issued according to the aforesaid shall be forwarded by DRP directly to each one of the Banks, and the AGENT must receive a copy of each one of them.

4.7           Repayment of Loans:  Without prejudice to the provisions set forth in Clause Twelve and Thirteen hereof, DRP hereby binds itself to repay the loans to the AGENT on their respective Maturity Dates, and for this purpose it hereby authorizes the AGENT to debit the outstanding and unpaid amount to any of the accounts that DRP keeps with the AGENT, pursuant to the provisions set forth in Clause Six hereof.

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CLAUSE FIVE:                                                   TERMS AND CONDITIONS OF THE INDIRECT CREDIT LINE REFERRED TO IN CLAUSE THREE, SUBCLAUSE 3.2.2 HEREOF.

5.1           Commitments:  As of the date on which the Precedent Conditions to Make the first disbursement are complied with in accordance with this Credit Line Agreement and up to but excluding the Final Maturity Date, each one of the Banks that has assumed a Commitment hereby binds itself to issue one or several letters or credit and/or letters of guaranty for a total aggregate principal amount equivalent to its respective Commitment.  The obligation of each Bank to grant an indirect credit is also subject, in each case, to the fulfilment of each one of the Precedent Conditions to Make the Disbursement.

5.2           Issue of Letters of Credit:  Provided DRP requests it in writing by means of a signed Disbursement Request submitted to the AGENT three (3) business days in advance, one of the Banks selected by DRP, must, as part of the credits granted to DRP by virtue of the Indirect Credit Line referred to in this agreement, issue Letters of Credit for the payment of the raw materials, concentrates or materials imported by DRP.

The issue of the letters of credit carried out under the Indirect Credit Line shall be made on the Disbursement Date stated in the Disbursement Request.  Disbursement Requests must be submitted by DRP to the AGENT at no later than 5:00 P.M. on the third business day prior to the desired Disbursement Date.

At no later than 1:00 P.M. on the Disbursement Date, the respective Bank shall issue the corresponding letter of credit, provided DRP has fulfilled the Precedent Conditions to Make the Disbursement.  The issue of the letter of credit by the respective Bank does not imply a certification by the latter that the Precedent Conditions to Make the Disbursement have been fulfilled or a waiver to file a claim against DRP for default.  The Letter of Credit shall be sent to DRP directly by the Bank that issues it, and one copy of the Letter of Credit must be sent by DRP to the AGENT.

At the time of honoring the letter of credit, the respective Bank must immediately inform the AGENT of the payment made.  The provisions set forth in the following Subclause 5.4 are applicable to the foregoing.

5.3           Amount of the Letters of Credit:  The amount of the letters of credit requested by DRP cannot be less than US$100,000.00, unless the amount available in the Indirect Credit Line is lower than said amount or a different amount is approved by the Bank issuing the letter of credit.

5.4           Terms of the Letters of Credit:  Provided the term of use of the Credit Lines allows it, and bearing in mind the matters agreed upon in Clause Three, Subclause 3.6 hereof, the Letters of Credit shall have the terms requested by DRP and approved by the AGENT, which actually should not exceed the 6-month term, and the renewal or extension of this term is subject to prior approval by the issuing Bank.

5.5           Repayment of the Letters of Credit:  At the time of the payment in cash of a Letter of Credit issued by virtue of the provisions set forth in this Clause, the Banks shall finance DRP the amount owed, prorated in function of the percentage of their respective Commitments, by

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granting a loan for a term of up to three (3) months under the terms and conditions set forth in Clause Four and the rest of the Clauses hereof; unless DRP requests the AGENT to make an immediate collection of the payment of the amount paid in the letter of credit, and for this purpose as of this date DRP hereby authorizes the AGENT to debit its current account or in any other of its account(s) the corresponding amount, pursuant to the provisions set forth in Clause Six.

5.6           Issue of Bank Letters of Guaranty:  Provided DRP requests it in writing by signing and submitting to the AGENT a Disbursement Request, one of the Banks selected by DRP must, as part of the credits granted to DRP by virtue of the Indirect Credit Line referred to hereof, issue (i) bank letters of guaranty of payment to the benefit of the National Customs Superintendency of Peru - CUSTOMS and (ii) bank letters of guaranty of Faithful Compliance to the benefit of the National Tax Administration Superintendency – SUNAT.

The issue of bank letters of guaranty under the Indirect Credit Line shall be made on the Disbursement Date stated in the Disbursement Request.  Disbursement Requests must be submitted by DRP to the AGENT at no later than 5:00 P.M. on the first business day before the desired Disbursement Date.

At no later than 1:00 P.M. on Disbursement Date, the respective Bank shall issue the respective bank letter of guaranty, provided DRP has fulfilled the Precedent Conditions to Make the Disbursements.  The issue of the Letter of Credit by the respective Bank does not imply a certification by the latter that the Precedent Conditions have been fulfilled or a waiver to any complaint against DRP for default.  The bank letter of guaranty shall be directly forwarded to DRP by the Bank that issued it, and one copy of the bank letter of guaranty must be sent by DRP to the AGENT.

In the event the bank letter of guaranty is honored, the respective Bank must immediately inform the AGENT of the payment made, in which case the provisions set forth in the following Subclause 5.8 shall apply.

5.7           Terms of the Bank Letters of Guaranty:  Provided that the term of use of the Credit Line allows its, taking into consideration what is agreed upon in Clause Three, Subclause 3.6 hereof, the bank letters of guaranty shall have the terms requested by DRP and approved by the AGENT.

5.8           Payment of the Bank Letters of Guaranty:  The parties hereby recognize that the payment of the bank letters of guaranty shall be made immediately by the issuing Bank and upon the sole request by the beneficiary.  This is the reason why its is hereby clearly expressed that any objection and exception to their execution, even if pertinent, must be made directly by DRP against the executing beneficiaries, hereby holding the Bank harmless from any liability for making the requested payment immediately.  Only after the Bank has honored its bank letter of guaranty, it shall notify DRP thereof, and the requests that DRP may make to the Bank to suspend, withhold or reject the payment demanded by the beneficiary shall have no effect whatsoever.

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Once the bank letter of guaranty has been honored by the Bank, DRP is bound to reimburse said amount, and to this end the latter hereby authorizes the AGENT as of this date to debit its current account or any of its other account(s) the corresponding amount pursuant to the provisions set forth in Clause Six.  In the event that DRP would not have enough funds in its current account or in any other of its accounts, any deficit generated thereof shall be computed as a used amount from the Revolving Credit Line mentioned in Subclause 3.2.1 hereof.

CLAUSE SIX:                                                                   PAYMENT OF THE CREDIT LINE

6.1           Payment of the Credit Line:  A condition of this Credit Line Agreement and especially regarding payment of the principal and compensatory or delayed payment interest and other applicable expenses, fees, services and taxes, is that all payments must be made in the same currency that each loan was agreed upon and granted, pursuant to the provisions set forth in Article 1237 of the Civil Code.  For this purpose DRP shall place at the disposal of the AGENT, proportionally to the account of the corresponding Banks, at no later than 12:00 P.M. on each Maturity Date or on any other date on which a payment must be made to the AGENT or to the Banks, sufficient funds to make the total payments and DRP hereby authorizes the AGENT as of this date to debit the owed amount to any of the accounts that it maintains in domestic or foreign currency at any of the AGENT’s Branches in the country or abroad, or that any funds or securities in any currency whatsoever, which the AGENT may have in its power be credited or handed over to it, without need to obtain prior authorization or future consent.  The AGENT shall also be entitled to withhold and apply to the amortization and/or payment of what DRP may owe the Banks, any amount, deposit or security of any nature whatsoever, that by any reason it may have in its power and that is destined to be credited or handed over to it.

Later, on the same day and provided the AGENT is in receipt of the payments before 12:00 P.M., the AGENT shall distribute the funds proportionally to the corresponding Banks.  Payments received by the AGENT after 12:00 P.M. shall be regarded as made on the following day, in which case the delayed payment interest rate stated in Clause Four, Subclause 4.5 hereof shall apply.

The AGENT is hereby expressly authorized by DRP to buy on its behalf and order, in any exchange market that is legally available, the necessary foreign currency to be applied to the amortization and/or repayment of the owed amount; by debiting any of the accounts that in domestic currency that DRP may have at the Bank or in any of the latter’s affiliates or subsidiaries.

6.2           Prepayments:  The amounts of the principal that DRP owes the Banks concerning the Credit Line may be totally or partially prepaid by DRP at any time, free from any penalty or fee to this respect.  When making a total or partial prepayment, DRP must notify the AGENT in writing, two business days before the date on which the former will make the prepayment, stating the amount of the prepayment.

6.3           Taxes:  All of the payments that the AGENT receives with respect to the disbursements made under this Credit Line Agreement shall be made free from any tax or any other lien that may have the effect of reducing the total amount to be received by each Bank pursuant to what was stipulated under this Credit Line Agreement.  Consequently, DRP shall assume all costs so

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that each Bank shall receive a sum equal to that agreed upon, without any deduction.  Under no circumstance shall DRP be held liable for, nor shall it assume the payment of any tax whatsoever on the income that the Banks or the AGENT obtain as a result of their participation in this Credit Line Agreement.

CLAUSE SEVEN:                                                FEES

DRP hereby binds itself to pay the following fees:

7.1                               Underwriting Fee:  DRP will pay as Underwriting Fees, the following amounts:

7.1.1        0.75% of the amount resulting from the summation of:  (i) US$40,000,000.00 and (ii) the syndicated amount as of the Closing Date, payable by DRP to the AGENT on the date the Precedent Conditions to Make the Disbursements are fulfilled or on September 25, 2002, whichever occurs first.  Said fee shall be shared between the Banks, prorated based on the percentage that each one of its Commitments represents based on the total Commitments assumed on the Closing Date; and

7.1.2        0.75% of the amount that exceeds the summation of:  (i) US$40,000,000.00 and (ii) the syndicated amount as of the Closing Date, payable by DRP to the AGENT on the date said excess amount is syndicated.  Said fee shall be distributed to the Banks that sign this Credit Line Agreement after the Closing Date, based on the amount of their respective Commitment.

7.2                               Structuring Fee:  DRP shall pay the AGENT a Structuring Fee in the amounts agreed upon between the AGENT and DRP, which appear on the letter dated September 16, 2002.  The Structuring Fee shall be paid on the dates and in the forms stipulated in said letter.

7.3                               Agency Fee:  DRP shall pay the AGENT an Agency Fee amounting to US$ 30,000.00 (THIRTY THOUSAND AND 00/100 US DOLLARS) per year, during the term of use of the Credit Line, including any extension of the same, which shall be paid in advance on the Closing Date and on each anniversary of the Closing Date.

7.4          Commitment Fee:  DRP shall pay the AGENT a Commitment Fee during the term of use of the Credit Line amounting to the equivalent of 0.375% per year of the average unused portion of the total amount of the Commitments of the Eligible Banks, which shall be computed taking into account the daily unused portions as of the date on which the Precedent Conditions to Make the Disbursements are complied with or as of September 25, 2002, whichever occurs first, of which a quarterly average shall be obtained on which the aforesaid rate shall be applied.  This Fee shall be paid on a lapsed quarter within the first ten (10) calendar days of the following quarter.  For purposes of the calculation, the face amount of the letters of credit and bank letters of guaranty referred to in Clause Five shall be regarded to be the “amount used” of the Credit Line.  The Commitment Fee shall be shared between the Banks, prorated based on the percentage that each one of their Commitments represents as regards the Credit Line syndicated total.

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7.5                               Fee for the Issue of a Letter of Credit:  DRP shall pay the AGENT, as Fee for the Issue of a Letter of Credit, the following amounts:

7.5.1        Against the issue of the Letter of Credit, a sum equivalent to 0.25% per quarter, of the amount of the letter of credit payable by DRP to the AGENT on the issue date of the letter of credit.  This fee shall be handed over to the Bank that issued the letter of credit; and

7.5.2        Against receipt of the shipping documents, a sum equivalent to 0.25% flat of the amount of the respective letter of credit, payable by DRP to the AGENT on the date of receipt of the shipping documents.  This fee shall be handed over to the Bank that issued the letter of credit.

7.6                               Fee for the Issue of a Bank Letter of Guaranty:  DRP shall pay the AGENT, as Fee for the Issue of Bank Letters of Guaranty, a sum equivalent to 1.5% per year of the total amount of the respective bank letter of guaranty.  This fee shall be handed over to the Bank that issued the bank letter of guaranty.

7.7                               Additional Taxes:  The aforementioned fees do not include the Value Added Tax or any other taxes that could be levied by law, which DRP is hereby obliged to pay.  However, under no circumstance shall DRP be held liable for nor shall it have to pay the tax levied on the income that the Banks or the AGENT may obtain as a result of their participation in this Credit Line Agreement.

CLAUSE EIGHT:                                                   PRECEDENT CONDITIONS FOR THE CLOSING DATE

The Precedent Conditions for the Closing Date are as follows:

8.1                               DRP’s Legal Capacity:  The receipt by the AGENT of a legalized copy of the minutes of DRP’s General Partners Meeting authorizing the signing and execution of this Credit Line Agreement and of the Security Agreements and appointing their representatives for the signing of the same.

8.2                               Financial Statements:  The receipt by the AGENT of copies of the audited financial statements corresponding to the fiscal year closed at December 31, 2001 and the unaudited financial statements corresponding to the first quarter of fiscal year 2002, accompanied by a certification given by DRP, dated recently, that said financial statements have been prepared in a correct and complete manner in accordance with the Generally Accepted Accounting Principles (GAAP) in Peru.

8.3                               Internal Approvals:  The receipt by the AGENT of the approval of the conditions of the Credit Line given by the competent bodies of each one of the Banks.

8.4                               Due Diligence:  The conclusion, in a satisfactory manner for the Banks, of DRP’s due diligence by the AGENT.  Said due diligence must include, but will not be limited to:  (i) the examination of DRP’s insurance policies, and (ii) the examination by an independent technical consultant of:  (a) the present condition of DRP’s inventories and fixed assets; (b) the execution

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and progress of the Environmental Adjustment and Management Program (PAMA) and of any other investment commitment that DRP has assumed with the Peruvian Government, taking into consideration the deadline to complete PAMA corresponding to Cobriza (with the reservation that in this last case DRP shall abide by the provisions set forth in Supreme Decree No. 022-2002-EM);  (c) the investments required by DRP to maintain its normal level of operations during the term of effect of the Credit Line, and (d) the investment plan included in the PAMA, pursuant to the provisions set forth in the prevailing agreements signed with the competent authorities, taking into consideration the present situation of the aforementioned Cobriza PAMA and the future amendments that may be made to the La Oroya PAMA.

8.5           Signing of a Subordinated Loan:  The receipt by the AGENT of the Subordinated Loan duly signed by DRP and DRR, under terms satisfactory to the Banks.

8.6           Financing Documentation:  The parties must have reached a final agreement on the term and conditions of the Financing Documents.

8.7           Non-existence of Litigations:  The receipt by the AGENT of a certificate signed by DRP’s General Manager, or by the person who is carrying out his functions in his absence, stating that, except for what was disclosed to the AGENT before the signing of this agreement, there is no action, investigation, suit, written complaint or any judicial proceeding pending against DRP or its property filed with any court, government commission or committee, board, government agency or arbitrator, of which any of the members of the administration or management may be aware, and that may have a Material Adverse Effect on DRP.

8.8           Authorizations and Approvals:  If required, that all government authorizations and approvals necessary to carry out DRP’s operations have been obtained and are in full force and effect, except those which absence (not obtained or expired) would not cause a Material Adverse Effect.

8.9           DRP’s Licenses:  All substantial contracts, substantial concessions and licenses necessary to carry out DRP’s operations have been obtained and are in full force and effect, except those which absence (not obtained or expired) would not cause a Material Adverse Effect.

8.10         Insurance:  The endorsement in favor of the AGENT, to the benefit of the Banks, of the insurance policies covering DRP’s assets and which have been issued by top-rank insurance companies, with the personal insurance levels and deductibles in force as of this date.

8.11         Non-existence of Government Action:  That the Peruvian Government has not enacted legislation or taken any action whatsoever that, in the Banks’ Majority opinion and judgement, may limit exportation, by DRP, of its products.

8.12         Non-existence of Material Adverse Effect and Material Adverse Change:  That no circumstance or situation has arisen that in the Banks’ Majority reasonable opinion and judgement, may cause a Material Adverse Change in, or may have a material adverse effect on:  (i) the Peruvian financial system, (ii) the international financial system, (iii) the national or international capital markets; (iv) Peru’s political and economic climate, (v) the Peruvian tax and monetary policies, its laws and regulations; provided in each one of these cases, they could

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reasonably have a Material Adverse Effect on the ability of all the Banks to comply with their obligations assumed under this Credit Line Agreement.

8.13         Non-existence of Material Adverse Effect and Material Adverse Change in DRP and/or Affiliates:  That no circumstance or situation has arisen from the date of the last audited financial statements, that in the Banks’ Majority reasonable opinion and judgement may cause a Material Adverse Change in or may have a Material Adverse Effect on:  (i) DRP’s and/or its Affiliates’ ability to repay the loans, or on (ii) DRP’s and/or its Affiliates’ business, operations, property, assets or liabilities.

8.14         Non-existence of liens regarding DRP’s income and assets:  That DRP’s assets and accounts receivable are free from any lien or encumbrance, except those considered in this Credit Line Agreement or those which have been defined as Permitted Liens.

8.15         Payment of Fees:  That DRP has paid the AGENT the corresponding fees pursuant to the provisions set forth in Clause Seven hereof, as well as any other applicable expenses, services and professional fees that must be paid under the Credit Line Agreement.

8.16         Tax Payments:  The receipt by the AGENT of a certificate signed by DRP’s General Manager or by the person who is carrying out his functions in his absence, stating that DRP is complying with its labor and tax obligations, except those that have been informed of to the AGENT.

CLAUSE NINE:                                                           PRECEDENT CONDITIONS TO MAKE THE DISBURSEMENTS

The following are the Precedent Conditions to Make the Disbursements and or Loans referred to hereof:

9.1           Security Agreements and Establishment of Collection Accounts:  The receipt by the AGENT of the Security Agreements, duly signed by DRP and the agreement by the latter with the establishment of the Collection Accounts in Lima and Miami.  Likewise, DRP must have complied with serving notices to its customers instructing them to make their payments to the Collection Accounts and the AGENT must have received copy of the document evidencing receipt of said notifications.

9.2           Filing of Application for Registration of Global and Floating Pledge:  An application for registration must have been filed with the corresponding public Registry, of the Global and Floating Pledge granted by DRP in favor of the AGENT, to the benefit of the Banks.

9.3           Certificate of the Base Amount of the Loan:  The receipt by the AGENT of a certificate signed by the Financial Manager of DRP or by the person who is carrying out his functions in his absence, establishing the Base Amount of the Loan.

9.4           Non-existence of Material Adverse Effect and Material Adverse Change:  That no circumstance or situation has arisen that in the Bank’s Majority reasonable opinion and judgement, may cause a Material Adverse Change in or have a material adverse effect on:  (i) the Peruvian financial system, (ii) the international financial system, (iii) the national or international

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capital markets; (iv) Peru’s political and economic climate, (v) the Peruvian tax and monetary policies, its laws and regulations; provided in each one of these cases, the same could reasonably have a Material Adverse Effect on the ability of all the Banks to comply with their obligations assumed under this Credit Line Agreement

9.5           Non-existence of Material Adverse Effect and Material Adverse Change in DRP and/or Affiliates:  That no circumstance or situation has arisen since the date of the last audited financial statements, that in the Banks’ Majority reasonable opinion and judgement may cause a Material Adverse Change in or may have a Material Adverse Effect on:  (i) DRP’s and/or its Affiliates’ ability to repay the loans, or on (ii) DRP’s and/or its Affiliates’ business, operations, property, assets or liabilities.

9.6           Fulfilment of Obligations by DRP:  That DRP is in compliance with his Obligations established in this Credit Line Agreement, including its Financial Obligations, except for the provisions set forth in the second paragraph of Subclause 11.17 of Clause Eleven hereof.

9.7           Non-existence of Government Action:  That the Peruvian Government has not enacted legislation or taken any action whatsoever that in the Banks’ Majority opinion and judgement, may limit the exportation, by DRP, of its products.

9.8           Non-existence of any Event of Default:  That, as of the date of the respective disbursement, no Event of Default whatsoever has occurred.

9.9           Representations and Warranties:  That the representations and warranties made by DRP in Clause Ten of this Credit Line Agreement, and in the Security Agreements, are correct and true as of the date they were made as regards all material aspects, unless a misstatement in said representation or guarantee cannot reasonably have a Material Adverse Effect on DRP’s situation, and provided that such representation or warranty was true and complete as regards all its aspects on the date it was made.

9.10         Compliance with the PAMA:  That, on the Disbursement Date, DRP must be in compliance with the PAMA, in accordance with the agreements entered into with the competent government authorities, as they may be periodically amended.  The AGENT hereby acknowledges that DRP has not been complying with its obligations included in the PAMA for the Cobriza Mine, since the term of the same has already expired.  However, in the case of the Cobriza Mine, DRP shall abide by the provisions set forth in Supreme Decree No. 022-2002-EM, except for the provisions set forth in the second paragraph Clause Eleven, Subclause 11.17 hereof.

9.11         Authorizations and Approvals:  If required, that all government authorizations and approvals necessary to carry out DRP’s operations have been obtained and are in full force and effect, except those which absence (not obtained or expired) cannot cause a Material Adverse Effect.  Likewise, that all substantial contracts, substantial concessions and necessary licenses to carry out DRP’s operations have been obtained and are in full force and effect.

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CLAUSE TEN:                                                                REPRESENTATIONS AND WARRANTIES

DRP hereby represents and warrants the Banks that:

10.1         Organization and Classification:  DRP is a limited liability company that was incorporated and exists under Peruvian Laws, which is authorized by Peruvian legislation to own its property and perform its normal activities.

10.2         Powers of Attorney and Authorizations:  DRP possesses and has granted to its lawyers all the necessary powers of attorney and authorizations to sign this Credit Line Agreement and the Security Agreements, as well as any other Financing Documents thereto and to comply with all obligations assumed under each one of them.

10.3         Compulsory Compliance:  This Credit Line Agreement and the Security Contracts are valid and binding obligations that are of compulsory compliance for DRP, except for what is provided in the applicable bankruptcy, insolvency and equity restructuring laws.

10.4         Government Authorizations:  DRP has all the necessary government authorizations under the laws in force to comply with this Credit Line Agreement, the Security Agreements and the other Financing Documents and to fulfill the obligations assumed under each one of them; that these authorizations are in force and not subject to any condition or requirement whatsoever.  Any authorization that DRP may require as of the Closing Date shall be obtained by the latter in a timely manner, unless, its absence (not obtained or expired) cannot cause a Material Adverse Effect.

10.5         Non-existence of Conflicts:  DRP’s signing and execution of this Credit Line Agreement, the Security Agreements or any other Financing Document (i) is not in conflict nor does it create an event of default with regard to (a) any of the terms, conditions or provisions of DRP’s bylaws and other incorporation documents, (b) any applicable law or regulation, or any court judgment, judicial mandate or decree from any pertinent court or authority, (c) any agreement or contract in which DRP is a part or by which it is bound, (ii) nor can it result in the creation or imposition of any lien, charge or encumbrance on any property of DRP, unless such lien, charge or encumbrance (a) cannot reasonably have a Material Adverse Effect on DRP’s situation and has been duly informed to the AGENT prior the Closing Date; (b) is considered in this Credit Line Agreement, including the Permitted Liens.

10.6         Legal Situation:  DRP is not in default under any applicable law or regulation, or court judgment, judicial order or decree from any competent court or authority, unless such default situation cannot reasonably have a Material Adverse Effect on DRP’s situation and has been duly informed to the AGENT before the Closing Date.

10.7         Financial Statements:  DRP has placed at the AGENT’s disposal its Financial Statements as of December 31, 2001, duly audited and its situation Financial Statements as of March 31, 2002.  All of the information contained therein has been prepared in a correct and complete manner in accordance with the Generally Accepted Accounting Practices (GAAP) in Peru, and they reflect DRP’s financial condition in a precise manner.  As of the Closing Date, DRP does not have any direct or contingent liabilities, which should be reflected in its financial statements according to the GAAP in Peru, other than those (i) referred to or reflected in the aforementioned

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financial statements on said dates, (ii) arising from this Credit Line Agreement, the Security Agreements and other Financing Documents, or (iii) those informed to the AGENT; or (iv) that result from DRP’s the regular business activities and that are considered an Authorized Debt.  As of the Closing Date, no Material Adverse Change has occurred in DRP’s consolidated financial condition reflected on the financial statements as of December 31, 2001, unless (a) said Material Adverse Change has been corrected or remedied by DRP, or the AGENT or the Banks have waived their right to complain against said Material Adverse Change; or (b) DRP had informed the AGENT of said Material Adverse Change before the Closing Date, including those considered in the Informative Prospectus

10.8         Legal Proceedings:  Except for what was disclosed to the AGENT before the signing of this Credit Line Agreement, there is no pending action, investigation, suit, written complaint or judicial proceeding against DRP or its property in any court, government commission or committee, board, government agency or arbitrator, of which any of the members of the administration or management may be aware, and that could have a Material Adverse Effect on DRP.

10.9         Disclosure:  As of the Closing Date, except for what has been informed to the AGENT, the declarations made by DRP members of the administration or Management in this document and in the Security Agreements, do not include any false statement regarding any fact or intentional omission of a material fact that could cause the information furnished by DRP to lead the Banks to err.  As of the Closing Date, there is not a fact known by DRP, which has not been disclosed to the AGENT, and that could bring as a result a Material Adverse Effect on DRP.

10.10       Non-existence of Acts of God and Events of Force Majeure:  DRP’s business and property have not been affected by fire, explosion, accidents, strikes, forced upon stoppages or any other labor problem, drought, storm, hail, earthquakes, embargoes or by any other circumstance that in a reasonable manner may have a Material Adverse Effect on DRP.

10.11       Non-existence of Damages to the Environment:  DRP operates its business in compliance with all environmental legal and regulatory standards applicable to mining-metallurgical activities, as amended, taking into consideration the provisions stipulated in its respective Environmental Adjustment and Management Program (PAMA).  In the case of the Cobriza PAMA, which has already expired, DRP will abide by the provisions set forth in Supreme Decree No. 022-2002-EM.  No harmful, toxic or hazardous material, as defined by the aforementioned standards, has been or is discharged, disposed of, spread or freed by DRP violating any applicable mining-metallurgical law or regulatory standards, unless suitable measures accepted by the respective government authorities and disclosed to the AGENT are being taken to remedy the situation.  The transportation of any harmful, toxic or hazardous material by DRP shall be carried out in compliance with the environmental standards applicable to this effect, adopting the suitable measures accepted by the respective government authorities.

10.12       Taxes:  DRP has prepared, signed and submitted to the competent authority the forms of all taxes and contributions, which it is legally obliged to pay; and has paid the same except those that:  are being claimed by DRP through suitable impugning appeals for which purpose, if so required pursuant to the GAAP in Peru, provisions or reserves have been made in DRP accounting records.  There is no outstanding proceeding or dispute between DRP and any

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government authority with regard to taxes and contributions, different from those mentioned in detail in Exhibit V, which forms an integral part of this Credit Line Agreement, as shall be periodically amended by DRP.

10.13       Immunity:  DRP has no immunity with respect to the jurisdiction and competence of any court, arbitrator or tribunal whatsoever regarding any legal proceeding or demand.

10.14       Priority:  All obligations assumed by DRP under this Credit Line Agreement are top priority obligations for DRP and thus they prevail over any other direct or indirect, present or future obligation of DRP, except those expressly indicated in the Equity Restructuring Law as amended or replaced from time to time.  In this sense, the obligations that could arise for DRP from the generic security given for the Issue of New Bonds, Existing Bonds and the New Loan, shall be contractually Subordinated to the obligations assumed by DRP by virtue of this Credit Line Agreement.

CLAUSE ELEVEN:                                         DRP’S OBLIGATIONS

By means of this Clause, DRP assumes before the Banks the following Obligations:

11.1         Financial Obligations

(i)            To send to the AGENT, within one hundred and twenty (120) days following the closing of the fiscal year (December 31), and within the thirty (30) days following the closing of each six-monthly period, a certificate that shall have the nature of an Affidavit, signed by its General Manager, Vice-President of Finance, Treasurer or by the persons who carry out their functions in their absence, indicating the Cash Flow Available for Distribution.  Said certificate must contain a detailed explanation of the concepts used by DRP for the calculation of the Cash Flow Available for Distribution for the T and T + 1 periods.  The Banks’ Majority, hereby reserves itself the right to approve the Cash Flow Available for Distribution, and said approval shall not be denied without reasonable justification by the Banks’ Majority.

(ii)           To send to the AGENT, within the thirty (30) business days following each fiscal quarter, a certificate signed by its General Manager, Vice-President of Finance, Treasurer or by the persons who carry out their functions in their absence, testifying that DRP is complying with the Minimum Consolidated Net Worth.

11.2         Information.

(i)            Veracity:  To provide correct and complete information when making the Disbursement Request and, at all times during the term of effect of this Credit Line Agreement.

(ii)           Financial Information:  To send to the AGENT or to whomever it designates, provided such designation has been communicated to DRP in writing, complete financial information, the Audited Year-end Financial Statements and Unaudited Quarterly Financial Statements prepared by DRP in accordance with the GAAP in Peru and any information that the AGENT may reasonably request on a periodic basis.  The Audited Financial Statements shall be furnished within a term not to exceed one hundred and twenty (120) days after the closing of each fiscal

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year (December 31) during the term of effect of this Credit Line Agreement and the Unaudited Financial Statements shall be furnished within thirty (30) days after the closing of each quarter, DRP hereby binding itself to promptly communicate to the AGENT or whomever it designates, any a fact or circumstance that could originate a substantial impairment of DRP’s income, profits, payment capacity and/or financial situation.  Likewise, to send to the AGENT or to whomever it designates, an unaudited version of DRP’s financial statements at the closing of each quarter of the fiscal year.

(iii)          Additional Information:  To send to the AGENT, within a prudent term after its request, any additional information that may be requested related to this Credit Line Agreement, the Security Agreements and DRP’s ability to comply with the obligations assumed by virtue of the aforementioned documents.

(iv)          Information on Accounts Receivable and Collected Accounts:  To send to the AGENT, each time the latter requests it, within a prudent term, the detail of the accounts receivable and collected accounts during the period that, in each opportunity, the AGENT shall indicate to DRP.

(v)           Restricted Subsidiaries:  To send to the AGENT, an updated version of Exhibit II of this document, each time an amendment is made to the listing of DRP’s and/or DRR’s Restricted Subsidiaries.

11.3         Notification of Special Events:  To promptly notify the AGENT of the occurrence of any of the following events, including a description regarding its nature and the actions DRP plans to take on this regard:  (i) any Event of Default, and/or (ii) any law suit, arbitration or administrative proceeding in which DRP is a part; which in case of being resolved in an unfavourable manner to DRP may have a Material Adverse Effect on DRP.

11.4         Accounting Books and Record Keeping:  To keep accounting books and records in accordance with generally accepted accounting principles and practices accepted in Peru, binding itself before the Banks that the company’s annual financial statements will be reported upon by independent public accountants with international repute.  The names of the selected independent public accountants shall be informed by DRP to the AGENT in a timely manner.  The records must be kept in sufficient detail so as to specify investments made, their cost and, if applicable, the progress made as to their execution, in each case, pursuant to the provisions set forth in the GAAP in Peru.

11.5         Inspection:  To allow the AGENT’s technical personnel or the persons that the AGENT may designate, to verify the information supplied and the proper allocation of the funds provided by virtue of the credits and/or loans granted by the Banks to DRP within the framework of this Credit Line Agreement, as well as to carry out inspections of DRP’s plant and establishments.  DRP hereby agrees to bear the cost of up to four inspections with respect to the quantity of DRP’s inventory and up to two inspections regarding the quality of DRP’s inventory per year (these last ones shall be made at the time any of the four quantity inspections of DRP’s inventory is made).  To this effect, the annual periods shall be computed from the Closing Date to each anniversary of the aforementioned date.

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11.6         Existence and Capacity:  To maintain its existence as a limited liability company under Peruvian Law.

11.7         Non-Participation in Unrelated Activities:  To remain within its own line of business and abstain from directly or indirectly participating in unrelated activities.  The provisions, set forth in this Subclause do not limit DRP’s ability to provide funding, assistance, benefits and improvements to local schools, government organizations and communities, as it has being doing in the past.

11.8         Use of Funds:  To allocate the funds from the credits and/or loans granted by the Banks within the framework of this agreement, to the purpose mentioned in Clause Three of this Credit Line Agreement.

11.9         Payment to Affiliates:  To limit payments to DRR and its Affiliates (including the payments related to the Subordinated Loan and excluding the Trade Accounts to DRR) to the availability of a cash flow surplus, pursuant to the Cash Flow Available for Distribution.  Likewise, Administration Fees in the amount of US$4,000,000 shall be paid in accordance to what is provided in the definition of Cash Flow Available for Distribution.

11.10       Maintenance of Assets:  To maintain in good condition, in accordance with the type of business that DRP develops, the plant and other productive areas that are necessary for the development of its business purpose and, at certain times perform the repairs and replacements required to this end, except those that would not cause a Material Adverse Effect.

11.11       Limitation to Dispose of Assets:  To abstain, during the term of effect of this Credit Line, from selling, leasing, transferring or assigning the use of the fixed assets that are necessary to maintain the Company’s estimated production and sales stated in the credit application filed with the Banks, unless (i) it would be in the regular course of its business; (ii) said fixed asset are no longer necessary to carry out its operations, (iii) the fixed assets are considered, in accordance with previous practices surplus or obsolete, or (iv) that they have been replaced or are going to be replaced in the regular course of DRP’s Business.

Except if an Event of Default occurs, which is not remedied by DRP within the corresponding term to correct it, DRP shall be able to dispose of its assets as provided in the preceding items (i) to (iv), provided within a period of 360 days, the amount of said transaction does not exceed US$1,000,000,00 individually, and US$2,000,000.00 as a whole.  For any sale that exceeds said amount DRP must have prior approval by the AGENT, provided said approval has an express written authorization by the Banks’ Majority to such effect.  The property matter of the Leaseback Agreement that DRP has entered into with Banco de Crédito del Perú and with Crédito Leasing S.A. is exempted from the provisions set forth in this Clause.  The Banks hereby bind themselves to make their best efforts to comply with the credit request within a maximum term of ten (10) business days following the filing of the same and if said term should end without DRP having received any answer whatsoever, it shall be understood as the application having been approved.  This obligation neither limits nor forbids the closing of the Cobriza Mine operations or the sale of the fixed assets as a result of said closing.

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11.12       Pledge on Stock Participations:  To deliver to the AGENT, on the Closing Date, a certificate signed by DRCayman’s Vice-President, by virtue of which said company binds itself to abstain from encumbering, pledging, and/or in any other way affecting in favor of third parties the percentage that results by subtracting from the 33.33% of the participations that represent DRP’s stock capital, the percentage of quota participations which title is held by quota holders that are the former or current employees of CENTROMIN, Metaloroya or Doe Run Peru, or their successors or assigns or any other quota holder different from DRCayman.

11.13       Government Authorizations:  To keep in force, during the term of effect of this Credit Line Agreement, all substantial licenses, permits, and, in general any authorization that may result being necessary for the normal performance of its activities and the execution of this Credit Line Agreement, unless their absence would not cause a Material Adverse Effect.

11.14       Taxes:  To comply with the payment of all taxes and contributions, which DRP is obliged to pay pursuant to legislation in force; except those that are being questioned or claimed by DRP through suitable challenges and with respect to which, if required by the GAAP in Peru, the corresponding provisions and reserves have been made in DRP’s accounting books and records.

11.15       Abstaining from Mergers or Splits:  To abstain from participating in company merger or split-up processes and to refrain from selling or transferring all or a substantial part of its fixed assets to any person whatsoever, nor acquire all or substantially all the assets from any person whatsoever, without prior express written authorization by the Banks’ Majority, which shall not be denied without a reasonable justification.

11.16       Compliance with the Law:  To keep up to date the fulfillment of its tax and labor obligations including those derived from social security laws and private pension funds administrators, as well as with any other aspect of applicable Peruvian or foreign laws and regulations thereunder, unless (i) the need to comply with such legislation or regulation is being debated and/or questioned by DRP in good faith through suitable means and adequate provisions have been made in DRP’s accounting books and records; (ii) their non-compliance would not have a Material Adverse Effect on DRP, (iii) the situation would have been informed to the AGENT before the Closing Date, or, (iv) it refers to the situation matter of Clause 11.17 hereof.

11.17       Compliance with Environmental Legislation:  Without prejudice to the obligations set forth in the preceding Subclause, to comply with each and all obligations emanating from the mining-metallurgical environmental legislation in force, taking into consideration the provisions set forth in the PAMA.  In the case of the Cobriza Mine, which PAMA has already expired, DRP shall abide by the provisions set forth in Supreme Decree No. 022-2002-EM.  The obligation of compliance provided in this clause includes carrying out assessments and fulfilling the requisites established by the respective laws and regulations thereunder.

Likewise, should DRP infringe any of the standards applicable to it by virtue of the environmental legislation and regulations referred to mining-metallurgical activities or should DRP fail to comply with any of the obligations it has assumed under its respective PAMA, DRP shall inform the AGENT of said fact as a precedent condition to carry out the disbursements.  The Banks hereby bind themselves to make disbursements in favor of DRP in accordance with

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the provisions set forth in this Credit Line Agreement, unless once being informed, in the Banks’ Majority opinion; there would be a material non-compliance.

11.18       Non-Existence of Hedging Agreements for Speculative Purposes:  To abstain from entering in to hedging agreements for speculative purposes, which do not have as an essential objective to protect itself against possible fluctuations in interest rates and exchange rates, as well as in the price of concentrates, fuel and end products.

11.19       Transactions and Agreements with Affiliated or Related Persons:  To abstain from entering into transactions with related companies or persons under conditions that are less advantageous than those that would be obtained should the transaction be entered into with non-related third parties.  Excluded from the limitation referred to in this Subclause are DRP’s obligations with the Affiliates or related persons who appear listed on Exhibit VI, which forms an integral part of this Credit Line Agreement and the Administration fees.

11.20       Obligations:  To comply on or before the Maturity Date with all obligations assumed under this or other agreements it has entered into and whose default could result, in the Banks’ Majority reasonable opinion and judgment, in a Material Adverse Effect on DRP, unless said default:  (i) is being debated and questioned by DRP in good faith through suitable means and (ii) with respect to which the corresponding provisions and reserves have been made in DRP’s accounting books to the extent required by the GAAP in Peru.

11.21       Restriction on Assuming Financial Debts and Obligations:  To abstain from assuming, creating or incurring in any debt or financial obligation different from an Authorized Debt.

11.22       Restriction on Liens:  To abstain from creating or assuming liens on any of its present or future property, assets or contractual rights, unless they refer to:  (i) liens that are specifically created, required or permitted by this Credit Line Agreement or the Security Agreements, and (ii) Permitted Liens.

11.23       Certificate Indicating the Base Amount of the Loan:  To send to the AGENT a certificate signed by its General Manager, Vice-President of Finance, Treasurer or the persons who exercise their functions in case of their absence, establishing the Base Amount of the loan effective on the twentieth (20th) day of each calendar month, as well as the detail of the accounts that served to determine the same, which information shall have the nature of an affidavit.  This certificate shall be delivered by DRP to the AGENT within the five (5) five business days following the twentieth (20th) day of each calendar month.  This certificate shall be in force during the next calendar month counted from the twentieth (20th) day of every calendar month, unless in the interim DRP submits to the AGENT a new certificate replacing the original one, in which case this new certificate shall be in force for the remaining days until the twentieth day (20th) of the calendar month.

11.24       Restriction on the Distribution of Dividends:  To abstain from distributing dividends or paying subordinated debts should an Event of Default occur or should it be delayed as to its contractual obligations with the Banks and/or the AGENT.

11.25       Successful execution of DRR’s Restructuring Plan:  The successful execution of DRR’s Restructuring Plan must be concluded under terms and conditions regarded satisfactory by the

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Banks, within sixty (60) days counted as of the date in which this contract goes into effect as provided in Subclause 3.10 hereof.  To this end, and within the aforementioned term of sixty 60) days, DRP must deliver to the AGENT the following information:

(i)            Restructuring:  DRP must deliver to the AGENT all signed information that supports DRR’s Restructuring.  In addition, it shall deliver a certificate signed by DRP’s and DRR’s General Managers or by whomever exercises their functions in case of absence, in which they inform of the results of DRR’s Restructuring.

(ii)           Contractual Subordination:  DRP shall deliver to the AGENT all documents that accredit that the guarantee given by DRP and its Affiliates to back up the New Loan, the New Bonds and the Existing Bonds is contractually subordinated to the obligations that DRP has assumed in favor of the Banks by virtue of the Credit Line.

(iii)          Renewal of Credit Facilities:  The AGENT must be in receipt of the documents that accredit the signing of the renewal of the credit facility given by Congress/CIT to DRR.

(iv)          Satisfactory Legal Opinions:  DRP must deliver to the AGENT the legal opinions signed by DRP’s and DRR’s legal counsels substantially in the form attached hereto as Exhibit VII.

Likewise, DRP must give the AGENT all information required by the Banks’ legal counsels so that they may render, within a term of sixty (60) days counted as of the date this Credit Line Agreement goes into effect as provided in Subclause 3.10, a legal opinion to the Banks’ satisfaction, regarding:  (a) the contractual subordination of the generic guarantee given by DRP in favor of the New Bonds, Senior Bonds and the New Loan to DRP’s Obligations assumed by virtue of this Credit Line Agreement; (b) subordination of the Subordinated Loan/Subordinated Promissory Note to the fulfilment of the Payment Obligations that DRP assumes by virtue of this Credit Line Agreement, and; (c) verification that, in the event of DRR’s insolvency or bankruptcy declaration by DRR; DRP’s obligations assumed under this Credit Line Agreement are DRP’s top priority obligations; therefore, they prevail over any other obligation, whether direct or indirect, present or future, except those expressly indicated in the Equity Restructuring Law as amended or replaced from time to time.

This obligation shall be regarded validly fulfilled if and only if all of the required legal opinions are in terms regarded satisfactory by the Banks.

CLAUSE TWELVE:                                    EVENTS OF DEFAULT

The parties hereby agree that each one of the following circumstances is an Event of Default:

12.1         Default on a Payment Obligation:  If DRP fails to pay (i) any amount which corresponds to the principal or interest of any of the loans and/or credits granted under this Credit Line Agreement, (ii) any fee, professional fee or expense that it must pay and/or reimburse by virtue of this Credit Line Agreement, the Security Agreements or the other Financing Documents, or (iii) any other obligation assumed under this Credit Line Agreement or the Security Agreements or the other Financing Documents.

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12.2         False Representations or Warranties:  If any of the representations or warranties made by DRP in this Credit Line Agreement or in the Security Agreements is false or uncertain as regards a material aspect, and such circumstance continues without being corrected during a term of fifteen (15) calendar days as of the notarial notice sent for that purpose by the AGENT.

12.3         Default on an Obligation:  If DRP fails to comply with any of the obligations assumed under this Credit Line Agreement or the Security Agreements, different from the Payment Obligations referred to in Subclause 12.1 of this Clause Twelve, or if DRP incurs in an additional debt or financial obligation different from the Authorized Debt.

In the event that DRP fails to comply with any of the obligations referred to in Subclauses 11.2 (information), 11.3 (notification of special events), 11.4 (accounting books and record keeping), 11.5 (inspection), 11.6 (existence and capacity), 11.10 (maintenance of assets), 11.13 (government authorizations), 11.14 (taxes), 11.16 (compliance with the law), 11.17 (compliance with environmental legislation), 11.20 (obligations), and 11.23 (certificate indicating the Base Amount of the Loan), it must correct said non-compliance (if such non-compliance can be corrected) within thirty (30) calendar days following the notarial notification sent by the AGENT for this purpose.

12.4         Default on a Financial Obligation:  If DRP fails to comply with any of the Financial Obligations described in Clause Eleven, Subclause 11.1 hereof and said non-compliance is not remedied within thirty (30) calendar days following the notarial notification sent to this effect by the AGENT.

12.5         Bankruptcy or Insolvency:  If DRP, DRR or one of its Affiliates initiates a bankruptcy, insolvency or equity restructuring proceeding or one of the aforesaid is initiated against it pursuant to the legislation applicable to these matters.

12.6         Cross Default:  If DRP, DRR or any of its Affiliates fails to comply with any of the obligations assumed by virtue of another financing agreement that they have entered into, provided said default is for amounts greater than (i) US$500,000.00 in the case of DRP and/or DRR and (ii) US$1,000,000.00 in the case of any of DRP’s or DRR’s Affiliates, provided that in each case this originates the termination or anticipated expiration of the term for complying with its obligations derived from said agreement.

However, the parties hereby expressly state that in the event of any default in the New Bonds, Existing Bonds and the New Loan, the amounts referred to in the preceding paragraph shall not apply.  It shall be regarded as default (i) if an event of default occurs pursuant to the provisions set forth in the documents that govern said operations, and/or (ii) if any request and/or claim is made for the foreclosure of the guarantees given by DRP under said operations, and/or (iii) the payment or attempt of payment of the guaranteed obligations by DRP under the New Bonds, Existing Bonds and New Loan, without the prior written consent of the Bank’s Majority.

12.7         Invalidity of Security Agreements:  If any of the Security Agreements is rescinded, terminates or ceases (i) to create a valid and complete guarantee on the property subject to this security with the priority granted on it, or (ii) to be in full force an effect for having been declared ineffective and without value by a competent arbitration or jurisdictional entity.

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12.8         Invalidity of Financing Documents:  If any of the Financing Documents ceases to be demandable or executable.

12.9         Government Authorizations:  If any government authorization that DRP may need with respect to this Credit Line Agreement, to the Security Agreements or to the Financing Documents ceases to have full force and effect and provided that would cause a Material Adverse Effect.

12.10       Change in Stock Participation Title Holding:  If DRR ceases to directly or indirectly own 66.66% of its interest in DRP, unless it has the approval of the Banks’ Majority.

12.11       Existence of Liens on the La Oroya Production Unit:  If DRP encumbers, transfers, affects or in any other manner permitted by law, disposes of the mining concessions, the processing concessions, and/or any of the assets that it owns or that are related to, or physically located in the La Oroya Production Unit, except for the Permitted Liens and the disposal of assets referred in Clause 11.11 hereof, including disposal of the Cobriza mine assets.

12.12       Expropriation:  If on a date after the Closing Date, the Peruvian Government should carry out any act that in the reasonable opinion and judgement of the Banks’ Majority, (i) could result in depriving the Banks of any of their rights as creditors under this Credit Line Agreement or the Security Agreements, or (ii) confiscates, expropriates or nationalizes DRP’s ownership or control of the properties matter of this Credit Line Agreement or of the Security Agreements.

12.13       Political Violence:  If on a date after the Closing Date, occurs any act of war (declared or undeclared), civil war, revolution, insurrection or terrorism in the Republic of Peru that has a material adverse effect on DRP’s ability to comply with its obligations under this Credit Line Agreement or the Security Agreements.

12.14       Material Adverse Effect:  If on the date after the signing of this Credit Line Agreement occurs any act or circumstance that, in the Banks’ Majority reasonable judgement and opinion, could have a Material Adverse Effect.

12.15       Material Adverse Change:  If on the date after the signing of this Credit Line Agreement any act or circumstance should occur, which in the Banks’ Majority reasonable judgement and opinion may cause a Material Adverse Change.

12.16       Failure to Comply with the PAMA:  If DRP has failed to comply with any of its obligations assumed by virtue of the PAMA, as amended from time to time, pursuant to the agreements in force, which were entered into with the competent government authorities; except if it involves the final closure of the Cobriza mine or if they have been disclosed to the AGENT pursuant to the provisions set forth in the second paragraph of Clause Eleven, Subclause 11.7 hereof.

The AGENT hereby recognizes that DRP is not fulfilling with the obligations contained in the PAMA corresponding to the Cobriza Mine, since the term of effect of the same has already expired.  In the case of the Cobriza mine, DRP shall abide by the provisions set forth in Supreme Decree No. 022-2002-EM.

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12.17       Failure to Comply with Investments:  If DRP fails to comply with the investment commitments agreed upon with the competent government authorities and does not cure the same in the manner permitted by such authorities.

CLAUSE THIRTEEN:                           CONSEQUENCES OF THE EVENTS OF DEFAULT

13.1         Should any of the Events of Default described in the preceding Clause take place, and provided the term, should there be such a term, to remedy said Event of Default would have expired without DRP having cured it, the AGENT is entitled, provided the Banks’ Majority requests it, to declare this Credit Line Agreement cancelled pursuant to the provisions set forth in Article 1430 of the Civil Code, by means of a written communication served through notarial mean to DRP attaching thereto the statement of the owed balance in accordance with the provisions set forth in Article 132, clause 7 of the General Law of the Financial System and of the Insurance System and Organic Law of the Banking and Insurance Superintendency (Law No. 26702), this agreement shall be understood as having been cancelled without need of any other communication or procedure.  Likewise, the term shall be regarded expired and the immediate payment of the sums owed shall be demanded, in which case the AGENT shall be entitled to execute and/or demand in court the payment of all the sums owed, as well as to execute the guarantees mentioned in Clause Fourteen of this Credit Line Agreement.  A delay by the AGENT and/or the Banks in exercising this right shall not mean in any case whatsoever a presumption of waiver of the same.

13.2         Should the presumption contemplated in the preceding Subclause occur and until the AGENT does not collect all the amounts owed by DRP, the compensatory interest and delayed payment interest will be applicable at the highest rates established by the AGENT and permitted by law.

CLAUSE FOURTEEN:                       GUARANTEES

To guarantee the fulfilment of the obligations assumed under this agreement, DRP hereby binds itself to grant in favor of the AGENT, to the benefit of the Banks, the following guaranties, which shall be governed by their respective contracts:

14.1         Assignment of Rights to Accounts Receivable in favor of the AGENT, to the Benefit of the Banks, originated from the sales obtained from agreements or sale operations of its products and from collections generated from them, provided said accounts receivable are Accounts Receivable from Eligible Buyers, for which purpose DRP shall sign the corresponding Security Agreement.

14.2         First and Preferred Global and Floating Pledge in favor of the AGENT, to the Benefit of the Banks, on the entirety of concentrates (in beds), products in process and end products kept and/or prepared by DRP; for which purpose DRP shall sign the corresponding Security Agreement.

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CLAUSE FIFTEEN:                                       INDEMNITY

By this Clause, DRP binds itself to indemnify the AGENT and its directors, officers and employees (hereafter referred to in this Clause as the Indemnitees for any loss, damage or expense in which any of the Indemnitees suffers or incurs as a result of this Credit Line Agreement, including but not limited to attorneys’ fees and expenses arising from the transaction entered into, unless said damage, loss or expense is a result of negligence or fraud by the Indemnitee.

CLAUSE SIXTEEN:                                    ASSIGNMENTS AND PARTICIPATIONS

DRP, the AGENT and the Banks hereby expressly and irrevocably authorize any Bank to assign the entirety or a part of the contractual position it has in this Credit Line Agreement, in favour of another or of other financial institutions, whether Peruvian or foreign (provided that as a consequence of said assignment the terms and conditions of DRP’s obligations under this Credit Line Agreement are not altered), as well as any other act or operation related to the Credit Line that could be lawfully carried out, in favour of one or more assignees.  In the event that the bank that accepts the assignment or participation, is a bank not domiciled in Peru (a Foreign Bank), said Foreign Bank shall pay any tax levied on the income it shall obtain as a result of the granting of a credit from abroad.

For this purpose, DRP hereby binds itself to sign the necessary documents to carry out the transfers authorized according to the preceding paragraph.

Notwithstanding what is provided hereinabove, Banco de Credito hereby binds itself that in no case whatsoever it shall reduce the amount of its Commitment to a percentage lower than 51% of the total of the committed amounts by the Eligible Banks, unless it assigns its position in this Credit Line Agreement to another top-rank bank, which has been consented to in advance by DRP, whose consent shall not be denied in an unjustified manner.

In the case of assignments or participations related to the issue of letters of credit or bank letters of guaranty, the assignment shall be valid, if and only if, the bank accepting the assignment or participation is a top-rank bank commercially accepted to issue the bank letters of guaranty and the letters of credit.

DRP is not entitled to assign or transfer its contractual position without prior authorization by the AGENT and by all of the Banks’ Majority.

CLAUSE SEVENTEEN:                 AMENDMENT TO THE AGREEMENT

17.1         The parties hereby reserve themselves the right to amend the terms of this Credit Line Agreement at any time they deem convenient.  The amendments introduced shall become effective as of the execution of the contract that will be signed to this end or on the date agreed upon by the parties.  Any amendments to this Credit Line Agreement must be necessarily made by means of a Public Deed, unless they refer to changes of domiciles, facsimile numbers, e-mail addresses and/or authorized persons to make the communications, in which case a communication of any of the aforementioned changes through a notarial letter will suffice.

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17.2         Without prejudice to the aforementioned, any change in the terms and conditions of this Credit Line Agreement that implies:  (i) a reduction or increase in the principal amount; (ii) a reduction or increase in the interest rates, whether compensatory or for delayed payment; (iii) an extension or reduction of the term; (iv) a reduction or increase in the amount of the fees; and (v) any amendment to the Security Agreements, shall require a written approval by all the Eligible Banks participating in the Credit Line.

Any other amendment to the terms and conditions of this Credit Line must have a written approval by the Banks’ Majority.

CLAUSE EIGHTEEN:                            COSTS AND EXPENSES

18.1         DRP hereby binds itself to assume and pay all the costs and expenses originated for the AGENT as a result of the preparation, negotiation and execution of this Credit Line Agreement, including but not limited to attorneys’ fees, due diligence expenses, expenses derived from the AGENT’s participation and/or syndication and fees collected by the Banks in which the Collection Accounts are established as a consequence of this Credit Line Agreement.

18.2         Likewise, DRP hereby binds itself to assume and pay all in and out-of-court expenses that may originate from the collection of the sums that DRP could owe to the Banks and/or the AGENT by virtue of this Credit Line Agreement and/or the enforcement of the Security Agreements.

18.3         Likewise, DRP hereby binds itself to assume and pay the fees and expenses that could be charged to the AGENT by the correspondent banks that participate one way or another in the Letters of Credit issued by the AGENT, referred to in Clause Five hereof.  The AGENT hereby binds itself to hand over to DRP one copy of the evidence of the liquidation(s) that said correspondent Bank(s) shall give to the former, but not the Income Tax that said banks must pay as a result of the income obtained, derived from this Credit Line Agreement.

18.4         Without prejudice to what is stated in the foregoing paragraphs, DRP shall assume all other costs and expenses derived from this Credit Line Agreement, including the Notary’s fees for the recording of this Credit Line Agreement as a Public Deed and the cost of a Testimony and a Simple Copy of the same for the AGENT.

CLAUSE NINETEEN:                            NOTICES

Any notice, request, demand, consent, designation, address, instruction, certificate or other communication that is to be given under this Credit Line Agreement, shall be given in writing or sent by facsimile (with a written confirmation of receipt, which may be made via facsimile) to the address and facsimile number indicated below corresponding to DRP and to the AGENT and when so required by Peruvian Law, to the address of DRP and the AGENT indicated in the introduction to this Credit Line Agreement, or to any other address that is communicated in writing for that purpose by DRP and by the AGENT:

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DRP

Attention:	Messrs. Kenneth Richard Buckley and Henry Eric Peitz
Address:	Av. Víctor Andrés Belaúnde 147, Vía Principal 155,
Centro Empresarial Real - Torre Real 3, Piso 9,
San Isidro
Facsimile:	215-1235
215-1281

AGENT

Attention:	Jorge Luis de los Heros/Indira Palomino
Address:	Centenario 156, Las Laderas de Melgarejo
La Molina
Facsimile:	349-0592

TO THE BANKS:   To the addresses mentioned in the introduction to this Credit Line Agreement.

For the parties to regard the new address valid over the previous one, the new address should be informed of to the other party by means of a written notice no less than fifteen (15) calendar days in advance computed from the date such change in address will take place, expressly stating that said change is referred to the domicile indicated in this document and stating the date as of which the change of domicile will become effective.

CLAUSE TWENTY:                                   THE AGENT AND THE BANKS

20.1         Each one of Banks, hereby irrevocably designates Banco de Crédito del Perú as AGENT for all effects derived from this Credit Line Agreement, and the Financing Documents, and each Bank hereby authorizes the AGENT to execute the actions, exercise the powers and comply with the obligations that correspond to them in accordance with the terms of this Credit Line Agreement.  Consequently, the functions of the AGENT for purposes of the Credit Line shall include (but not be limited to) those that correspond to an AGENT of disbursements, to receive payments from DRP, an AGENT to establish guarantees, to receive documents to be delivered by DRP under the Credit Line Agreement and to execute any measure that the Banks are entitled to under this Credit Line Agreement, among others.  The parties hereby recognize and agree that all notices that have to be given by the Banks to DRP and by DRP to the Banks shall be solely and exclusively made through the AGENT.

Likewise, it is hereby agreed that any notice or communication that DRP will deliver to the AGENT shall be understood as having been delivered to all Banks.  Any information known by the AGENT and the Banks shall be considered as if it would have been communicated or notified by DRP, and in said event DRP shall not incur in default for not having informed of such fact to the AGENT or to the Banks, at the time said information should have been communicated or notified to the AGENT.

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The AGENT’s functions under this Credit Line Agreement and the other Financing Documents imply the execution of certain actions as per the Banks’ instructions and in accordance with the procedures established hereof.  They do not imply a relationship of representation and in any case they are the performance by the AGENT of a mandate without the Banks’ representation.  Hence, the AGENT does not have a fiduciary duty or any type of obligation with the Banks beyond those specified hereof.

20.2         The AGENT is entitled to execute any action it must execute under this Credit Line Agreement or under any Financing Document through agents or representatives.  The AGENT shall not be held liable for the actions of said agents or representatives unless in the selection of such agents or representatives the AGENT incurred in an inexcusable wrongful act or omission.

20.3         The AGENT is entitled to act (or abstain from acting) based on any communication received in accordance to what is stipulated in this Credit Line Agreement and which it reasonably believes to be correct, genuine and executed by the authorized persons.  Any decision that the AGENT shall take for the fulfilment of its duties, must have the approval of the Banks’ Majority, as established in Clause 1.1.  Therefore, any action or forbearance by the AGENT within the framework of this Credit Line Agreement shall be fully justified if it is based on a communication from the Banks’ Majority.  Any action or forbearance adopted by the AGENT based on the vote of a Banks’ Majority shall be mandatory to all Banks.

Notwithstanding, the AGENT is entitled to demand from the Banks certain guarantees or indemnities before taking or refraining from taking any action, under this Credit Line Agreement and under the Financing Documents, in the event it considers that by taking or refraining from taking said action it may incur in responsibilities that are not included in the ambit of his functions as AGENT, and it shall be fully entitled to refuse to exercise or abstain from exercising any action until the Banks give it the aforementioned guarantees or indemnities.

20.4         For purposes of this Credit Line Agreement, it shall be presumed that the AGENT does not know of the occurrence of any default by DRP or of any Event of Default, unless it has received a written communication in this sense from a Bank or from DRP or from any person that is a party in the granting of the Credit Line.  Said communication must be in writing and must specify that it is a notification of a default.

Once the Event of Default is known, the AGENT shall take the action indicated to it by the Banks’ Majority.  Until it receives said instructions, the AGENT may but is not obliged to take or abstain from taking any actions that may be required with respect to said default or Event of Default, insofar as they are prudent and aimed at protecting the Banks’ interests.

20.5         Each Bank hereby declares that any action of forbearance adopted by said Bank and any decision taken shall be on an individual basis and shall be the result of its own analysis of the submitted and evaluated situations and documents.  Each Bank hereby declares that the AGENT has not made any declaration, affirmation, or qualification of any type with respect to the analysis and evaluation that each Bank must make and no Bank’s decision is or shall be based on any declaration, affirmation or information of and furnished by the AGENT, except during the performance of its AGENT’s function of collecting DRP’s documents.

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20.6         The AGENT shall be entitled to participate, in its capacity of Bank, as a Bank in this Credit Line Agreement, for which purpose it shall have all the rights and shall assume all the obligations that correspond to the Banks under the Financing Documents.  In such situation, the term Bank shall include the AGENT in its capacity of Bank and not of AGENT.

20.7         The AGENT is entitled to waive his position and assign its contractual position of AGENT in this Credit Line Agreement.  The Banks and DRP hereby give their irrevocable consent to the AGENT to waive its capacity of AGENT by means of a written notice to the Banks and to DRP no less than twenty (20) days in advance.  However, said waiver shall not go into effect until a new AGENT is designated pursuant to the provisions set forth below in this Credit Line Agreement.

On the date the AGENT indicates its waiver shall go into effect, its functions and responsibilities in his capacity of AGENT shall cease.

The Banks shall choose amongst them the Bank that will hold the position of AGENT.  As of said date, the term AGENT shall refer to the new institution that will take said position.

20.8         The Banks hereby bind themselves to indemnify the AGENT (in its capacity of AGENT and not of Bank) proportionally to their participation in the Credit Line, and to its Subsidiaries and Affiliates, as well as to their respective directors, officers or employees (each one an Indemnity Subject) for any loss, liability, claim, damage or expense (Indemnifying Damages) incurred by any of them as a result of, derived from, or directly or indirectly related to any investigation, law suit or any type of proceeding related to the operations encompassed under this Credit Line Agreement or another Financing Documents, including attorneys’ fees and costs of payments for in or out-of-court transactions, to the extent that said Indemnifying Damages have not been paid by DRP, its subsidiaries or Affiliates.

CLAUSE TWENTY-ONE:                                                     GOVERNING LEGISLATION

This agreement shall be governed in all matters not provided for in this document by the Laws of The Republic of Peru.

CLAUSE TWENTY-TWO:                                                ARBITRATION

22.1         The parties hereby expressly agree that any conflict of controversy that may arise between them as a result of the interpretation or execution of this Credit Line Agreement, including those related to its being null and void or not valid, shall be resolved by means of a de jure arbitration entrusted to an Arbitration Court made up of three members who must necessarily be attorneys at law registered in the Bar Association, which will be held in accordance with the National and International Conciliation and Arbitration Regulation of the Chamber of Commerce of Lima.

22.2         The Arbitration Court will be formed in the following manner:  each one of the parties shall designate one arbitrator and the third will be designated by mutual agreement of the first two arbitrators, who will be the Chairman of the Arbitration Court.

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22.3         The arbitration shall be held in the city of Lima and the duration of the same may not exceed sixty (60) business days counted as of the date of installation of the Arbitration Court until the respective award is issued.

22.4         The Arbitration Award shall be final and unappealable.

22.5         The losing party shall assume the costs caused by the arbitration.

22.6         Should any of the parties decide to appeal for the annulment of the arbitration award before the Judiciary, it must first establish in favor of the opposite part a Bank Letter of Guaranty granted by a first-rank Bank with headquarters in Lima, equivalent to US$50,000.00 (FIFTY THOUSAND AND 00/100 US DOLLARS), which can be executed should that appeal be declared to be groundless in a final sentence.  Said Bank Letter of Guaranty must be in force during the time the promoted process lasts.

Mr. Notary, kindly add the other Clauses required by Law and register this agreement as a Public Deed.

Lima, September 17, 2002

DOE RUN PERÚ S.R.L.	BANCO DE CRÉDITO DEL PERÚ

40

EXHIBIT I
LISTING OF THE BANKS’ COMMITMENTS

BANK	TOTAL COMMITTED
Banco de Crédito del Perú	US$40,000,000.00

41

EXHIBIT II
LISTING OF DRP’S AND DRR’s RESTRICTED SUBSIDIARIES

DRP

Doe Run Development S.A.C.

DRR

Fabricated Products, Inc.

DR Land Holdings, LLC.

Doe Run Cayman, Ltd.

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EXHIBIT III
MODEL DISBURSEMENT REQUEST

Lima,            , 200

Messrs.
BANCO DE CREDITO DEL PERU
Agent of the Banks of the
Credit Line Agreement

AT&T:

Dear Sirs:

By means of this letter, DOE RUN PERU S. R. L., a limited liability company (hereinafter DRP) makes reference to the Credit Line Agreement dated                  , signed by DRP, the Banks referred to therein and Banco de Credito del Peru, in the capacity of Agent (hereinafter the Agent).  The terms in capital letters that are used and not defined in this document shall have the meaning given to them in the Credit Line Agreement.  In this sense, DRP hereby irrevocably notifies that pursuant to  Section [4.3, 5.2 or 5.6] of the Credit Line Agreement, requests a [disbursement, the issue of a letter of credit or the issue of a bank letter of guaranty] in accordance with the provisions set forth in the Credit Line Agreement, and as per the terms indicated below (the Disbursement):

(i)	Disbursement Date:
(ii)	Total Amount of the Disbursement:
(iii)	Maturity Date:
(iv)	Interest Rate:
(v)	Issuing Bank: *
(vi)	Beneficiary: *
(vii)	Concept: **

* For the issue of bank letters of guaranty or letters of credit.
**Solely for the issue of bank letters of guaranty.

DRP hereby certifies that the following statements are true as of this date, and shall be true as at the Disbursement Date.

(A)                              After the Disbursement is made, the total amount used under the Credit Line Agreement shall not exceed the total amount of the Banks’ Commitments, which are listed in Exhibit ( ) of the Credit Line Agreement;

(B)                                DRP has complied with the Precedent Conditions to Make the Disbursement referred to in Clause Nine of the Credit Line Agreement;

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and

(C)                                DRP is complying with all of its obligations assumed by virtue of the Credit Line Agreement and no Event of Default recognized as such in Clause Twelve of the Credit Line Agreement has occurred.

We look forward to hearing from you soon,

Sincerely yours,

DOE RUN PERU S. R. L.

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EXHIBIT IV
MODEL PROMISSORY NOTE

PROMISSORY NOTE

FOR:  US$

DUE AND PAYABLE ON (MATURITY DATE):

For value received, the undersigned promise to pay in a joint and several manner to [                       ] the Bank, or to whomever it may have transferred this Promissory Note, provided said endorsement has been made pursuant to the provisions set forth in the Credit Line Agreement dated                            , the principal amount of US$[                        and 00/100 US DOLLARS)], which sum we have received at our full satisfaction and which we hereby bind ourselves to repay in the same aforementioned currency, on the due and payable date mentioned hereinabove, at the Bank’s office in this city or in the place that this Note will be placed for its collection, together with compensatory interest at the rate equivalent to LIBOR at [30, 60 or 90] days plus 3.5% (three point five per cent) per annum, which it shall accrue during its term of effect.  Likewise, it is hereby estipulated that if we fail to make the payment of the principal and the agreed upon compensatory interest upon the maturity of this Promissory Note, we shall also pay delayed payment interest at a rate equivalent to 3% (three per cent) per annum and we shall refund all expenses, services and applicable taxes, up to the total payment of the aggregate liquidated amount; apart from notary and judicial expenses, and other applicable duties or expenses.

The LIBOR rate at (30,60 or 90) days is the interest rate offered for the same term on deposits in Eurodollars on the London interbanking market, registered daily at 11:00 hr, as it appears on the LIBOR page of the REUTERS information system monitor (adjusted if necessary to the 1/16 of the 1% of the closest higher).  The parties hereby agree and stipulate that the interest rate agreed upon for this loan is of a variable nature as per the LIBOR rate variations.

For Its Payment by Account Charge, pursuant to the provisions set forth in Article 3 of Law No. 27287, kindly order charge to:

Name of the Bank	Type of Account	Account Number or Code

It is hereby expressly accepted that any extension of the maturity date of this Promisory note, whether for its total amount, a lesser or greater amount that the holder may be willing to grant us, which extensions shall only require to be noted on this same document without need to be signed again for its having full force and effect.  The holder is hereby obliged to inform of the extensions that it grants upon simple requirement made by anyone obliged under this Promissory Note, as well as to refrain from making any additional extensions as of the date of the Notary’s

Notice that any of said obliged party may send it pursuant to the provisions set forth in Articles 49.5 and 49.6 of Law No. 27287.

We hereby expressly and irrevocably authorize the Bank, so that upon this Note’s maturity date or at a later date, to pay off this promissory note, by charging or offsetting with the necessary amounts existing in our accounts or with the deposits that we keep in said BANK, disregarding the currency of said accounts, pursuant to Article 132.11 of Law No. 26702.

We hereby submit ourselves to the jurisdiction of the courts of the Judicial District of Lima, establishing as domicile for this effect that indicated at the end of this document, where all notary and judicial proceedings shall be validly served for purposes of its payment.

The accounts, deposits, property or securities that we may have in any currency in the BANK, or in any of its subsidiaries or affiliates, may be destined to the total or partial payment of this Promissory Note, its interest, principal and/or other obligations established in this Note; and said property is encumbered as top priority guaranty, with the ability to directly apply or sell it, or, in the case of goods other than money, to the best bidder, free of any responsibility for the price obtained pursuant to Article 1069 of the Civil Code.

Lima, , 2002

Company Name:	DOE RUN PERÚ S.R.L.
Taxpayer Registration Card No.:	20376303811
Ardes:	Victor Andrés Belaúnde 147, Via Principal 155, Centro
Empresarial Real – Torre Real 3, piso 9, San Isidro, Lima.
Representatives:	[ ], identified with [ ]
Information on
registration of powers of attorney:	[ ]

2

Extended for US$ due and payable on , pursuant to the terms of this document.	Extended for US$ due and payable on , pursuant to the terms of this document.	Extended for US$ due and payable on , pursuant to the terms of this document.

Date:	Date:	Date:

BANCO DE CREDITO DEL PERU	BANCO DE CREDITO DEL PERU	BANCO DE CREDITO DEL PERU

Extended for US$ due and payable on , pursuant to the terms of this document.	Extended for US$ due and payable on , pursuant to the terms of this document.	Extended for US$ due and payable on , pursuant to the terms of this document.

Date:	Date:	Date:

BANCO DE CREDITO DEL PERU	BANCO DE CREDITO DEL PERU	BANCO DE CREDITO DEL PERU

Extended for US$ due and payable on , pursuant to the terms of this document.	Extended for US$ due and payable on , pursuant to the terms of this document.	Extended for US$ due and payable on , pursuant to the terms of this document.

Date:	Date:	Date:

BANCO DE CREDITO DEL PERU	BANCO DE CREDITO DEL PERU	BANCO DE CREDITO DEL PERU

3

EXHIBIT V

LISTING OF TAX PROCEEDINGS

Docket No.	Petition	Jurisdiction	Subject Matter	Challenged Amount
3744-2001	Appeal	Tax Court	Real Estate Tax corresponding to fiscal years 1998, 1999 and 2000, concerning various real estate property in Santa Rosa de Sacco.	S/. 1,323,135

4

EXHIBIT VI

LIST OF BUSINESS OPERATIONS ENTERED INTO WITH AFFILIATES

1.	Hedging Services Contract entered between Doe Run Peru SRL. and The Doe Run Resources Corporation, dated November 1, 2000, as amended from time to time.

2.	International Sales Agency Services Contract entered between Doe Run Peru SRL. and The Doe Run Resources Corporation, dated November 1, 2000, as amended from time to time.

3.	Subordinated Loan (Subordinated Promissory Note) granted by The Doe Run Resources Corporation in favour of Doe Run Peru SRL., of an amount of US$139,062,500.00, dated September 12, 2002.

4.	Guarantee granted by Doe Run Peru SRL. regarding one or more Senior Loans in the amount of US$35,500,000.00, in favour of The Doe Run Resources Corporation.

5.	Guarantee granted by Doe Run Peru SRL to the New Bonds and Existing Bonds issued b The Doe Run Resources Corporation.

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EXHIBIT VII

[LEGAL OPINIONS FORMATS]

(DRR’s legal counsels)

September    , 2002

Banco de Credito del Perú as agent for the Lenders

Calle Centenario No. 156

Las Laderas de Melgarejo

La Molina, Lima, Peru

and each of the Lenders party to the Credit Agreement referred to below

Re:          $58,000,000 Working Capital Line of Credit

Ladies and Gentlemen:

We have acted as special New York counsel to Doe Run Perú S.R.L., a sociedad de responsibilidad limitada organized under the laws of Peru (the “Company”), in connection with that certain Contrato de Línea de Crédito en Moneda Extranjera, dated as of September     , 2002 (the “Credit Agreement”), among the Company, as borrower, Banco de Credito de Perú, as agent to the Lenders referred to below (in such capacity, the “Agent”), and each of the lenders from time to time party to the Credit Agreement (each a “Lender” and collectively, the “Lenders”) in favor of the Company in an aggregate principal amount not to exceed $58,000,000.  Capitalized terms used herein but not defined herein have the respective meanings given to them in the English language translation of the Credit Agreement referred to below.  We are rendering this opinion letter to you at the request of the Company pursuant to Section 11.25 of the Credit Agreement.

In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the English language translation of the following documents relating to the Credit Agreement referred to herein; the English language translation of the Global and Floating Pledge Agreement and the English language translation of the Accounts Receivable Assignment of Rights Agreement, and such certificates, corporate and public records, agreements and instruments and other documents, including, among other things, the documents delivered on the date hereof, as we have deemed appropriate as a basis for the opinions expressed below.  In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed.  As to any facts material to such opinions that were not known to us, we have relied upon statements and representations of officers and other representatives of the Company and of The Doe Run Resources Corporation, a New York corporation (“DRR”), and of

6

public officials.  Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company and DRR and others in connection with the preparation and delivery of this letter.

In particular, we have examined and relied upon copies of:

1.                                       An English language translation, provided to us by the Company, of the Credit Agreement;

2.                                       A Subordinated Promissory Note, dated September 12, 2002, made by the Company in favor of DRR in the original principal amount of [US$139,062,500.00 (the “Subordinated Note”) which is governed by the laws of the State of New York;

3.                                       An execution copy of the Indenture, dated as of                    , 2002 (the “New Bonds Indenture”), among DRR, as issuer, the guarantors named therein, and State Street Bank and Trust Company, as trustee, in respect of the New Bonds;

4.                                       An execution copy of the Credit Agreement, dated as of                 ,     , 2002 (the “Regiment Credit Agreement”), among DRR, as borrower, the lenders from time to time parties thereto, and State Street Bank and Trust Company, as agent for such lenders, and the Company as a Guarantor; and

5.                                       The Guarantee and Security Agreement, dated as of                        2002, executed for the benefit of the lenders under the Regiment Credit Agreement.

We have assumed (i) that all parties to all documents, agreements and instruments referenced herein are validly existing and in good standing in their respective jurisdictions of organization, (ii) that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, and that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and (iii) (other than with respect to the Holders and Regiment Lenders referenced in numbered paragraphs 1 and 2 below) that such documents, agreements and instruments are valid, binding and enforceable obligations of such parties.

We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York.

Based upon and subject to the foregoing, and subject to the assumptions, limitations and exceptions hereinafter set forth, we are of the opinion that:

1.             Section [           ] of the New Bonds Indenture constitutes a legal, valid and binding agreement of the Holders (as defined in the Indenture) of New Bonds, enforceable against such Holders in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether

7

enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations and provisions (a) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of setoff or (b) relating to submission to jurisdiction, venue or service of process, may be limited by applicable law or considerations of public policy.

2.             Section             of the Guarantee and Security Agreement constitutes a legal, valid and binding agreement of the lenders under the Regiment Credit Agreement (the “Regiment Lenders”), enforceable against such lenders in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations and provisions (a) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of setoff or (b) relating to submission to jurisdiction, venue or service of process, may be limited by applicable law or considerations of public policy.

We express no opinion as to the effect of the compliance or noncompliance with any federal or state laws or regulations applicable to the Agent, the Lenders, the Holders of the New Bonds or the Regiment Lenders or their affiliates because of their legal or regulatory status or the nature of their businesses.

Our opinions in paragraphs 1 and 2 regarding the legality, validity, binding effect and enforceability of the referenced provisions of the New Bonds Indenture and the Regiment Credit Agreement mean that, subject to the other qualifications herein set forth, one or more remedies for which provision is made in such provisions of the New Bonds Indenture and the Regiment Credit Agreement, as applicable, will be available to the Lenders in the event of a material default by the Company thereunder, which will permit the practical realization of the material benefits intended to be provided thereby.  However, these opinions do not mean that any particular remedy for which provision is made in such provisions of the New Bonds Indenture and the Regiment Credit Agreement will be available to the Lenders upon a material default, or that every provision of such provisions of the New Bonds Indenture and the Regiment Credit Agreement will be upheld or enforced in any particular circumstance by a court.

We are furnishing this opinion letter to you solely for your benefit in connection with the transactions referred to herein.  This opinion letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or entity or for any other purpose without our prior written consent, except that (a) a copy of this opinion letter may be delivered by the Lenders to those financial institutions who are participants in the financing arrangements of the Lenders with the Company, or are assignees of the Lenders, which institutions may rely hereon as if the same were addressed and had been delivered to them and (b) a copy of this opinion may be delivered to your regulators, accountants, attorneys and other professional advisors and may be used in connection with any legal or regulatory proceeding relating to the subject matter of this opinion.  In addition, we disclaim any obligation to update this opinion for changes in fact or law, or otherwise.

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Very truly yours,

(DRP’s legal counsels)

September [  ], 2002

Mr.

BANCO DE CREDITO DEL PERU

Calle Centenario 156,

La Molina, Lima 12 – Perú.-

Dear Mr. Bayly:

We render this opinion in our condition of legal advisors of Doe Run Peru S.R.L. (DRP), and pursuant to Section 11.25 of the “Credit Line Contract” dated (September , 2002) entered into between DRP, Banco de Credito del Peru (the “Agent”) and Syndicated Banks (the “Banks”).

In rendering this opinion, we have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purpose of this opinion.  Upon the basis of such examination, it is our opinion that:

1.                                       DRP:  (i) is a duly organized and validly existing limited liability company in good standing under the laws of jurisdiction of its incorporation; (ii) has the corporate power and is allowed by Peruvian Legislation to own its property and assets and to transact the business in which it is engaged and presently proposes to engage; and (iii) is duly qualified and is authorized or licensed to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications, except for failures to be so qualified which, individually or in the aggregate, could not reasonably be excepted to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of DRP.

2.                                       DRP has the full corporate power, authority and legal right to execute, deliver and perform the terms and provisions of each of the Credit Line Documents (this definition includes (i) the Credit Line Contract, (ii) the Accounts Receivable Assignment of Rights Agreement, dated [September    , 2002] entered into between DRP and the Agent, for the benefit of the Banks, and (iii) the Global and Floating Pledge Agreement, dated [September    , 2002], entered into between DRP and the Agent, for the benefit of the Banks) and has also taken all necessary corporate action to authorize the execution, delivery and performance by it of each of the Credit Line Documents.  Each of the Credit Line Documents will constitute DRP’s legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency or similar laws generally affecting creditors rights.

3.                                       Neither the execution, delivery or performance by DRP of any of the Credit Line Documents nor compliance by it with the terms and provisions thereof (i) will violate any

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provision of the incorporation or bylaws of DRP or (ii) will conflict with or result in any breach of any of the terms, covenants, conditions and provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of DRP pursuant to the terms of any mortgage, credit agreement, loan agreement or any material agreement, contract or instrument to which DRP is a party or by which it or any of its property or assets is bound or to which it may be subject, except for (i) Permitted Liens under de Credit Line Contract, or (ii) any lien that could not reasonably be excepted to have a material adverse effect.

4.                                       No approval, consent, authorization, license, or validation of, or filing, recording or registration with, or exemption by, any governmental or public entity or authority, or any subdivision thereof, is required to authorize, or is required in connection with (i) the execution, delivery and performance of any Credit Line Documents or, (ii) the legality, validity, binding effect or enforceability of any Credit Line Documents, except for the filing of the Global and Floating Pledge Agreement, which has to be recorded in the Public Registry.

5.                                       There are no actions, suits or proceedings pending or, to the best of our knowledge, threatened (i) with respect to any Credit Line Documents, or (ii) with respect to any material indebtedness of DRP, which in any case reasonably be expected to have material adverse effect in the business operations, property, assets, liabilities, condition (financial or otherwise) or prospects of DRP, except for those disclosed by DRP to the Agent before to the Closing Date.

6.                                       The provisions of the Accounts Receivable Assignment of Rights Agreement and the Global and Floating Pledge Agreement (the Security Documents) are effective to create in favor of the Banks a legal, valid an enforceable security interest in all right, title and interest of DRP in the collateral described therein, and each Security Documents creates a perfected lien on, and security interest in, all right, title and interest of DRP, in all of such collateral.  Except for the tiling of the Global and Floating Pledge Agreement in the Public Registry, no recordings are required under the laws of the Republic of Peru in order to perfect (or maintain the perfection or priority of) the security interests created under each of the Security Documents.

7.                                       DRP is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental entities, in respect of the conduct of its business and the ownership of its property, except such non compliances as could not individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of DRP.

8.                                       DRP is in compliance with the PAMA, except for Cobriza’s PAMA that has expired.  Notwithstanding, Cobriza mine will be subject to Supreme Decree N° 022-2002-EM.

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9.                                       According with the laws of the Republic of Peru, there are not foreign exchange regulations to be complied by DRP in order to make any payment under any Credit Line Contract.

10.                                 DRP’s obligation under the Credit Line Contract and the Security Documents are subject to civil and commercial law under the laws of the Republic of Peru, and the execution, delivery and performance by DRP of the Credit Line Contract, and the Security Documents constitute private and commercial acts.  DRP is permitted from performing its obligations under the Credit Line Contract, or the Security Documents under the laws of the Republic of Peru.

11.                                 Neither DRP nor any of its property has any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or any legal process under the laws of the Republic of Peru.  To the extent that DRP or its respective property may have or may hereafter become entitled to any such right of immunity DRP has effectively waived such right as provided in Section 10.13 of the Credit Line Contract.

12.                                 There is no tax levy, impost, deduction, charge or withholding imposed by the Republic of Peru or any political subdivision or tax authority thereof or therein either (i) on or by virtue of the execution or delivery or enforcement of the Credit Line Contract, or any other Credit Line Document or (ii) on any payment to be made by DRP pursuant to the Credit Line Contract, or any other Credit Line Document, except for the Value Added Tax (“IGV”) applicable to the Commissions.  DRP is permitted to make all payments pursuant to the Credit Line Contract and the Security Documents free and clear of all taxes, levies, imposts, deductions, charges or withholding imposed, levied or made by or in the Republic of Peru or any political subdivision or tax authority thereof or therein, except for the Value Added Tax (“IGV”) applicable.

13.                                 The Credit Line Contract and the Security Documents are in proper legal form under the laws of the Republic of Peru for the enforcement thereof against DRP under the laws of the Republic of Peru.

14.                                 The laws of the Republic of Peru do not provide for any central or local filing or recording in the Republic of Peru to perfect or evidence the security interest created by the Security Documents, except for the filing of the Global and Floating Pledge Agreement, which has to be recorded in the Public Registry.

In providing the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than those of the Republic of Peru.

Very truly yours,

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CLAUSE ONE:	DEFINITIONS
CLAUSE TWO:	BACKGROUND
CLAUSE THREE:	OBJECT OF THE CONTRACT
CLAUSE FOUR:	TERMS AND CONDITIONS OF THE REVOLVING CREDIT LINE REFERRED TO IN CLAUSE THREE, SUBCLAUSE 3.2.1 HEREOF
CLAUSE FIVE:	TERMS AND CONDITIONS OF THE INDIRECT CREDIT LINE REFERRED TO IN CLAUSE THREE, SUBCLAUSE 3.2.2 HEREOF.
CLAUSE SIX:	PAYMENT OF THE CREDIT LINE
CLAUSE SEVEN:	FEES
CLAUSE EIGHT:	PRECEDENT CONDITIONS FOR THE CLOSING DATE
CLAUSE NINE:	PRECEDENT CONDITIONS TO MAKE THE DISBURSEMENTS
CLAUSE TEN:	REPRESENTATIONS AND WARRANTIES
CLAUSE ELEVEN:	DRP’S OBLIGATIONS
CLAUSE TWELVE:	EVENTS OF DEFAULT
CLAUSE THIRTEEN:	CONSEQUENCES OF THE EVENTS OF DEFAULT
CLAUSE FOURTEEN:	GUARANTEES
CLAUSE FIFTEEN:	INDEMNITY
CLAUSE SIXTEEN:	ASSIGNMENTS AND PARTICIPATIONS
CLAUSE SEVENTEEN:	AMENDMENT TO THE AGREEMENT
CLAUSE EIGHTEEN:	COSTS AND EXPENSES
CLAUSE NINETEEN:	NOTICES
CLAUSE TWENTY:	THE AGENT AND THE BANKS
CLAUSE TWENTY-ONE:	GOVERNING LEGISLATION
CLAUSE TWENTY-TWO:	ARBITRATION

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